                                                                    Exhibit 99.1

                  INDEPENDENT AUDITORS' REPORT
                  ----------------------------


The Board of Directors and Stockholders
Americold Corporation:

     We have audited the consolidated balance sheets of Americold Corporation as of the last day of February 1996 and 1997, and the related consolidated statements of operations, common stockholders' deficit and cash flows for each of the years in the three-year period ended the last day of February 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Americold Corporation as of the last day of February 1996 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended the last day of February 1997, in conformity with generally accepted accounting principles.


                     /s/  KPMG Peat Marwick LLP

Portland, Oregon
May 2, 1997

                      AMERICOLD CORPORATION

                   Consolidated Balance Sheets

               Last day of February 1996 and 1997

                (In Thousands, Except Share Data)


                       Assets                                                 1996       1997
                       ------                                                 ----       ----

Current assets:
  Cash and cash equivalents                                                $  20,857  $  13,702
  Trade receivables, less allowance for doubtful accounts
    of $218 and $396, respectively                                            25,461     27,560
  Other receivables                                                            3,512      3,138
  Prepaid expenses                                                             4,286      3,828
  Tax refund receivable                                                        3,336      2,636
  Other current assets                                                           845        891
                                                                           ---------    -------

      Total current assets                                                    58,297     51,755

Net property, plant and equipment                                            375,851    384,484
Cost in excess of net assets acquired, less accumulated
  amortization of $22,138 and $24,644, respectively                           77,255     74,749
Debt issuance costs, less accumulated amortization
  of $3,987 and $5,168, respectively                                           6,627     11,041
Other noncurrent assets                                                        8,962      9,005











                                                                            --------   --------



        Total assets                                                       $ 526,992  $ 531,034
                                                                           =========  =========

See accompanying notes to consolidated financial statements.



      Liabilities, Preferred Stock and Common Stockholders' Deficit           1996       1997
      -------------------------------------------------------------           ----       ----

Current liabilities:
  Accounts payable                                                          $  11,363   $  16,116
  Accrued interest                                                             19,056      18,466
  Accrued expenses                                                             11,604      13,660
  Deferred revenue                                                              5,707       5,555
  Current maturities of long-term debt                                          2,732       5,229
  Other current liabilities                                                     4,630       5,259
                                                                            ---------   ---------
      Total current liabilities                                                55,092      64,285

Long-term debt, less current maturities                                       461,667     465,834
Deferred income taxes                                                         102,041      98,524
Other noncurrent liabilities                                                    9,861      10,347
                                                                            ---------   ---------

      Total liabilities                                                       628,661     638,990
                                                                            ---------   ---------

Preferred stock, Series A, $100 par value.  Authorized 1,000,000
  shares; issued and outstanding 52,936 shares                                  5,771       5,753
                                                                            ---------   ---------

Common stockholders' deficit:
  Common stock, $.01 par value.  Authorized 10,000,000 shares; issued
    and outstanding 4,931,194 and 4,995,556 shares, respectively                   49          50
  Additional paid-in capital                                                   50,173      51,182
  Retained deficit                                                           (157,345)   (164,580)
  Adjustment for minimum pension liability                                       (317)       (361)
                                                                            ---------   ---------

      Total common stockholders' deficit                                     (107,440)   (113,709)

Commitments and contingencies                                               ---------   ---------

      Total liabilities, preferred stock and common stockholders' deficit   $ 526,992   $ 531,034
                                                                            =========    =========

                      AMERICOLD CORPORATION

              Consolidated Statements of Operations

      Years ended last day of February 1995, 1996 and 1997

              (In Thousands, Except Per Share Data)



                                                                       1995       1996       1997
                                                                       ----       ----       ----

Net sales                                                            $ 215,207   $ 279,788   $ 310,767
                                                                     ---------   ---------   ---------

Operating expenses:
  Cost of sales                                                        138,132     194,936     228,762
  Amortization of cost in excess of net assets acquired                  2,535       2,773       2,506
  Selling and administrative expenses                                   25,955      28,525      31,142
  Employee stock ownership plan expense                                    750         750         500
                                                                     ---------   ---------   ---------

      Total operating expenses                                         167,372     226,984     262,910
                                                                     ---------   ---------   ---------

      Gross operating margin                                            47,835      52,804      47,857
                                                                     ---------   ---------   ---------

Other income (expense):
  Interest income                                                        1,870       1,199         932
  Interest expense                                                     (55,344)    (56,610)    (56,678)
  Amortization of debt issuance costs                                   (1,276)       (964)     (1,185)
  Gain on insurance settlement                                          16,953           -           -
  Reorganization expenses                                                    -      (7,344)       (771)
  Other, net                                                               753        (591)        701
                                                                     ---------   ---------   ---------
      Total other expense                                              (37,044)    (64,310)    (57,001)
                                                                     ---------   ---------   ---------

      Income (loss) before income taxes and extraordinary item          10,791     (11,506)     (9,144)

Provision (benefit) for income taxes                                     5,227      (3,426)     (2,604)
                                                                     ---------   ---------   ---------

      Income (loss) before extraordinary item                            5,564      (8,080)     (6,540)

Extraordinary item, net of income tax benefit of $1,158                      -      (1,794)          -
                                                                     ---------   ---------   ---------

      Net income (loss)                                              $   5,564   $  (9,874)  $  (6,540)
                                                                     =========   =========   =========

Income (loss) per share:
  Income (loss) before extraordinary item                            $    1.00  $   (1.80)   $   (1.46)
  Extraordinary item                                                         -       (.37)           -
                                                                     ---------   ---------   ---------

      Net income (loss) per common share                             $    1.00   $  (2.17)   $   (1.46)
                                                                     =========   =========   =========

Weighted average number of shares outstanding                            4,864       4,867       4,952
                                                                     =========   =========   =========


See accompanying notes to consolidated financial statements.

                      AMERICOLD CORPORATION

     Consolidated Statements of Common Stockholders' Deficit

      Years ended last day of February 1995, 1996 and 1997

                (In Thousands, Except Share Data)


                                                                                   Adjustment
                                                                                       for
                                                         Additional                  minimum   Total common
                                                Common     paid-in     Retained      pension   stockholders'
                                                 stock     capital      deficit    liability      deficit
                                                 -----     -------      -------    ---------      -------


Balance last day of February 1994              $     49    $ 49,082    $(151,653)    $    (55)   $(102,577)

Purchase of common stock (3,065 shares)               -         (60)           -            -          (60)
11.5% preferred stock dividend                        -           -         (190)           -         (190)
Undeclared cumulative preferred stock dividend        -           -         (496)           -         (496)
Adjustment for minimum pension liability              -           -            -           12           12
Net income                                            -           -        5,564            -        5,564
                                               --------    --------     --------     --------     --------

Balance last day of February 1995                    49      49,022     (146,775)         (43)     (97,747)

Issuance of common stock (26,685 shares)              -         436            -            -          436
13.5% preferred stock dividend                        -         715         (219)           -          496
Undeclared cumulative preferred stock dividend        -           -         (477)           -         (477)
Adjustment for minimum pension liability              -           -            -         (274)        (274)
Net loss                                              -           -       (9,874)           -       (9,874)
                                               --------    --------     --------     --------     --------

Balance last day of February 1996                    49      50,173     (157,345)        (317)    (107,440)

Issuance of common stock (64,362 shares)              1       1,009            -            -        1,010
13.5% preferred stock dividend                        -           -         (237)           -         (237)
Undeclared cumulative preferred stock dividend        -           -         (458)           -         (458)
Adjustment for minimum pension liability              -           -            -          (44)         (44)
Net loss                                              -           -       (6,540)           -       (6,540)
                                              ---------    --------     --------     --------     --------

Balance last day of February 1997              $     50    $ 51,182    $(164,580)    $   (361)   $(113,709)
                                               ========    ========     ========     ========     ========



See accompanying notes to consolidated financial statements.

                      AMERICOLD CORPORATION

              Consolidated Statements of Cash Flows

      Years ended last day of February 1995, 1996 and 1997

                         (In Thousands)



                                                                       1995       1996       1997
                                                                       ----       ----       ----

Cash flows from operating activities:
  Net income (loss)                                                 $   5,564   $  (9,874)   $  (6,540)
  Adjustments to reconcile net income (loss) to net
    cash provided by operating activities:
      Depreciation                                                     20,140     19,682        20,697
      Amortization of cost in excess of net assets acquired             2,535      2,773         2,506
      Amortization of debt issuance costs                               1,276        964         1,185
      Amortization of original issue discount                           1,369        430             -
      Gain (loss) on sale of assets                                      (286)      (555)           25
      Gain on insurance settlement                                    (16,953)         -             -
      Other amortization                                                  302        570           570
      Write-off of unamortized issuance costs                               -        962             -
      Write-off of original issuance discount                               -      1,989             -
      Write-off of long-term investment                                     -        750             -
      Change in assets and liabilities:
        Receivables                                                    (6,952)    (6,358)       (1,725)
        Prepaid expenses                                               (1,268)       954           458
        Tax refund receivable                                           1,012     (3,057)          700
        Other current assets                                              (67)      (150)          (46)
        Accounts payable                                                 1,291      4,622        4,753
        Accrued interest                                                   349      1,373         (590)
        Accrued expenses                                                 3,833        259        2,806
        Deferred revenue                                                 1,142       (207)        (152)
        Other current liabilities                                       (1,032)       718          629
        Deferred income taxes                                            1,540     (4,057)      (3,517)
        Other noncurrent liabilities                                    (1,111)       772       (2,901)
                                                                      --------    -------     --------

          Net cash provided by operating activities                     12,684     12,560       18,858
                                                                      --------    -------     --------


See accompanying notes to consolidated financial statements.

                      AMERICOLD CORPORATION

                         (In Thousands)


                                                                       1995       1996       1997
                                                                       ----       ----       ----

Cash flows from investing activities:
  Proceeds from sale of assets                                      $   1,105   $    6,169    $   1,658
  Expenditures for property, plant and equipment                      (13,203)     (34,183)     (33,634)
  Purchase of long-term investment                                       (447)           -            -
  Proceeds from insurance policies                                     26,343            -            -
  Expenditures for logistics software                                  (1,650)        (230)         (56)
  Other items, net                                                        287          646          943
                                                                    ---------     --------    ---------
        Net cash provided (used) by investing activities               12,435      (27,598)     (31,089)
                                                                    ---------     --------    ---------

Cash flows from financing activities:
  Principal payments under capital lease and other
    debt obligations                                                   (2,087)      (2,752)      (2,425)
  Proceeds from mortgage                                               13,475            -       15,222
  Retirement of note and mortgage                                      (9,044)           -      (11,376)
  Proceeds from sale of senior subordinated notes                           -            -      120,000
  Retirement of senior subordinated debentures                              -            -     (115,000)
  Retirement of mortgage bonds                                              -      (10,000)           -
  Release of escrow funds                                               2,714       20,083        4,820
  Deposit of escrow funds                                                   -       (4,768)           -
  Debt issuance costs                                                    (846)        (269)      (5,668)
  Purchase of treasury stock                                              (60)           -            -
  Issuance of stock                                                         -          438          218
  Preferred stock dividend                                                  -            -         (715)
                                                                    ---------    ---------    ---------
          Net cash provided by financing activities                     4,152        2,732        5,076
                                                                    ---------    ---------    ---------

          Net increase (decrease) in cash and cash equivalents         29,271      (12,306)      (7,155)

Cash and cash equivalents at beginning of year                          3,892       33,163       20,857
                                                                    ---------    ---------    ---------
Cash and cash equivalents at end of year                            $  33,163   $   20,857    $  13,702
                                                                    =========   ==========    =========

Supplemental disclosure of cash flow information:
  Cash paid during the year for interest, net of
    amounts capitalized                                             $  53,626   $   54,806    $  57,268
  Cash paid during the year for income taxes                            2,675        2,531           58
Supplemental schedule of noncash investing and
  financing activities:
    Capital lease obligations incurred to lease new
      equipment                                                         1,120          844          243
    Sale proceeds placed in escrow                                      1,483          450        5,334
    Exchange of senior subordinated debentures                              -      115,000            -
    Employee stock ownership plan contribution made
      with common stock                                                     -            -          750




See accompanying notes to consolidated financial statements

                      AMERICOLD CORPORATION

           Notes to Consolidated Financial Statements

               Last day of February 1996 and 1997



(1)  Summary of Significant Accounting Policies
     ------------------------------------------

     Accounting policies and methods of their application that significantly affect the determination of financial position, cash flows and results of operations are as follows:


     (a)  Business Description
          --------------------

     Americold Corporation (the "Company") provides integrated logistics services for the frozen food industry consisting of warehousing and transportation management. These services are provided through the Company's network of 49 refrigerated warehouses and its refrigerated transportation management unit. The Company has a wholly-owned warehousing subsidiary, Americold Services Corporation.

     In addition, the Company operates a limestone quarry. This business is not significant to the Company as a whole and is not required to be reported as a separate industry segment.


     (b)  Principles of Consolidation
          ---------------------------

     The consolidated financial statements include the accounts of Americold Corporation and its wholly-owned subsidiary. All significant intercompany transactions, profits and balances have been eliminated.


     (c)  Property, Plant and Equipment
          -----------------------------

     Property, plant and equipment are stated at cost.
     Depreciation is generally provided on the straight-line method over the estimated useful lives of the respective assets ranging from 3 to 45 years for financial reporting purposes and on accelerated methods for income tax purposes where possible. Property held under capital leases (at capitalized value) is amortized on the straight-line method over its estimated useful life, limited generally by the lease period. The amortization of the property held under capital leases is included with depreciation expense. Estimated remaining useful lives are reviewed periodically for reasonableness and any necessary change is generally effected at the beginning of the accounting period in which the revision is adopted.

     Maintenance and repairs are expensed in the year incurred;
     major renewals and betterments of equipment and refrigeration facilities are capitalized and depreciated over the remaining life of the asset.


     (d)  Cost in Excess of Net Assets Acquired
          -------------------------------------

     On December 24, 1986, all the outstanding capital stock of the Company was acquired by a private group consisting of affiliates of Kelso & Company, Inc., certain institutional investors and certain key employees and members of the Company's management. The acquisition of the Company was accounted for as a purchase. An allocation of the purchase price was made to the acquired assets and liabilities based on their estimated fair market values at the date of acquisition. The unallocated purchase price is the Company's estimate of goodwill associated with the acquisition and is being amortized using the straight-line method over a period of 40 years.

     The Company assesses the recoverability of the goodwill by determining whether the amortization of the goodwill balance over its remaining useful life can be recovered through projected undiscounted future net income. The amount of goodwill impairment, if any, is measured based on projected discounted future net income using a discount rate reflecting the Company's current average cost of funds.



     (e)  Debt Issuance Costs
          -------------------

     Debt issuance costs incurred are amortized over the term of the related debt.


     (f)  Income Taxes
          ------------

     Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.


     (g)  Management Estimates and Assumptions
          ------------------------------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


     (h)  Revenue Recognition
          -------------------

     The Company's revenues are primarily derived from services provided to customers in both handling and storing frozen products and from freight services. Handling and storage revenue is based primarily upon the total weight of frozen product received into and held in storage and is recognized as earned, not as billed. Differences between revenue earned and revenue billed are recorded as deferred revenue.
     Approximately 50% of the handling revenue is deferred until the customer's products are released. The freight services revenues and direct costs are recognized upon delivery of freight.

     (i)  Income (Loss) Per Share
          -----------------------

     Income (loss) per common share is computed by dividing net income (loss) less preferred dividend requirements, by the weighted average of common shares outstanding.


     (j)  Major Customers
          ---------------

     Consolidated net sales to H. J. Heinz Company and subsidiaries amounted to approximately $45.5 million, $108.1 million and $149.9 million in the years ended the last day of February
     1995, 1996 and 1997, respectively. No other customer accounted for 10% or more of consolidated net sales.


     (k)  Cash and Cash Equivalents
          -------------------------

     All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents. There were cash equivalents of $15.4 million and $10.0 million as of the last day of February 1996 and 1997, respectively.


     (l)  New Accounting Standards
          ------------------------

     Effective March 1, 1996, the Company adopted Financial Accounting Standard Board Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." This statement generally requires assessment of recoverability of an asset after events or circumstances that indicate an impairment to the asset and its future cash flows. Any impairment loss would be recognized as a one-time charge to earnings affecting results of operations, but would not affect the cash flow of the Company. There was no impairment loss to report upon adoption.

     Effective March 1, 1996, the Company adopted Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"). SFAS No. 123 requires that, except for transactions with employees that are within the scope of Accounting Principles Board Opinion No. 25 ("APB No. 25"), all transactions in which goods or services are the consideration received for the issuance of equity instruments are to be accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. However, it also allows an entity to continue to measure compensation costs for those plans using the intrinsic value based method of accounting prescribed by APB No. 25. Entities electing to follow the accounting methods of APB No. 25 must make pro forma disclosures of net income and, if presented, earnings per share, as if the fair value method of accounting defined in SFAS No. 123 had been applied.

     Pro forma disclosures required for entities that elect to continue to measure compensation cost using APB No. 25 must include the effects of all awards granted in fiscal years that begin after December 15, 1994. The Company has elected to continue using APB No. 25 and make the necessary SFAS No. 123 pro forma disclosures.

     The Company has not implemented the requirements of Financial Accounting Standards Board Statement of Financial Accounting
     Standards No. 128, "Earnings Per Share" ("SFAS No. 128"), although it will be required to do so for fiscal years beginning March 1, 1997 and thereafter.

     This Statement establishes a different method of computing net income per share than is currently required under the provisions of Accounting Principles Board Opinion No. 15. Under SFAS No. 128, the Company will be required to present both basic net income per share and diluted net income per share. The Company estimates that the adoption of SFAS No. 128 will not have a material impact on its income per share.



(2)  Net Property, Plant and Equipment
     ---------------------------------

     Net property, plant and equipment consists of the following
     (in thousands):

                                                   Last day
                                                  of February
                                                  -----------
                                                 1996     1997
                                                 ----     ----

     Land                                     $ 31,911  $ 35,038
     Refrigerated facilities, buildings
       and land improvements                   450,402   467,496
     Machinery and equipment                    67,661    74,599
                                               -------   -------
                                               549,974   577,133

     Less accumulated depreciation             174,123   192,649
                                               -------   -------
                                              $375,851  $384,484
                                               =======   =======


(3)  Other Noncurrent Assets
     -----------------------

     Other noncurrent assets consist of the following (in thousands):

                                                     Last day
                                                    of February
                                                    -----------
                                                  1996     1997
                                                  ----     ----
     Restricted funds held by trustee          $  5,037  $  5,407
     Real estate owned                              300       300
     Security deposits                              261       261
     Other                                        3,364     3,037
                                                -------   -------

                                               $  8,962  $  9,005
                                                =======   =======

(4)  Leases
     ------

     Assets under capital leases are included in net property, plant and equipment and consist of the following (in thousands):

                                                    Last day
                                                   of February
                                                   -----------
                                                  1996     1997
                                                  ----     ----

     Refrigerated facilities,
       buildings and land improvements         $  7,075  $  7,075
     Machinery and equipment                      4,635     3,124
                                                -------   -------
                                                 11,710    10,199
     Less accumulated depreciation                4,108     3,368
                                                -------   -------

                                               $  7,602  $  6,831
                                                =======   =======


     Future minimum lease payments under noncancelable leases for years ended after the last day of February 1997 are as follows (in thousands):

       Year ending the last               Capital    Operating
         day of February                  leases      leases
       --------------------               -------    ---------

             1998                         $  4,013    $  6,298
             1999                              782       5,348
             2000                              590       4,290
             2001                              509       3,211
             2002                              350       3,072
             Thereafter                        742      20,540
                                           -------     -------

       Total minimum lease payments       $  6,986    $ 42,759
                                                       =======

       Less amounts representing
         interest                            1,235
                                           -------

       Present value of net minimum
         lease payments                   $  5,751
                                           =======

     Included in expenses for the years ended the last day of February 1995, 1996 and 1997 are approximately $9.5 million,
     $7.7 million and $7.2 million, respectively, of rental expense net of sublease rentals for operating leases.

     The Company has arranged for up to $25.0 million in lease financing of which approximately $17.7 million was used as of the last day of February 1997.

     In November 1996, the Company entered into a sale/leaseback transaction of its Pasco, Washington facility. Of the approximately $6.8 million of net proceeds, the Company received approximately $1.5 million at closing and the remaining $5.3 million was placed in escrow with the Trustee under the indenture governing the Company's first mortgage bonds. The Company has until November 1997 to substitute the unencumbered property for the total amount of cash, or any portion thereof, held in escrow. Any escrowed funds remaining after the one year period will be used to repurchase outstanding mortgage bonds. The deferred gain resulting from the sale/leaseback transaction of approximately $2.7 million is being amortized over the approximate ten year life of the lease.


(5)  Accrued Expenses
     ----------------

     Accrued expenses consist of the following (in thousands):

                                                   Last day
                                                  of February
                                                  -----------
                                                 1996     1997
                                                 ----     ----

     Accrued payroll                         $   3,565  $   3,747
     Accrued vacation pay                        2,462      2,831
     Accrued taxes                               1,022      1,163
     Accrued employee stock ownership
       plan contribution                           750        500
     Other                                       3,805      5,419
                                               -------   --------

                                             $  11,604  $  13,660
                                              ========   ========



(6)  Other Current Liabilities
     -------------------------

     Other current liabilities consist of the following (in thousands):

                                                  Last day
                                                 of February
                                                 -----------
                                                1996     1997
                                                ----     ----

     Workers' compensation                   $     991  $     693
     Pension                                     1,100      2,110
     Other                                       2,539      2,456
                                              --------    -------

                                             $   4,630  $   5,259
                                              ========    =======


(7)  Long-term Debt
     --------------

     Long-term debt consists of the following (in thousands):

                                                   Last day
                                                  of February
                                                  -----------
                                                 1996     1997
                                                 ----     ----

     Capital lease obligations (9.3% and
       9.1% weighted average interest
       rate, respectively)                     $  6,720  $   5,751
     Senior subordinated debentures - 15%
       fixed, due May 1, 2007                   115,000          -
     Senior subordinated notes - 12.875%
       fixed, due May 1, 2008.  Interest
       rate may increase by 1% effective
       November 1, 1997                               -    120,000
     First mortgage bonds, Series A - 11.45%
       fixed, due June 30, 2002, interest
       payments only to January 1, 1999 with
       principal amortization commencing
       July 1, 1999                             140,000    140,000
     First mortgage bonds, Series B - 11.5%
       fixed, due March 1, 2005, interest
       payments only to September 1, 2003
       with a mandatory sinking fund payment
       of $88,125 on March 1, 2004              176,250    176,250
     Mortgage notes payable - various
       interest rates ranging from 8.6% to
       13.6% requiring monthly principal and
       interest payments with maturities
       ranging from 2006 to 2017                 26,429     29,062
                                                -------    -------
                                                464,399    471,063
     Less current maturities of long-term
       debt                                       2,732      5,229
                                                -------    -------

                                              $ 461,667  $ 465,834
                                               ========   =========


     The Company has issued first mortgage bonds and the bonds are secured by mortgages or deeds of trust on 31 of the Company's facilities. The Company entered into an indenture in connection with the issuance of the first mortgage bonds which, like the Company's revolving credit agreement with the Company's primary bank, requires the Company to meet certain affirmative and restrictive covenants. Significant restrictive items include, among others, limitations on additional indebtedness, liens, dividends, capital expenditures, asset dispositions, lease commitments and investments. Also, certain "pro forma debt service" ratios and senior debt to net worth ratios must be maintained. At February 28, 1997, the Company was in compliance with all such covenants.

     The Company was notified in December 1996 that the Metropolitan Life Insurance Company (the "Met") sold its entire $140 million holdings of the Company's Series A, 11.45% First Mortgage Bonds. As a result of such transaction, the Second Amended and Restated Investment Agreement, dated May 5, 1995, between the Met and the Company, which included certain financial covenants and other restrictive covenants, was terminated.

     On April 9, 1996, the Company sold $120.0 million aggregate principal amount of the Company's 12.875% Notes. The interest rate on the 12.875% Notes can be increased from 12.875% to 13.875% if the 12.875% Notes are not rated "B3 or higher" by Moody's Investor Services, and "B- or higher" by Standard & Poor's, by November 1, 1997. The 12.875% Notes have been rated "B-" by Standard & Poor's since they were issued, and as of February 28, 1997, "Caa" by Moody's Investor Services.

     The available amount under the Company's revolving credit agreement was $23.1 million as of the last day of February
     1997, of which $8.7 million of letters of credit were outstanding. No cash borrowings were outstanding at February 28, 1997.

     As of the last day of February 1997, aggregate annual maturities of long-term debt are as follows (in thousands):

          Year ended the last
            day of February
          -------------------

                 1998                             $   5,229
                 1999                                 2,463
                 2000                                32,502
                 2001                                38,642
                 2002                                38,282
                 Thereafter                         353,945
                                                    -------

                                                  $ 471,063
                                                   ========


(8)  Employee Benefit Plans
     ----------------------

     (a)  Defined Benefit Pension Plans
          -----------------------------

     The Company has defined benefit pension plans which cover substantially all employees, other than union employees covered by union pension plans under collective bargaining agreements. Benefits under these plans are based on years of credited service and compensation during the years preceding retirement or on years of credited service and established monthly benefit levels.

     Pension expense for all plans, including plans jointly administered by industry and union representatives, totaled $1.4 million, $1.7 million and $1.9 million for years ended the last day of February 1995, 1996 and 1997, respectively. Actuarial valuations for defined benefit plans are performed as of the end of the plan year. The most recent actuarial valuations are as of the last day of February 1997.

     The funded status of the Company's defined benefit pension plans and the accrued pension expense amounts recognized in the Company's consolidated financial statements within other noncurrent liabilities, as of the last day of February 1996 and 1997, are as follows (in thousands):


                                                      Last day of                      Last day of
                                                     February 1996                    February 1997
                                              ---------------------------      --------------------------
                                              Plans with      Plans with       Plans with     Plans with
                                               assets in      accumulated       assets in     accumulated
                                               excess of      benefits in       excess of     benefits in
                                              accumulated      excess of       accumulated     excess of
                                                benefits        assets           benefits       assets
                                                --------        ------           --------       ------

Actuarial present value of benefit
  obligations:
    Accumulated benefit obligations:
    Vested benefits                             $  19,902    $   7,382       $  19,805        $   7,740
    Nonvested benefits                                220          128             947              316
                                                 --------     --------        --------         --------
                                                   20,122        7,510          20,752            8,056

  Effect of assumed future
    compensation increases                          3,808            -           4,379                -
                                                 --------     --------        --------         --------

      Projected benefit obligations
        for services rendered to date              23,930        7,510          25,131            8,056

Plan assets at fair value                          20,644        6,005          22,227            6,659
                                                 --------     --------        --------         --------

      Projected benefit obligations in excess
        of plan assets                              3,286        1,505           2,904            1,397

Unrecognized prior service cost                      (119)        (108)            (85)            (101)
Unrecognized net gain (loss) from past
  experience different from that assumed
  and effects of changes in assumptions             1,323         (317)          1,277             (361)
                                                 --------     --------        --------         --------

      Accrued pension liability                  $  4,490     $  1,080       $   4,096        $     935
                                                 ========     ========       =========        =========


     Net periodic pension expense for the years ended the last day of February 1995, 1996 and 1997 includes the following components (in thousands):

                                         Last day of February
                                        1995     1996     1997
                                        ----     ----     ----

     Service cost - benefits earned
       during the period             $  1,107  $  1,165  $  1,186
     Interest cost on projected
       benefit obligation               2,121     2,293     2,431
     Actual return on plan assets      (2,554)   (4,301)   (2,826)
     Net amortization and deferral       (143)    1,541       109
                                     --------  --------  --------

                                     $    531  $    698  $    900
                                     ========  ========  ========




     Actuarial assumptions used for determining pension liabilities were:

                                         Last day of February
                                         1995     1996     1997
                                         ----     ----     ----
     Discount rate for interest
       cost                              8.5%     8.0%     8.0%
     Rate of increase in future
       compensation levels               4.0%     4.0%     4.0%
     Expected long-term rate of
       return on plan assets            10.5%    10.5%    10.5%


     Plan assets are assigned to several investment management companies and are invested in various equity and fixed fund investments in accordance with the Company's investment policy.


     (b)  Employee Stock Ownership Plan
          -----------------------------

     The Company established an employee stock ownership plan, effective March 1, 1987, which is intended to provide qualifying employees an equity interest in the Company, as well as potential retirement benefits. The trust established under the plan is designed to invest primarily in the Company's stock. Contributions by the Company, in the form of common or preferred stock of the Company, or cash, or a combination thereof, may be made to the trustee on behalf of eligible participants for each plan year as determined by the Company's Board of Directors. Participating employees with vested benefits, upon retirement or termination, have the option of retaining the stock or selling it back to the Company at its fair market value.


     (c)  Postretirement Benefits Other Than Pensions
          -------------------------------------------

     In addition to providing retirement benefits, the Company provides certain health care and life insurance benefits for retired employees. These benefits are provided to substantially all employees other than certain union employees who have elected not to participate.

     The total of accumulated postretirement benefits obligation
     (APBO), which is an unfunded obligation, is as follows:

                                        Last day of February
                                       1995     1996     1997
                                       ----     ----     ----

     Retirees                       $  2,314  $  2,375  $  2,618
     Active employees                  1,511     1,832     2,209
                                    --------  --------  --------

                                    $  3,825  $  4,207  $  4,827
                                    ========  ========  ========

     The components of net periodic postretirement expense for the years ended the last day of February are as follows (in thousands):

                                       1995     1996     1997
                                       ----     ----     ----

     Service cost benefits earned
       in period                    $    104  $    114  $    123
     Interest cost on APBO               313       334       383
     Amortization of unamortized
       prior service cost                (22)      (22)       (8)
                                     -------   -------   -------
                                    $    395  $    426  $    498
                                     =======   =======   =======

     The discount rate used to determine the APBO and net periodic expense as of February 28, 1995 was 9.0%, and as of February
     29, 1996 and February 28, 1997 was 8.5%.

     For fiscal 1997, an 11% increase in the medical cost trend rate was assumed. This rate is projected to decrease incrementally to 5.5% after nine years. A 1% increase in the medical trend rate would increase the APBO by $0.2 million and increase the net periodic expense by a negligible amount.



9.   Common Stockholders' Deficit
     ---------------------------

     The Company has reserved 300,000 shares of common stock for issuance under a stock option plan established in 1987. Under the plan, options are granted by the Compensation Committee of the Board of Directors to purchase common stock at a price not less than 85% of the fair market value on the date the option is granted.

     Stock options outstanding and transactions involving the stock option plan are summarized for the years ended the last day of February as follows:


                                      1995                            1996                         1997
                                 -------------------           --------------------          -----------------
                                            Weighted                      Weighted                    Weighted
                                            Average                       Average                     Average
                                            Exercise                      Exercise                    Exercise
                                Shares       Price             Shares      Price             Shares    Price
                                ------       -----             ------      -----             ------    -----

Outstanding at beginning
  of year                      257,934      $16.06            253,795     $16.17            249,656    $15.45

Granted                              -           -                  -          -            160,000     12.30

Exercised                            -           -                  -          -            (21,748)    10.00

Cancelled                            -           -                  -          -           (160,000)    19.77

Forfeited                       (4,139)      10.00             (4,139)     10.00             (2,760)    10.00

                               --------      -----           --------      -----           --------     -----

Outstanding at end of year     253,795      $16.17            249,656     $16.26            225,148    $11.63
                               =======       =====            =======      =====            =======     =====

Options exercisable at
  year end                     185,795      $14.57            213,656     $15.45             65,148    $10.00
                               =======       =====            =======      =====            =======     =====

Weighted average grant date
  fair value of options granted
  during the year                           $    0                        $    0                       $ 2.67
                                             =====                         =====                        =====


     The Company has computed the value of all options granted during fiscal 1997 using the minimum value method as prescribed under SFAS No. 123 for pro forma disclosure purposes. The following weighted average assumptions were used for the grants made in fiscal 1997: risk free interest rate at 6.875%; expected life of ten years; and dividend rate of zero percent.

     The total value of options granted during fiscal 1997 was computed at $428,000. The options granted in fiscal 1997 have a five-year vesting schedule and compensation will be amortized on a pro forma basis over that period.

     The options granted in fiscal 1997 had not vested as of the last day of February 1997 and therefore there would be no compensation cost in the current year under the pro forma disclosure provisions of SFAS No. 123.

     The effects of applying SFAS No. 123 in the pro forma disclosure are not indicative of future amounts.

     As of February 28, 1997, options for 225,148 shares were outstanding with exercise prices between $10.00 and $12.30, and a remaining weighted average contractual life of 6.7 years.




10.  Preferred Stock
     ---------------

     The Company has contributed shares of its Series A, variable rate, cumulative preferred stock to the Americold Employee Stock Ownership Plan (ESOP). The preferred stock is redeemable by participants of the plan. As of the last day of February 1996 and 1997, dividends not declared on the Company's cumulative preferred stock total approximately $477,000 and $458,000, respectively.


11.  Income Taxes
     ------------

     The provision (benefit) for income taxes consists of the following (in thousands):

                                      1995     1996     1997
                                      ----     ----     ----

     Federal:
       Current                     $  2,867  $      -  $    250
       Deferred                       1,494    (2,858)   (2,422)
                                   --------  --------  --------
                                      4,361    (2,858)   (2,172)
                                   --------  --------  --------

     State:
       Current                          820         -       112
       Deferred                          46      (568)     (544)
                                   --------  --------  --------

                                   $  5,227  $ (3,426) $ (2,604)

                                   ========  ========  ========


     Following is a reconciliation of the difference between income taxes computed at the federal statutory rate and the provision for income taxes (in thousands):


                                      1995     1996     1997
                                      ----     ----     ----

     Computed income tax expense
       (benefit) at federal
       statutory rate               $  3,777  $ (4,027) $ (3,200)
     State and local income taxes,
       net of federal income tax
       benefits                          563      (369)     (280)
     Amortization of cost in
       excess of net assets
       acquired                          887       970       876

                                    --------  --------  --------

                                    $  5,227  $ (3,426) $ (2,604)
                                    ========  ========  ========


     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the related amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities as of the last day of February 1996 and 1997 are as follows (in thousands):

                                                1996      1997
                                                ----      ----
     Deferred tax liabilities:
       Property, plant and equipment, due to
         differences in depreciation and
         prior accounting treatment          $(110,574)  $(109,099)
                                              --------    ---------

     Deferred tax assets:
       Receivables, due to allowance for
         doubtful accounts                          86         155
       Employee compensation and other
         benefits                                1,879       3,605
       Capital leases, net                       1,714       1,617
       Postretirement benefits other than
         pensions, due to accrual for
         financial reporting purposes            1,650       1,794
       Alternative minimum tax credit
         carryforwards                           2,865       3,192
       Other, net                                1,659       1,532
                                             ---------   ---------

           Total deferred tax assets             9,853      11,895
                                             ---------   ---------

           Net deferred tax liability
             before valuation allowance       (100,721)    (97,204)

     Deferred tax asset valuation allowance     (1,320)     (1,320)

                                             ---------   ---------

                                             $(102,041)  $ (98,524)
                                             =========   =========

     The valuation allowance for deferred tax assets as of March 1, 1995 was $1.3 million. The valuation allowance is required to reduce the amount of deferred tax assets to an amount which will more likely than not be realized.

     At February 28, 1997, the Company has an alternative minimum tax credit carryforward of approximately $3.2 million available to offset future regular taxes in excess of future alternative minimum taxes.


12.  Extraordinary Item
     ------------------

     In conjunction with the exchange of the senior subordinated debentures and the repurchase of the $10.0 million of first mortgage bonds in fiscal 1996, as discussed in note 15, unamortized original issue discount of approximately $2.0 million and unamortized issuance costs of approximately $1.0 million were written off, resulting in an extraordinary loss, net of taxes, of approximately $1.8 million.



13.  Disclosures About The Fair Value of Financial Instruments
     ---------------------------------------------------------

     Cash, Trade Receivables, Other Receivables, Accounts Payable
     and Accrued Expenses
     ------------------------------------------------------------

     The carrying amount of these items approximates fair value because of the short maturity of these instruments.


     Long-Term Debt
     --------------

     The fair values of each of the Company's long-term debt instruments are based on (a) the amount of future cash flows associated with each instrument discounted using the Company's current borrowing rate for similar debt instruments of comparable maturity; (b) in the case of the first mortgage bonds - Series B and senior subordinated notes, market price; or (c) in the case of the first mortgage bonds - Series A, at par, because there is not a market for such securities (in thousands).

                                            As of the last day
                                             of February 1997
                                            ------------------
                                                      Estimated
                                                         fair
                                            Carrying    market
                                             amount     value
                                             ------     ------

     Senior subordinated notes             $120,000    $124,500
     First mortgage bonds - Series A        140,000     140,000
     First mortgage bonds - Series B        176,250     185,063
     Mortgage notes payable                  29,062      29,062


     Limitations
     -----------
     Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.


14.  Gain on Insurance Settlement
     ----------------------------

     Gain on insurance settlement of approximately $17.0 million relates to the Company's settlement of its first party claims with its insurance carriers for business interruption, property damage and out-of-pocket expenses with respect to the December 1991 fire at the Company's Kansas City, Kansas warehouse facility. No previous income recognition was determinable until the Company had settled all of the lawsuits and claims related to the fire.


15.  Plan of Reorganization Under Chapter 11
     ---------------------------------------

     On May 9, 1995, the Company filed a prepackaged plan of reorganization (the "Plan") under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Oregon (the "Court"). The principal purpose of the Plan was to reduce the Company's short-term cash requirements with respect to payments due on its subordinated indebtedness and to adjust certain restrictive financial covenants and certain other provisions contained in the Amended and Restated Investment Agreement, dated March 2, 1993, between the Company and the Met. On June 19, 1995, the Court approved the Company's Disclosure Statement dated April 14, 1995 and the Company's solicitation of votes to accept or reject the Plan, and confirmed the Plan. On June 30, 1995, the Plan became effective.

     In connection with the Plan, the Company rejected certain lease agreements relating to four warehouse facilities at Watsonville, Oakland and San Francisco, California; and Chicago, Illinois. In February 1996, the Company settled all lease rejection issues with the lessor of three properties located in Watsonville, Oakland and San Francisco, California. Such settlement did not involve the payment of any damages by the Company. In September 1996, the Company settled all lease rejection issues with the lessor of the Chicago, Illinois property. Such settlement, representing one year's rent recovery by the lessor as provided by the Bankruptcy Code, required a payment of approximately $0.4 million.

     The Company has expensed the settlement payment and related professional fees and all professional fees and similar expenditures incurred related to the prepackaged bankruptcy as "reorganization expenses."

INDEPENDENT AUDITORS' REPORT


To the Stockholders and Board of Directors
Americold Corporation:


We have audited the accompanying consolidated balance sheet of Americold Corporation as of October 31, 1997, and the related consolidated statements of operations and of cash flows for the eight months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Americold Corporation at October 31, 1997, and the results of its operations and its cash flows for the eight months then ended in conformity with generally accepted accounting principles.



/s/ Deloitte & Touche LLP

Portland, Oregon
April 23, 1998

AMERICOLD CORPORATION

CONSOLIDATED BALANCE SHEET
OCTOBER 31, 1997

                                                                                        October 31,
ASSETS                                                                                      1997

CURRENT ASSETS:
  Cash and cash equivalents                                                            $ 10,517,000
  Trade accounts receivable, less allowance for doubtful
    accounts of $398,000                                                                 31,611,000
  Other current assets                                                                    6,052,000
  Refundable income taxes                                                                 2,670,000
  Deferred tax assets                                                                     3,734,000
                                                                                       ------------
           Total current assets                                                         54,584,000
                                                                                       ------------

PROPERTY, PLANT, AND EQUIPMENT:
  Land                                                                                   34,910,000
  Buildings and improvements                                                            455,012,000
  Machinery and equipment                                                                72,483,000
  Construction-in-progress                                                                4,807,000
  Other depreciable assets                                                                2,571,000
                                                                                       ------------
                                                                                        569,783,000
  Less accumulated depreciation                                                        (202,366,000)
                                                                                       ------------

           Property, plant, and equipment, net                                         367,417,000
                                                                                       ------------

CAPITALIZED LEASES:
  Refrigerated warehouse facilities                                                       7,075,000
  Equipment                                                                               2,495,000
  Less accumulated depreciation                                                          (3,338,000)
                                                                                       ------------
           Capitalized leases, net                                                        6,232,000
                                                                                       ------------

OTHER ASSETS:
  Excess of costs over estimated fair value of net assets acquired, less
    accumulated amortization of $26,315,000                                              73,078,000
  Restricted funds held by trustee                                                        5,426,000
  Debt issuance costs, less accumulated amortization of
    $2,971,000                                                                            9,254,000
  Other                                                                                   3,643,000
                                                                                       ------------
           Total other assets                                                            91,401,000
                                                                                       ------------
                                                                                       $519,634,000
                                                                                       ============

                                                                     (Continued)

AMERICOLD CORPORATION

CONSOLIDATED BALANCE SHEET
OCTOBER 31, 1997


                                                                                        October 31,
LIABILITIES AND STOCKHOLDERS' EQUITY                                                        1997

CURRENT LIABILITIES:
  Accounts payable and accrued expenses                                                $ 33,424,000
  Accrued interest                                                                       11,297,000
  Due to Vornado Crescent Portland Partnership                                          127,445,000
  Deferred revenue                                                                        6,415,000
  Current portion of:
    Long-term debt                                                                        1,792,000
    Capitalized lease obligations                                                         3,424,000
  Other current liabilities                                                               5,097,000
                                                                                       ------------
           Total current liabilities                                                    188,894,000

LONG-TERM DEBT - Less current portion                                                   342,422,000

CAPITALIZED LEASE OBLIGATIONS - Less current portion                                      1,759,000

DEFERRED TAX LIABILITIES                                                                 95,790,000
OTHER LIABILITIES                                                                        10,802,000

PREFERRED STOCK, Series A, $100 par value, authorized 1,000,000 shares; issued
  and outstanding 46,798                                                                  4,680,000

STOCKHOLDERS' EQUITY:
  Common stock; par value $.01 per share; 10,000,000 shares authorized; issued
    and outstanding 5,037,823                                                                51,000

  Additional paid-in capital                                                             51,869,000
  Accumulated deficit                                                                  (176,272,000)
  Accumulated other comprehensive loss - adjustment for minimum
    pension liability                                                                      (361,000)
                                                                                       ------------
           Total stockholders' equity                                                  (124,713,000)
                                                                                       ------------
                                                                                       $519,634,000
                                                                                       ============


See notes to consolidated financial statements.                     (Concluded)

AMERICOLD CORPORATION

CONSOLIDATED STATEMENT OF OPERATIONS
EIGHT MONTHS ENDED OCTOBER 31, 1997


                                                                   October 31,
                                                                       1997
NET SALES                                                         $203,788,000
                                                                  ------------
OPERATING EXPENSES:
  Cost of services                                                 142,859,000
  General and administrative                                        19,967,000
  Depreciation and amortization                                     16,997,000
                                                                  ------------
           Total operating expenses                                179,823,000
                                                                  ------------
TOTAL OPERATING INCOME                                              23,965,000
                                                                  ------------
OTHER INCOME (EXPENSE):
  Interest expense                                                 (36,999,000)
  Interest income                                                      642,000
  Miscellaneous income                                               1,882,000
                                                                  ------------
           Total other expense                                     (34,475,000)
                                                                  ------------
NET LOSS BEFORE INCOME TAX BENEFIT
  AND EXTRAORDINARY ITEM                                           (10,510,000)

INCOME TAX BENEFIT                                                   3,467,000
                                                                  ------------
LOSS BEFORE EXTRAORDINARY
  ITEM                                                              (7,043,000)

EXTRAORDINARY ITEM, Net of income
  tax benefit of $3,001,000                                         (4,649,000)
                                                                  ------------
NET LOSS                                                          $(11,692,000)
                                                                  ============


See notes to consolidated financial statements.

AMERICOLD CORPORATION

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
EIGHT MONTHS ENDED OCTOBER 31, 1997


                                                                                   Accumulated
                                                                                      Other
                                                                                  Comprehensive
                                                                                      Loss-
                                                  Common Stock        Additional     Minimum
                                                                        Paid-in       Pension      Accumulated
                                               Shares      Amount       Capital      Liability        Deficit           Total
BALANCE, FEBRUARY 28, 1997                   4,995,556   $  50,000   $  51,182,000   $(361,000)   $(164,580,000)   $(113,709,000)

Stock options exercised                          3,449        --            34,000        --               --             34,000

ESOP dividend                                   38,818       1,000         653,000        --               --            654,000

COMPREHENSIVE LOSS:

Net loss                                          --          --              --          --        (11,692,000)     (11,692,000)

Adjustment for minimum pension liability          --          --              --          --               --               --
                                             ---------   ---------   -------------   ---------    -------------    -------------
                                                  --          --              --          --        (11,692,000)     (11,692,000)
                                             ---------   ---------   -------------   ---------    -------------    -------------
BALANCE, OCTOBER 31, 1997                    5,037,823   $  51,000   $  51,869,000   $(361,000)   $(176,272,000)   $(124,713,000)
                                             =========   =========   =============   =========    =============    =============


See notes to consolidated financial statements.

AMERICOLD CORPORATION

CONSOLIDATED STATEMENT OF CASH FLOWS
EIGHT MONTHS ENDED OCTOBER 31, 1997

                                                                     October 31,
                                                                         1997
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                         $ (11,692,000)
  Adjustments to reconcile net income to net cash
    used in operating activities:
      Depreciation and amortization                                   16,997,000
      Gain on disposal of assets                                        (874,000)
      Partnership loss                                                  (262,000)
      Deferred income taxes                                           (6,469,000)
      Deferred revenues                                                  860,000
      Changes in assets and liabilities:
        Trade accounts receivable                                     (4,051,000)
        Other current assets                                           5,454,000
        Accounts payable and accrued expenses                          4,107,000
        Other liabilities                                                294,000
        Refundable income taxes                                          (34,000)
        Accrued interest                                              (7,169,000)
        Write-off of unamortized debt issuance costs                   1,656,000
        Write-off of long-term investment                                      -
                                                                   -------------
           Net cash used in operating activities                      (1,183,000)
                                                                   -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property, plant, and equipment                         (7,615,000)
  Proceeds from disposals of property, plant,
    and equipment                                                      1,619,000
  Investment in Partnership                                             (250,000)
  Other                                                                  139,000
                                                                   -------------
           Net cash used in investing activities                      (6,107,000)
                                                                   =============

                                                                     (Continued)

AMERICOLD CORPORATION

CONSOLIDATED STATEMENT OF CASH FLOWS
EIGHT MONTHS ENDED OCTOBER 31, 1997

                                                                     October 31,
                                                                         1997
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on long-term debt and capital lease
    obligations                                                     $ (1,666,000)
  Due to Vornado Crescent Portland Partnership                       127,445,000
  Dividends paid                                                        (459,000)
  Debt issuance costs                                                   (811,000)
  Proceeds from borrowings                                            20,000,000
  Retirement of long-term debt                                      (140,000,000)
  Repurchase of outstanding preferred stock                           (1,073,000)
  Release of escrow funds                                                167,000
  Interest on escrow funds                                              (186,000)
  ESOP dividend                                                          654,000
  Stock options exercised                                                 34,000
                                                                    ------------
           Net cash provided by financing activities                   4,105,000
                                                                    ------------
NET DECREASE IN CASH AND CASH
  EQUIVALENTS                                                         (3,185,000)

CASH AND CASH EQUIVALENTS, BEGINNING
  OF PERIOD                                                           13,702,000
                                                                    ------------
CASH AND CASH EQUIVALENTS, END
  OF PERIOD                                                         $ 10,517,000
                                                                    ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION -
    Cash paid during the year for:
    Interest, net of amounts capitalized                            $ 44,168,000
    Income taxes paid                                                     34,000

See notes to consolidated financial statements.                      (Concluded)

AMERICOLD CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
EIGHT MONTHS ENDED OCTOBER 31, 1997


1.    BASIS OF PRESENTATION AND SUBSEQUENT EVENT

      On October 31, 1997, Americold Corporation (the "Company") was acquired by an entity controlled by Vornado Realty Trust. As a result of concurrent related transactions, the Company was acquired by Vornado/Crescent Portland Partnership (the "Partnership"), a joint venture owned by Vornado Realty Trust and Crescent Real Estate Equity Company. These financial statements present the financial position and results of operations of the Company on the historical cost basis for the eight-month period immediately prior to the sale of the Company.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Americold Services Corporation. All significant intercompany accounts and transactions have been eliminated in consolidation. The Company operates and manages public refrigerated warehouses in the continental United States. The Company operates as one reportable segment.

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Depreciation and amortization are computed on the straight-line method over the estimated remaining useful lives of the respective assets, which are generally 30 years for buildings, 20 years for building improvements, and 7 years for machinery and equipment. Depreciation and amortization begin the month in which the asset is placed into service. For federal income tax purposes, accelerated depreciation methods and shorter lives are utilized.

      Loan closing costs are capitalized and amortized over the term of the loan to which they apply.

      Lease agreements are classified as capital or operating in accordance with Statement of Financial Accounting Standards ("SFAS") No. 13, Accounting for Leases, including subsequent amendments and interpretations. Capitalized leases are recorded at the lower of the present value of future lease payments or the fair market value of the property. Capitalized leases are depreciated on a straight-line basis over the lease terms for real estate and the estimated asset life or lease term for equipment, whichever is shorter.

      The Company charges construction costs with interest on borrowed funds during the construction period of major facilities. This interest is subsequently charged to operations through depreciation over the life of capitalized property. Capitalized interest totaled $121,000 for the eight months ended October 31, 1997.

      The Company defines "cash and cash equivalents" as all unrestricted cash and highly liquid investments with an original maturity of three months or less.

      Revenues include storage and handling fees and management fees for locations managed on behalf of third parties. Costs related to managed facilities are included in operating expenses.

      The Company charges customers for certain storage and handling in advance, but defers the related revenue until it has been earned.

      The Company records deferred income taxes for the difference in the bases of assets and liabilities for tax and financial statement purposes at the enacted rates in effect in the years that the differences are expected to reverse.

      The Company evaluates possible impairment of noncurrent assets and recognition of impairment losses whenever circumstances indicate that the carrying value of such assets may be less than their fair values.

2.    INVESTMENT IN PARTNERSHIP

      The Company is a partner with an unrelated third party (collectively the "Partnership") for the purpose of operating a public refrigerated warehouse in Park Rapids, Minnesota. The investment is accounted for using the equity method.

      The Company is entitled to 50% of the Partnership's earnings. Included in revenues is $262,000 representing the Company's equity in the earnings of the Partnership for the eight-month period ended October 31, 1997.

3.    LONG-TERM DEBT

                                           October 31,
                                              1997
First Mortgage bonds, Series B            $176,250,000
Senior subordinated notes                  120,000,000
Mortgage notes payable                      27,964,000
Bridge loan                                 20,000,000
                                          ------------
                                           344,214,000
Less current portion                        (1,792,000)
                                          ------------
                                          $342,422,000
                                          ============

      The Company had a credit agreement with Goldman Sachs Mortgage Company which allows the Company to borrow up to $379,600,000. The credit agreement is secured by the facilities of the Company. The Company had borrowed $20,000,000 as of October 31, 1997 and subsequently the Company borrowed an additional amount of $331,876,000, the proceeds of which were used to pay the First Mortgage bonds, Series B, and the senior subordinated notes. The interest rate under the agreement is based on the monthly LIBOR rate which was 7.22% as of October 31, 1997. The agreement was scheduled to mature on April 30, 1998.

      On April 23, 1998, the Company borrowed $297,000,000 under a long-term mortgage note. Proceeds of this borrowing were used primarily to repay the bridge loan. The note is secured by mortgages on certain of the Company's properties with an aggregate carrying value of approximately $510,000,000 and a property transferred to it from an affiliate with an aggregate carrying value of approximately $11,000,000 at December 31, 1997. The debt is repayable in equal monthly installments based on a 25-year amortization schedule beginning in May 1998. At the Company's option, the loan may be repaid at any time on or after April 11, 2008 without penalty. This loan bears interest at approximately 7% until April 2008, at which time the interest rate will be adjusted to approximately 9%.

      The Company has classified as a current liability the amount of its new mortgage debt that is payable during 1998. The Company has classified the remaining balance of its debt outstanding at October 31, 1997 as a long-term liability based on its demonstrated ability to refinance that debt.

      Under the terms of the Company's April 1998 borrowings, the Company's cash receipts and certain disbursements will be controlled by the servicer of the mortgage loan. Accordingly, the Company expects that certain of its cash balances will be classified as restricted cash during the time that the debt remains outstanding.

      The mortgage notes payable have interest rates ranging from 8.6% to 13.6% and require monthly principal and interest payments with maturities ranging from 2006 to 2017. The aggregate mortgage note payments as of December 31, 1997 are $1,824,000 in 1998, $2,011,000 in 1999, $2,177,000
      in 2000, $2,028,000 in 2001, $2,103,000 in 2002, and $17,536,000
      thereafter.

      In October 1997, the Partnership advanced cash to the Company which was used to call and repay the First Mortgage bonds, Series A. In connection with this early termination, the Company wrote off unamortized original issue discounts of $5,994,000 and unamortized issuance costs of $1,656,000 resulting in an extraordinary loss, net of taxes, of $4,649,000.

4.    COMMITMENTS AND CONTINGENCIES

      The Company has both capital and operating lease agreements for refrigerated warehouse facilities and equipment. The Company pays taxes, insurance, and maintenance costs on substantially all of the leased property. Lease terms generally range from 5 to 20 years with renewal or purchase options.

      As of December 31, 1997, future minimum lease payments under these leases are as follows:


                                         Refrigerated Warehouse
                                        Facilities and Equipment               Headquarters
                                                                                 Facility            Total
                                         Capitalized         Operating           Operating         Operating
    Year Ended December 31,                 Leases              Leases             Lease             Leases

1998                                    $  3,554,000        $ 5,517,000        $   281,000        $ 5,798,000
1999                                         614,000          4,397,000            281,000          4,678,000
2000                                         515,000          3,083,000            281,000          3,364,000
2001                                         392,000          2,836,000            281,000          3,117,000
2002                                         169,000          2,808,000            210,000          3,018,000
Thereafter                                   611,000         13,118,000                  -         13,118,000
                                        ------------        -----------        -----------        -----------
Total minimum obligations                  5,855,000        $31,759,000        $ 1,334,000        $33,093,000
                                                            ===========        ===========        ===========
Less interest portion                        815,000
                                        ------------
Present value of net
  minimum payments                         5,040,000

Less current portion                       3,424,000
                                        ------------
Capital lease obligations,
  long-term portion                     $  1,616,000
                                        ============


     Rental expense for all operating leases was $5.2 million, $7.2 million, and $7.7 million for the eight-month period ended October 31, 1997.

     In the normal course of business, the Company is party to various legal claims, actions, and complaints. Although it is not possible to predict with certainty whether or not the Company will ultimately be successful in any of these legal matters or, if not, what the impact might be, the Company believes that disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations, or cash flows.

5.    INCOME TAXES

      Deferred income taxes consist of the tax effects of temporary differences and carryforwards as follows:

                                                                          October 31,
                                                                             1997
Deferred tax liabilities:
  Property, plant, and equipment, due to differences
    in depreciation                                                     $(107,756,000)
                                                                        -------------
Deferred tax assets:
  Employee compensation and other benefits                                  8,472,000
  Capital leases, net                                                       1,544,000
  Alternative minimum tax credit carryforwards                              3,519,000
  Net operating loss ("NOL")                                                6,346,000
  Other, net                                                                1,304,000
                                                                        -------------
                                                                           21,185,000
Deferred tax asset valuation allowance                                     (5,485,000)
                                                                        -------------
           Deferred tax assets, net                                        15,700,000
                                                                        -------------
           Net deferred tax liability                                   $ (92,056,000)
                                                                        =============


      The valuation allowance of $5,485,000 is required to reduce the amount of deferred tax assets to an amount which will more likely than not be realized.

      The net deferred tax liability is classified in the balance sheet as follows:

                                                                          October 31,
                                                                             1997
Deferred tax liabilities                                                 $(95,790,000)
Deferred tax assets                                                         3,734,000
                                                                         ------------
                                                                         $(92,056,000)
                                                                         ============

      The income tax benefit from continuing operations consists of the following:


                                                       October 31,
                                                           1997
Federal:
  Current                                           $           -
  Deferred                                             (3,093,000)
                                                     ------------
                                                       (3,093,000)
                                                     ------------
State:
  Current                                                       -
  Deferred                                               (374,000)
                                                     ------------
                                                         (374,000)
                                                     ------------
           Income tax benefit                        $ (3,467,000)
                                                     ============


      A reconciliation of the difference between the federal statutory rate and the effective tax rate from continuing operations is as follows:


                                                         October 31,
                                                             1997
Income tax refund based on federal
  statutory rate                                         $(3,678,000)
State taxes, net of federal tax benefit                     (423,000)
Other                                                        634,000
                                                         -----------
           Income tax benefit                            $(3,467,000)
                                                         ===========


      At October 31, 1997, the Company has alternative minimum tax credit carryforwards of $3,519,000. In addition, the Company has available NOL carryforwards of $16,177,000 to offset future taxable income. These NOL carryforwards expire through 2013.

6.    SIGNIFICANT CUSTOMERS

      Revenues from one customer represented 46% of total revenue for the eight-month period ended October 31, 1997. A significant portion of the Company's customers operates in the processed foods industry.

7.    EMPLOYEE BENEFIT PLANS

Defined Benefit Pension Plans -- The Company has defined benefit pension plans that cover substantially all employees, other than union employees covered by union pension plans under collective bargaining agreements. Benefits under the Company's plans are based on years of credited service and compensation during the years preceding retirement, or on years of credited service and established mortality benefit levels.

Postretirement Benefits Other Than Pensions -- In addition to providing retirement benefits, the Company provides certain health care and life insurance benefits for retired employees. These benefits are provided to substantially all employees other than certain union employees who have elected not to participate.

Available actuarial information regarding the defined benefit pension plans and postretirement benefits other than pensions as of December 31, 1997 and for the ten months ended December 31, 1997 is as follows:

                                                Pension Benefits
                                          ---------------------------
                                                         AC National      Other
                                          AC Retirement    Service    Postretirement
                                           Income Plan   Related Plan     Benefits
Change in benefit obligation
Benefit obligation at March 1, 1997        $25,131,000    $8,056,000    $ 4,743,000
Service cost                                   620,000       372,000        121,000
Interest cost                                1,620,000       509,000        333,000
Actuarial gain                               1,479,000       367,000      1,556,000
Benefits paid                               (1,344,000)     (405,000)       (83,000)
                                           -----------    ----------    -----------
Benefit obligation at December 31, 1997    $27,506,000    $8,899,000    $ 6,670,000
                                           ===========    ==========    ===========
Change in plan assets
Fair value of plan assets at
  March 1, 1997                            $22,227,000    $6,659,000    $        --
Actual return on plan assets                 2,748,000       858,000             --
Employer contributions                         319,000     1,791,000         83,000
Benefits paid                               (1,345,000)     (405,000)       (83,000)
                                           -----------    ----------    -----------
Fair value of plan assets of
  December 31, 1997                        $23,949,000    $8,903,000    $        --
                                           ===========    ==========    ===========

Funded status                              $(3,557,000)   $    4,000    $(6,670,000)
Unrecognized net actuarial (gain) loss        (622,000)      378,000      1,406,000
Unrecognized prior service cost                 57,000       176,000        (49,000)
                                           -----------    ----------    -----------
(Accrued) prepaid benefit cost             $(4,122,000)   $  558,000    $(5,313,000)
                                           ===========    ==========    ===========
Weighted-average assumptions as of
  December 31, 1997:
  Discount rate                                  7.50%          7.50%          8.00%
  Expected return                               10.50%         10.50%           N/A
  Rate of compensation increase                  4.00%          4.00%           N/A

For measurement purposes, a 10.25% for pre-65 participants and 8.50% for post-65 participants annual rate of increase in the per capita cost of covered health care benefits was assumed for 1997. Starting in 1998, the rate is assumed to decrease 0.75% for pre-65 participants and 0.50% for post-65 participants for each year until 2004 to 5.50% and remain at that level thereafter.

                                                Pension Benefits
                                          ---------------------------
                                                         AC National      Other
                                          AC Retirement    Service    Postretirement
                                           Income Plan   Related Plan     Benefits
Components of net periodic benefit cost:
Service cost                               $   620,000     $ 372,000      $121,000
Interest cost                                1,620,000       509,000       333,000
Expected return on plan assets              (1,860,000)     (598,000)           --
Recognized net actuarial (gain) loss           (63,000)        6,000        11,000
Amortization of prior service cost              28,000        10,000        (7,000)
                                           -----------     ---------      --------
                                           $   345,000     $ 299,000      $458,000
                                           ===========     =========      ========

Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A one-percentage point increase in assumed health care cost trend rates would increase the postretirement benefit obligation by $184,000 and increase the periodic expense by a negligible amount. The effect of a one-percentage point decrease in assumed health care cost trend rates was not available as of December 31, 1997.

8.    SUBSEQUENT EVENTS

      Subsequent to October 31, 1997, the Company or an affiliate entered into an asset purchase agreement with a third party consisting of several companies (the "Sellers") who also operate and manage public refrigerated warehouses. The agreement states Americold Corporation will purchase all of the Sellers' rights, title, and interest in the assets, properties, and rights that are owned, leased, or licensed by any of the Sellers and are used in connection with the conduct of business. Total consideration to be paid including the assumption of liabilities is approximately $134,000,000.

                              * * * * * *

INDEPENDENT AUDITORS' REPORT


To the Stockholders and Board of Directors
Americold Corporation:


We have audited the accompanying consolidated balance sheet of Americold Corporation and Subsidiary as of December 31, 1997, and the related consolidated statements of income, stockholder equity, and cash flows for the two months ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Americold Corporation and Subsidiary at December 31, 1997, and the results of its operations and its cash flows for the two months ended December 31, 1997 in conformity with generally accepted accounting principles.



/s/ Deloitte & Touche LLP

Portland, Oregon
March 25, 1998
(April 23, 1998 as to Note 4)

AMERICOLD CORPORATION AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET
DECEMBER 31, 1997


ASSETS

CURRENT ASSETS:
  Cash and cash investments                                                                                $ 12,488,000
  Trade accounts receivable, less allowance for doubtful accounts of $401,000                                28,023,000
  Other current assets                                                                                        5,220,000
  Refundable income taxes                                                                                     2,639,000
  Deferred income taxes                                                                                       4,136,000
                                                                                                           ------------
           Total current assets                                                                              52,506,000
                                                                                                           ------------
PROPERTY, PLANT, AND EQUIPMENT:
  Land                                                                                                       57,214,000
  Buildings and improvements                                                                                592,903,000
  Machinery and equipment                                                                                    78,713,000
  Construction-in-progress                                                                                    3,177,000
  Other depreciable assets                                                                                    2,435,000
                                                                                                           ------------
                                                                                                            734,442,000
  Less accumulated depreciation                                                                              (2,925,000)
                                                                                                           ------------
           Property, plant, and equipment, net                                                              731,517,000
                                                                                                           ------------
CAPITALIZED LEASES:
  Refrigerated warehouse facilities                                                                           4,637,000
  Equipment                                                                                                   1,625,000
                                                                                                           ------------
                                                                                                              6,262,000
  Less accumulated depreciation                                                                                 (30,000)
                                                                                                           ------------
           Capitalized leases, net                                                                            6,232,000
                                                                                                           ------------
OTHER ASSETS:
  Excess of costs over estimated fair value of net assets acquired                                          142,628,000
  Restricted funds held by trustee                                                                            5,472,000
  Other                                                                                                       4,003,000
                                                                                                           ------------
           Total other assets                                                                               152,103,000
                                                                                                           ------------
                                                                                                           $942,358,000
                                                                                                           ============

                                                                     (Continued)

AMERICOLD CORPORATION AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET
DECEMBER 31, 1997


LIABILITIES AND STOCKHOLDER EQUITY

CURRENT LIABILITIES:
  Accounts payable and accrued expenses                                                                    $ 45,985,000
  Accrued interest                                                                                            9,652,000
  Due to Vornado Crescent Portland Partnership                                                                  849,000
  Current portion of:
    Long-term debt                                                                                            4,818,000
    Capitalized lease obligations                                                                             3,367,000
                                                                                                           ------------
      Total current liabilities                                                                              64,671,000

LONG-TERM DEBT - Less current portion                                                                       406,636,000

CAPITALIZED LEASE OBLIGATIONS - Less current portion                                                          1,673,000

DEFERRED INCOME TAXES                                                                                       239,178,000

OTHER LIABILITIES                                                                                             9,059,000

COMMITMENTS AND CONTINGENCIES                                                                                         -

STOCKHOLDER EQUITY:
  Common stock; par value $.10 per share; 1,000 shares
    authorized; 1,000 shares issued and outstanding                                                                   -
  Additional paid-in capital                                                                                220,891,000
  Retained earnings                                                                                             250,000
                                                                                                           ------------
        Total stockholder equity                                                                            221,141,000
                                                                                                           ------------
                                                                                                           $942,358,000
                                                                                                           ============


See notes to consolidated financial statements.                     (Concluded)

AMERICOLD CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENT OF INCOME
TWO MONTHS ENDED DECEMBER 31, 1997


NET SALES                                                                     $52,128,000

OPERATING EXPENSES:
  Cost of services                                                             34,835,000
  General and administrative                                                    6,009,000
  Depreciation and amortization                                                 3,964,000
                                                                              -----------
           Total operating expenses                                            44,808,000
                                                                              -----------
TOTAL OPERATING INCOME                                                          7,320,000
                                                                              -----------
OTHER INCOME (EXPENSE):
  Interest expense                                                             (6,998,000)
  Interest income                                                                  82,000
  Miscellaneous income                                                            274,000
                                                                              -----------
           Total other expense                                                 (6,642,000)
                                                                              -----------

NET INCOME BEFORE INCOME TAXES                                                    678,000

INCOME TAX EXPENSE                                                               (279,000)
                                                                              -----------
NET INCOME                                                                    $   399,000
                                                                              ===========


See notes to consolidated financial statements.

AMERICOLD CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDER EQUITY
TWO MONTHS ENDED DECEMBER 31, 1997


                                          COMMON STOCK          ADDITIONAL
                                                                  PAID-IN          RETAINED
                                       SHARES      AMOUNT         CAPITAL          EARNINGS          TOTAL
BALANCE, NOVEMBER 1, 1997              1,000      $    -      $ 220,891,000       $       -     $ 220,891,000

Dividends declared                         -           -                  -        (149,000)         (149,000)

Minimum pension liability                  -           -                  -               -                 -

Net income                                 -           -                  -         399,000           399,000
                                       -----      ------      -------------       ---------     -------------
BALANCE, DECEMBER 31, 1997             1,000      $    -      $ 220,891,000       $ 250,000     $ 221,141,000
                                       =====      ======      =============       =========     =============


See notes to consolidated financial statements.

AMERICOLD CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
TWO MONTHS ENDED DECEMBER 31, 1997


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                        $   399,000
  Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation and amortization                                                   3,964,000
      Loss on disposal of assets                                                         10,000
      Partnership earnings                                                              (16,000)
      Deferred income taxes                                                             279,000
      Changes in assets and liabilities:
        Trade accounts receivable                                                     3,588,000
        Other current assets                                                            831,000
        Accounts payable and accrued expenses                                        (4,487,000)
        Due to Vornado Crescent Partnership                                           1,206,000
        Other liabilities                                                            (2,104,000)
        Refundable income taxes                                                          31,000
                                                                                    -----------
           Net cash provided by operating activities                                  3,701,000
                                                                                    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property, plant, and equipment                                        (1,454,000)
  Partnership distributions                                                             300,000
  Payments received on notes receivable                                                 250,000
  Increase in other long-term assets                                                     61,000
                                                                                    -----------
           Net cash used in investing activities                                       (843,000)
                                                                                    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on long-term debt                                                           (285,000)
  Principal payments under capital lease obligations                                   (143,000)
  Dividends paid                                                                       (149,000)
  Debt issuance costs                                                                  (310,000)
                                                                                    -----------
           Net cash used in financing activities                                       (887,000)
                                                                                    -----------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                             1,971,000

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                       10,517,000
                                                                                    -----------

CASH AND CASH EQUIVALENTS, END OF PERIOD                                            $12,488,000
                                                                                    ===========
SUPPLEMENTAL DISCLOSURE - Interest paid                                             $ 8,644,000


See notes to consolidated financial statements.

AMERICOLD CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR TWO MONTHS ENDED DECEMBER 31, 1997


1.    ACQUISITION OF THE COMPANY

      On October 31, 1997, Americold Corporation (the "Company") was acquired by an entity controlled by Vornado Realty Trust for approximately $220,891,000 plus the assumption of outstanding debt and other liabilities. As a result of concurrent related transactions, the Company was acquired by Vornado/Crescent Atlanta Partnership, a joint venture owned by Vornado Realty Trust and Crescent Real Estate Equities Company. The joint venture applied the purchase method of accounting to the acquisition and "pushed down" its basis in the acquired assets and liabilities to the Company. Preliminary values assigned to assets and liabilities of the Company on November 1, 1997 were as follows:

Cash and cash equivalents                                                                     $ 10,517,000
Property, plant, and equipment and capitalized leases                                          739,285,000
Excess of costs over estimated fair value of net assets acquired                               143,224,000
Other assets                                                                                    55,690,000

Current liabilities                                                                            (65,968,000)
Long-term debt and capitalized leases                                                         (417,011,000)
Deferred income taxes and other liabilities                                                   (244,846,000)
                                                                                              ------------
                                                                                              $220,891,000
                                                                                              ============

      Purchase price in excess of the estimated fair value of assets acquired and liabilities assumed is being amortized over a 40-year period. The accumulated amortization was $596,000 at December 31, 1997. The assignment of fair values to assets acquired and liabilities assumed is preliminary and subject to revision. In particular, management has not yet finalized plans related to locations to be closed, if any.

      Results of operations of the Company are presented for the period from acquisition to December 31, 1997, the end of the Company's fiscal year.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Americold Services Corporation. All significant intercompany accounts and transactions have been eliminated in consolidation. The Company operates and manages public refrigerated warehouses in the continental United States. The Company operates as one reportable segment.


      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Depreciation and amortization are computed on the straight-line method over the estimated remaining useful lives of the respective assets, which are generally 30 years for buildings, 20 years for building improvements, and 7 years for machinery and equipment. Depreciation and amortization begin the month in which the asset is placed into service. For federal income tax purposes, accelerated depreciation methods and shorter lives are utilized.

      Loan closing costs are capitalized and amortized on the straight-line method over the term of the loan to which they apply.

      Lease agreements are classified as capital or operating in accordance with Statement of Financial Accounting Standards ("SFAS") No. 13, Accounting for Leases, including subsequent amendments and interpretations. Capitalized leases are recorded at the lower of the present value of future lease payments or the fair market value of the property. Capitalized leases are depreciated on a straight-line basis over the lease terms for real estate and the estimated asset life or lease term for equipment, whichever is shorter.

      The Company charges construction costs with interest on borrowed funds during the construction period of major facilities. This interest is subsequently charged to operations through depreciation over the life of capitalized property. No interest was capitalized during the two months ended December 31, 1997.

      The Company defines "cash and cash investments" as all unrestricted cash and highly liquid investments with an original maturity of three months or less.

      Revenues include storage and handling fees and management fees for locations managed on behalf of third parties. Costs related to managed facilities are included in operating expenses.

      The Company charges customers for certain storage and handling in advance, but defers the related revenue until it has been earned. Unearned revenue of $5,760,000 is included in accounts payable and accrued expenses.

      The Company records deferred income taxes for the difference in the bases of assets and liabilities for tax and financial statement purposes at the enacted rates in effect in the years that the differences are expected to reverse.

      The Company evaluates possible impairment of noncurrent assets and recognition of impairment losses whenever circumstances indicate that the carrying value of such assets may be less than their fair values.

3.    INVESTMENT IN PARTNERSHIP

      The Company is a partner with an unrelated third party (collectively the "Partnership") for the purpose of operating a public refrigerated warehouse in Park Rapids, Minnesota. The investment is accounted for using the equity method.

      The Company is entitled to 50% of the Partnership's earnings. Included in revenues is $16,000 representing the Company's equity in the earnings of the Partnership.

4.    LONG-TERM DEBT


First Mortgage bonds, Series B                         $185,619,000
Senior subordinated notes                               153,156,000
Bridge loan                                              45,000,000
Mortgage notes payable                                   27,679,000
                                                       ------------
                                                        411,454,000
Less current portion                                     (4,818,000)
                                                       ------------
                                                       $406,636,000
                                                       ============


      The Company had a credit agreement with Goldman Sachs Mortgage Company which allows the Company to borrow up to $379,600,000. The Company had borrowed $45,000,000 under the credit agreement as of December 31, 1997. Subsequent to year end, the Company borrowed an additional amount of $306,876,000, the proceeds of which were used to pay the First Mortgage bonds, Series B and the senior subordinated notes. The interest rate under the agreement is based on LIBOR and was 7.22% as of December 31, 1997. The agreement was scheduled to mature on April 30, 1998.

      The mortgage notes payable at $27,679,000 have interest rates ranging from 8.6% to 13.6% and require monthly principal and interest payments with maturities ranging from 2006 to 2017.

      On April 23, 1998, the Company borrowed $297,000,000 under a long-term mortgage note. The note is secured by mortgages on certain of the Company's properties with an aggregate carrying value of approximately $510,000,000 and a property transferred to it from an affiliate with an aggregate carrying value of approximately $11 million at December 31, 1997. The debt is repayable in equal monthly installments based on a 25-year amortization schedule beginning in May 1998. At the Company's option, the loan may be repaid at any time on or after April 11, 2008. This loan bears interest at approximately 7% until April 2008, at which time the interest rate will be adjusted to approximately 9%.

      The Company has classified as a current liability the amount of its new mortgage debt that is payable during 1998. The Company has classified the remaining balance of its debt outstanding at December 31, 1997 as a long-term liability based on its demonstrated ability to refinance that debt.

      Under the terms of the Company's April 1998 borrowings, the Company's cash receipts and certain disbursements will be controlled by the servicer of the mortgage loan. Accordingly, the Company expects that certain of its cash balances will be classified as restricted cash during the time that the debt remains outstanding.

      The aggregate maturities of long-term debt including the long-term mortgage note for each of the next five years and thereafter are as follows:

   YEAR ENDING
   December 31,
       1998                                              $  4,818,000
       1999                                                 6,771,000
       2000                                                 7,281,000
       2001                                                 7,501,000
       2002                                                 7,972,000
    Thereafter                                            290,336,000
                                                         ------------
             Total                                       $324,679,000
                                                         ============

5.    COMMITMENTS AND CONTINGENCIES

      The Company has both capital and operating lease agreements for refrigerated warehouse facilities and equipment. The Company pays taxes, insurance, and maintenance costs on substantially all of the leased property. Lease terms generally range from 5 to 20 years with renewal or purchase options.

      As of December 31, 1997, future minimum lease payments under these leases are as follows:

                                         REFRIGERATED WAREHOUSE
                                        FACILITIES AND EQUIPMENT              HEADQUARTERS
                                                                                FACILITY            TOTAL
                                          CAPITALIZED        OPERATING          OPERATING          OPERATING
                                            LEASES             LEASES             LEASE              LEASES
    1998                                 $ 3,554,000        $ 5,517,000        $   281,000       $  5,798,000
    1999                                     614,000          4,397,000            281,000          4,678,000
    2000                                     515,000          3,083,000            281,000          3,364,000
    2001                                     392,000          2,836,000            281,000          3,117,000
    2002                                     169,000          2,808,000            210,000          3,018,000
Thereafter                                   611,000         13,118,000                  -         13,118,000
                                         -----------        -----------        -----------        -----------
Total minimum obligations                  5,855,000        $31,759,000        $ 1,334,000        $33,093,000
                                                            ===========        ===========        ===========

Less interest portion                        815,000
                                         -----------
Present value of net
  minimum payments                         5,040,000

Less current portion                       3,367,000
                                         -----------
Capital lease obligations,
  long-term portion                      $ 1,673,000
                                         ===========


      Rental expense for all operating leases was $1,263,000 for the two-month period ended December 31, 1997.

      In the normal course of business, the Company is party to various legal claims, actions, and complaints. Although it is not possible to predict with certainty whether or not the Company will ultimately be successful in any of these legal matters or, if not, what the impact might be, the Company believes that disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations, or cash flows.

6.    INCOME TAXES

      Deferred income taxes at December 31, 1997 consist of the tax effects of temporary differences and carryforwards as follows:


Deferred tax liabilities:
  Property, plant, and equipment, due to differences in depreciation      $(249,015,000)
                                                                          -------------
Deferred tax assets:
  Employee compensation and other benefits                                    7,608,000
  Capital leases, net                                                         1,522,000
  Alternative minimum tax credit carryforwards                                3,582,000
  Net operating loss ("NOL")                                                  6,746,000
                                                                          -------------
                                                                             19,458,000
Deferred tax asset valuation allowance                                       (5,485,000)
                                                                          -------------
           Deferred tax assets, net                                          13,973,000
                                                                          -------------
           Net deferred tax liability                                     $(235,042,000)
                                                                          =============

      The valuation allowance of $5,485,000 is required to reduce the amount of deferred tax assets to an amount which will more likely than not be realized.

      The net deferred tax liability is classified in the balance sheet as follows:


Deferred income taxes                       $(239,178,000)
Deferred tax assets                             4,136,000
                                            -------------
                                            $(235,042,000)
                                            =============

      The provision for income taxes consists of the following for the two-month period ended December 31, 1997:


Federal:
  Current                                                     $        -
  Deferred                                                       249,000

State:
  Current                                                              -
  Deferred                                                        30,000
                                                              ----------
           Income tax expense                                 $  279,000
                                                              ==========

      A reconciliation of the difference between the federal statutory rate and the effective tax rate in the two-month period ended December 31, 1997 is as follows:


Income taxes based federal statutory rate                  $ 237,000
State taxes, net of federal tax benefit                       30,000
Other                                                         12,000
                                                           ---------
           Income tax expense                              $ 279,000
                                                           =========

      At December 31, 1997, the Company has alternative minimum tax credit carryforwards of $3,582,000. In addition, the Company has available NOL carryforwards of $17,199,000 to offset future taxable income. These NOL carryforwards expire through 2013.

7.    SIGNIFICANT CUSTOMERS

      Revenues from two customers represented 36% and 12% of total revenue, respectively. A significant portion of the Company's customers operates in the processed foods industry.

8.    EMPLOYEE BENEFIT PLANS

      Defined Benefit Pension Plans - The Company has defined benefit pension plans that cover substantially all employees, other than union employees covered by union pension plans under collective bargaining agreements. Benefits under the Company's plans are based on years of credited service and compensation during the years preceding retirement, or on years of credited service and established monthly benefit levels.

      Postretirement Benefits Other Than Pensions - In addition to providing retirement benefits, the Company provides certain health care and life insurance benefits for retired employees. These benefits are provided to substantially all employees other than certain union employees who have elected not to participate.

      Available actuarial information regarding the defined benefit pension plans and postretirement benefits other than pensions as of December 31, 1997 and for the ten months ended December 31, 1997 is as follows:

                                                            Pension Benefits
                                                  --------------------------------------
                                                                         AC National          Other
                                                  AC Retirement            Service        Postretirement
                                                   Income Plan           Related Plan       Benefits
Change in benefit obligations
Benefit obligation at March 1, 1997               $25,131,000            $8,056,000       $4,743,000
Service cost                                          620,000               372,000          121,000
Interest cost                                       1,620,000               509,000          333,000
Actuarial gain                                      1,479,000               367,000        1,556,000
Benefits paid                                      (1,344,000)             (405,000)         (83,000)
                                                  -----------            ----------       -----------
Benefit obligation at December 31, 1997           $27,506,000            $8,899,000       $ 6,670,000
                                                  ===========            ==========       ===========

Change in plan assets
Fair value of plan assets at
  March 1, 1997                                   $22,227,000            $6,659,000       $        --
Actual return on plan assets                        2,748,000               858,000                --
Employer contributions                                319,000             1,791,000            83,000
Benefits paid                                      (1,345,000)             (405,000)          (83,000)
                                                  -----------            ----------       -----------
Fair value of plan assets at
  December 31, 1997                               $23,949,000            $8,903,000       $       --
                                                  ===========            ==========       ===========

Funded status                                     $(3,557,000)           $    4,000       $(6,670,000)
Unrecognized net actuarial (gain) loss               (622,000)              378,000         1,406,000
Unrecognized prior service cost                        57,000               176,000           (49,000)
                                                  -----------            ----------       -----------
(Accrued)/prepaid benefit cost                    $(4,122,000)           $  558,000       $(5,313,000)
                                                  ===========            ==========       ===========

Weighted-average assumption as of
  December 31, 1997:
    Discount rate                                        7.50%                 7.50%             8.00%
    Expected return                                     10.50%                10.50%              N/A
    Rate of compensation increase                        4.00%                 4.00%              N/A

For measurement purposes, a 10.25% for pre-65 participants and 6.50% for post-65 participants annual rate of increase in the per capita cost of covered health care benefits was assumed for 1997. Starting in 1998, the rate is assumed to decrease 0.75% for pre-65 participants and 0.50% for post-65 participants for each year until 2004 to 5.50% and remain at that level thereafter.

                                                            Pension Benefits
                                                  --------------------------------------
                                                                         AC National          Other
                                                  AC Retirement            Service        Postretirement
                                                   Income Plan           Related Plan       Benefits
Components of net periodic benefit cost:

Service cost                                      $   620,000            $ 372,000        $121,000
Interest cost                                       1,620,000              509,000         333,000
Expected return on plan assets                     (1,860,000)            (598,000)             --
Recognized net actuarial (gain) loss                  (63,000)               6,000          11,000
Amortization of prior service cost                     28,000               10,000          (7,000)
                                                  -----------            ---------        --------
                                                  $   345,000            $ 299,000        $458,000
                                                  ===========            =========        ========


Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A one-percentage point increase in assumed health care cost trend rates would increase the postretirement benefit obligation by $184,000 and increase the periodic expense by a negligible amount. The effect of a one-percentage point decrease in assumed health care cost trend rates was not available as of December 31, 1997.

9.    SUBSEQUENT EVENT

      Subsequent to year end, the Company or an affiliate entered into an asset purchase agreement with a third party consisting of several companies (the "Sellers") who also operate and manage public refrigerated warehouses. The agreement states Americold Corporation will purchase all of the Sellers' rights, title, and interest in the assets, properties, and rights that are owned, leased, or licensed by any of the Sellers and are used in connection with the conduct of business. Total consideration to be paid including the assumption of liabilities is approximately $134,000,000.

                                   * * * * * *

INDEPENDENT AUDITORS' REPORT


AmeriCold Corporation, URS Logistics, Inc.,
  VC Omaha Holdings, LLC, and VC Missouri Holdings, LLC:

We have audited the accompanying combined balance sheet of AmeriCold Corporation, URS Logistics, Inc., VC Omaha Holdings, LLC, and VC Missouri Holdings, LLC ("AmeriCold Logistics" or the "Companies") as of December 31, 1998, and the related combined statements of operations, stock-holders' equity, and cash flows for the year then ended. These Companies are under common ownership and common management. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the combined financial position of AmeriCold Corporation, URS Logistics, Inc., VC Omaha Holdings, LLC, and VC Missouri Holdings, LLC at December 31, 1998, and the combined results of their operations and their combined cash flows for the year then ended in conformity with generally accepted accounting principles.

As discussed in Note 1 to the combined financial statements, on March 1, 1999, AmeriCold Corporation elected to be treated as a real estate investment trust for tax purposes.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia
April 16, 1999

AMERICOLD LOGISTICS

COMBINED BALANCE SHEET
AS OF DECEMBER 31, 1998
(Thousands)
--------------------------------------------------------------------------------

ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                 $    18,182
  Trade accounts receivable, less allowance for doubtful
     accounts of $1,042                                          73,316
  Other receivables                                               3,664
  Deferred income taxes                                           5,825
  Other current assets                                           16,155
                                                            -----------

      Total current assets                                      117,142

PROPERTY, PLANT, AND EQUIPMENT:
  Land                                                           62,377
  Buildings and improvements                                  1,089,305
  Machinery and equipment                                       155,266
  Construction-in-progress                                       25,934
                                                            -----------

                                                              1,332,882
  Less accumulated depreciation                                 (71,077)
                                                            -----------
      Property, plant, and equipment, net                     1,261,805

CAPITALIZED LEASES:
  Refrigerated warehouse facilities                              52,979
  Equipment                                                       6,954
                                                            -----------
                                                                 59,933
  Less accumulated depreciation                                  (4,237)
                                                            -----------
      Capitalized leases, net                                    55,696
                                                            -----------
OTHER ASSETS:
  Excess of cost over net assets acquired                       298,625
  Restricted cash                                                23,853
  Loan closing costs                                              5,573
  Other                                                           8,559
                                                            -----------
      Total other assets                                        336,610
                                                            -----------
                                                            $ 1,771,253
                                                            ===========

See notes to combined financial statements.                 (Continued)

AMERICOLD LOGISTICS

COMBINED BALANCE SHEET
AS OF DECEMBER 31, 1998
(Thousands)
--------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                           $    14,211
  Accrued expenses                                                57,901
  Unearned revenue                                                 6,090
  Current portion of:
    Long-term debt                                                27,283
    Capitalized lease obligations                                  3,093
  Other current liabilities                                        7,644
                                                             -----------
      Total current liabilities                                  116,222

LONG-TERM DEBT - Less current portion                            577,120

DEFERRED INCOME TAXES                                            277,883

CAPITALIZED LEASE OBLIGATIONS - Less current portion              47,511

OTHER LIABILITIES                                                 12,653
                                                             -----------
        Total liabilities                                      1,031,389

COMMITMENTS

STOCKHOLDERS' EQUITY:
  Common stock                                                        --
  Paid-in capital                                                724,420
  Retained earnings                                               16,914
                                                             -----------

                                                                 741,334

  Accumulated comprehensive loss - minimum pension charge         (1,470)
                                                             -----------
        Stockholders' equity                                     739,864
                                                             -----------
                                                             $ 1,771,253
                                                             ===========


See notes to combined financial statements.                  (Concluded)

AMERICOLD LOGISTICS

COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1998
(Thousands)
--------------------------------------------------------------------------------


REVENUES                           $ 569,751

OPERATING EXPENSES:
  Cost of services                   419,288
  Depreciation and amortization       57,658
  General and administrative          23,253
                                   ---------

      Total operating expenses       500,199
                                   ---------
OPERATING INCOME                      69,552

OTHER INCOME (EXPENSE):
  Interest expense                   (45,700)
  Other income                         2,374
                                   ---------
INCOME BEFORE INCOME TAXES            26,226

INCOME TAX EXPENSE                     9,238
                                   ---------
NET INCOME                         $  16,988
                                   =========

See notes to combined financial statements.

AMERICOLD LOGISTICS

COMBINED STATEMENT OF STOCKHOLDERS' EQUITY
(Thousands Except Share Data)
--------------------------------------------------------------------------------


                                                         --------------------
                                                            COMMON STOCK                                        ACCUMULATED
                                                         --------------------             RETAINED EARNINGS/  COMPREHENSIVE
                                                          NUMBER       PAR      PAID-IN      (ACCUMULATED     LOSS - MINIMUM
                                                         OF SHARES    VALUE     CAPITAL        DEFICIT)       PENSION CHARGE
                                                         ---------  ---------  ---------  ------------------  --------------
BALANCE - December 31, 1997
  AmeriCold Corporation (1)                                 1,000   $      --  $ 220,891       $     250        $
  URS Logistics, Inc. (2)                                   1,000          --    183,433            (324)
                                                         --------   ---------  ---------       ---------        ---------
                                                            2,000          --    404,324             (74)

Acquisition of VC Omaha Holdings, LLC                                             84,289
Acquisition of VC Missouri Holdings, LLC                                         147,135
Capital contributions                                                             88,672

COMPREHENSIVE INCOME:
  Net income                                                                                      16,988
 Adjustment for minimum pension liability, net of taxes
   of $980                                                                                                         (1,470)
                                                         --------   ---------  ---------       ---------        ---------
                                                                                                  16,988           (1,470)

BALANCE - December 31, 1998                                 2,000   $      --  $ 724,420       $  16,914        $  (1,470)
                                                         ========   =========  =========       =========        =========






                                                            TOTAL
                                                          --------
BALANCE - December 31, 1997
  AmeriCold Corporation (1)                               $221,141
  URS Logistics, Inc. (2)                                  183,109
                                                          --------
                                                           404,250

Acquisition of VC Omaha Holdings, LLC                       84,289
Acquisition of VC Missouri Holdings, LLC                   147,135
Capital contributions                                       88,672

COMPREHENSIVE INCOME:
  Net income                                                16,988
 Adjustment for minimum pension liability, net of taxes
   of $980                                                  (1,470)
                                                          --------
                                                            15,518

BALANCE - December 31, 1998                               $739,864
                                                          ========

(1) Common Stock: Par value $.10 per share; 1,000 shares authorized, issued, and outstanding.

(2) Common Stock: Par value $.10 per share; 1,000 shares authorized, issued, and outstanding.


See notes to combined financial statements.

AMERICOLD LOGISTICS

COMBINED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 1998
(Thousands)
--------------------------------------------------------------------------------

OPERATING ACTIVITIES:
  Net income                                                                     $  16,988
  Adjustments to reconcile net income
    to net cash provided by operating activities:
    Depreciation and amortization                                                   57,658
    Deferred income taxes                                                            7,933
    Changes in assets and liabilities, net of acquisitions:
      Trade accounts receivable                                                    (19,315)
      Other current assets                                                         (10,924)
      Accounts payable and accrued expenses                                           (400)
      Other liabilities                                                                457
                                                                                 ---------

        Net cash provided by operating activities                                   52,397

INVESTING ACTIVITIES:
  Additions to property, plant, and equipment                                      (48,152)
  Increase in other assets                                                         (13,619)
                                                                                 ---------
        Net cash used in investing activities                                      (61,771)

FINANCING ACTIVITIES:
  Proceeds from borrowings                                                         711,467
  Payments on long-term debt                                                      (769,727)
  Cash equity contributions                                                         78,624
  Principal payments under capital lease obligations                                (5,291)
  Loan closing costs                                                                (5,088)
                                                                                 ---------

        Net cash provided by financing activities                                    9,985
                                                                                 ---------

NET CHANGE IN CASH AND CASH EQUIVALENTS                                                611

CASH AND CASH EQUIVALENTS:
  Beginning of period                                                               17,571
                                                                                 ---------
  End of period                                                                  $  18,182
                                                                                 =========

SUPPLEMENTAL DISCLOSURES:
  Interest paid, net of amount capitalized                                       $  51,628
                                                                                 ---------

  Income taxes paid                                                              $      --
                                                                                 ---------

SUPPLEMENTAL INFORMATION ABOUT NONCASH FINANCING
  ACTIVITIES:
  Capital lease obligations of $6,673 were incurred during the year ended
    December 31, 1998 when the Company entered into new leases for equipment


See notes to combined financial statements.

AMERICOLD LOGISTICS

NOTES TO COMBINED FINANCIAL STATEMENTS
AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1998
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

1.    BASIS OF PRESENTATION AND SUBSEQUENT EVENT

      Principles of Combination - The combined financial statements include the accounts of AmeriCold Corporation and subsidiaries consolidated ("AC"); URS Logistics, Inc. and subsidiaries consolidated ("URS"), VC Omaha Holdings, LLC and subsidiaries consolidated ("VCO"); and VC Missouri Holdings, LLC and subsidiaries consolidated ("VCM") (collectively, "AmeriCold Logistics" or the "Companies"). The Companies are owned by Vornado Realty Trust, Vornado Operating Company, Crescent Real Estate Equities Company, and Crescent Operating, Inc. All significant intercompany accounts and transactions have been eliminated. The Companies operate and manage public refrigerated warehouses in the continental United States.

      Subsequent Event - Legal Restructuring - During March 1999, each of the Companies sold substantially all of their nonreal estate assets to a partnership and two limited liability corporations ultimately owned by Vornado Operating Company and Crescent Operating, Inc. Each of the acquiring entities simultaneously entered into a lease agreement with the Companies to lease certain real estate assets retained by the Companies for terms of 15 years. These leases provide for payment of minimum rent, percentage rent, and certain other expenses related to the leased real estate assets. The Companies' intend to elect to be treated as real estate investment trusts (REITs) beginning no later than January 1, 2000. One of the Companies, AmeriCold Corporation, made its election to be treated as a REIT on March 1, 1999. As a result of this change in its tax status, AC reversed its deferred tax assets and liabilities on March 1, 1999. The net deferred tax liability of $170,361 that was initially recorded in connection with the allocation of purchase price to AC assets acquired and liabilities assumed was reversed against related excess of cost over net assets acquired. The remaining net deferred tax liability of $7,354 related to AC's deferred income tax provision since acquisition and therefore was recorded as an income tax benefit in the period REIT status was elected. URS anticipates electing REIT status and reversing its net deferred tax liabilities on January 1, 2000.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Cash and Cash Equivalent - AmeriCold Logistics defines "equivalents" as all unrestricted cash and highly liquid investments with a maturity at the time of acquisition of three months or less.

      Property, Plant, and Equipment - Depreciation and amortization are computed on the straight-line method over the estimated remaining useful lives of the respective assets. Depreciation and amortization begin the month in which the asset is placed into service. For federal income tax purposes, accelerated depreciation methods are utilized.

      AmeriCold Logistics charges construction costs with interest on borrowed funds during the construction period of major facilities. This interest is subsequently charged to operations through depreciation over the life of capitalized property. Approximately $1,632 of interest was capitalized during the year ended December 31, 1998.

      Capital Leases - Lease agreements are classified as capital or operating in accordance with Statement of Financial Accounting Standards ("SFAS") No. 13, Accounting for Leases, including subsequent amendments and interpretations. Capitalized leases are recorded at the lower of the present value of future lease payments or the fair market value of the property. Capitalized leases are depreciated on a straight-line basis over the lease terms for real estate and the estimated asset life or lease term for equipment, whichever is shorter.

      Excess of Cost Over Net Assets Acquired - The excess of cost over net assets acquired is amortized over 40 years using the straight-line method of amortization.

      Impairment of Long-Lived Assets - AmeriCold Logistics evaluates possible impairment of long-lived assets and recognition of impairment losses whenever circumstances indicate that the fair values of such assets may be less than their carrying values.

      Loan Closing Costs - Loan closing costs are capitalized and amortized on the straight-line method over the term of the loan to which they apply.

      Revenue Recognition - Revenues include storage and handling fees and management fees for locations managed on behalf of third parties. Costs related to managed facilities are included in operating expenses. AmeriCold Logistics charges customers for certain storage and handling in advance but defers the related revenue until it has been earned.

      Income Taxes - AC and URS record deferred income taxes for the difference in the bases of assets and liabilities for tax and financial statement purposes at the enacted rates in effect in the years that the differences are expected to reverse. No provision for income taxes is recorded for VCO and VCM, because they are limited liability corporations which are not required to pay federal or state income taxes.

      Fair Value of Financial Instruments - The carrying values of cash and cash equivalents, accounts receivable, accounts payable, and accrued liabilities approximate fair values due to the short-term maturities of the instruments. The carrying value of long-term debt also approximates fair value because interest rates applicable to the Companies' long-term debt approximate market interest rates.

3.    ACQUISITIONS

      On October 31, 1997, AC and URS were acquired by an entity controlled by Vornado Realty Trust for approximately $220,891 and $183,433, respectively, plus the assumption of outstanding debt and other liabilities. As a result of concurrent related transactions, AC and URS were acquired by Vornado/ Crescent Atlanta Partnership and Vornado/Crescent Portland Partnership, joint ventures owned by Vornado Realty Trust and Crescent Real Estate Equities Company. The joint ventures applied the purchase method of accounting to the acquisition and "pushed down" their basis in the acquired assets and liabilities to AC and URS.

      During 1998, AC and URS finalized their valuations of assets acquired and liabilities assumed in the October 1997 purchase transactions. The Company reduced the values of property acquired by an aggregate of approximately $155,000 based on appraised values. AC also finalized its plan to close an underground warehouse facility and terminate certain employees. Accordingly, the Company established a liability of approximately $17,200 as an adjustment to the original purchase price allocation, primarily for engineering, backfilling, and site remediation costs associated with the facility closure. AC charged expenditures of approximately $536 against this reserve during 1998.

      On June 1, 1998, AC, together with its parent companies, acquired a group of commonly owned warehouses known as Freezer Services for approximately $84,000, plus the assumption of certain outstanding debt and other liabilities. On July 1, 1998, entities controlled by Vornado Realty L.P. acquired a group of commonly owned warehouses known as the Carmar Group for approximately $147,000, plus the assumption of certain outstanding debt and other liabilities. Concurrently with the acquisitions, all assets and liabilities of the acquired businesses were contributed to one or the other of two newly created entities, VCO and VCM. The acquiring entities applied the purchase method of accounting to these acquisitions and "pushed down" their bases in the acquired assets and liabilities to VCO and VCM. Values assigned to assets and liabilities of the Companies were as follows:

        (Thousands)

                           AC             URS          VCO           VCM           TOTAL
Cash and equivalents    $  10,517     $  10,184     $      --     $      --     $    20,701
Property, plant, and
  equipment               616,548       404,007       115,822       157,217       1,293,594
Excess cost               216,967        81,719         8,760            --         307,446
Other assets               56,925        33,112         9,860         9,863         109,760

Current liabilities       (70,835)      (36,367)       (3,767)       (4,696)       (115,665)
Long-term debt and
  capital leases         (427,764)     (211,013)      (46,386)      (15,249)       (700,412)
Deferred taxes           (170,361)      (93,764)           --            --        (264,125)
Other liabilities         (11,106)       (4,445)           --            --         (15,551)
                        ---------     ---------     ---------     ---------     -----------

                        $ 220,891     $ 183,433     $  84,289     $ 147,135     $   635,748
                        =========     =========     =========     =========     ===========

      The assignment of fair values to assets acquired and liabilities assumed for VCO and VCM is preliminary and subject to revision based on final determination of the fair values of properties acquired.

      Results of operations of AC and URS are presented for the entire year ended December 31, 1998. Results of operations of VCO and VCM are presented from their respective acquisition dates to December 31, 1998.

4.    ACCRUED EXPENSES

      Detail of accrued expense as of December 31, 1998 is as follows:

(Thousands)

Accrued facility closure and severance costs    $16,644
Accrued payroll and related expense              14,557
Accrued property taxes                            3,855
Accrued interest                                  2,452
Other accrued expenses                           20,393
                                                -------

                                                $57,901
                                                =======

5.    LONG-TERM DEBT

                           AC          URS        VCO        TOTAL
(Thousands)
Mortgage notes          $296,052    $252,193    $ 48,057    $596,302
Other                        101       8,000          --       8,101
                        --------    --------    --------    --------
                         296,153     260,193      48,057     604,403

Less current portion       4,962      12,182      10,139      27,283
                        --------    --------    --------    --------

                        $291,191    $248,011    $ 37,918    $577,120
                        ========    ========    ========    ========

      On April 23, 1998, AC borrowed $297,000 and URS borrowed $253,000 under long-term mortgage notes. Proceeds of these borrowings were used primarily to repay in full bridge financing that had been obtained in January 1998. The debt is repayable in equal monthly installments based on a 25-year amortization schedule beginning in May 1998. At the Companies' option, the loans may be repaid at any time on or after April 11, 2008. These loans bear interest at 6.9% until April 2008, at which time the interest rate will be adjusted to approximately 9%. The AC and URS notes are secured by mortgages on certain of their respective properties with aggregate carrying values of approximately $521,000 and $423,000.

      Under the terms of the Companies' April 1998 borrowings, the Companies' cash receipts and certain of its disbursements will be controlled by the servicer of the mortgage loan. Accordingly, the Companies have classified certain of their cash balances as restricted.

      The effective interest rates on the VCO mortgage notes are approximately 7%, and the notes are secured by certain property, plant, and equipment of VCO.

      The URS other debt of $8,000 is a loan due to Vornado Realty LP. The note bears interest at 8.37% and is due on demand.

      Aggregate maturities of the Companies' long-term debt for each of the next five years and thereafter are as follows:

(Thousands)
YEAR ENDED
DECEMBER 31,     AC         URS          VCO       TOTAL
1999          $  4,962    $ 12,182    $ 10,139    $ 27,283
2000             5,195       4,424       2,522      12,141
2001             5,616       4,782       2,690      13,088
2002             6,008       5,117       2,873      13,998
2003             6,429       5,475      13,410      25,314
Thereafter     267,943     228,213      16,423     512,579
              --------    --------    --------    --------

              $296,153    $260,193    $ 48,057    $604,403
              ========    ========    ========    ========

6.    LEASE COMMITMENTS

      The Companies also have both capital and operating lease agreements for equipment and other facilities. The Companies pay taxes, insurance, and maintenance costs on substantially all of the leased property. Lease terms generally range from 5 to 20 years with renewal or purchase options.

      As of December 31, 1998, future minimum lease payments under capital leases are as follows:

(Thousands)
YEAR ENDED
DECEMBER 31,                     AC          URS         TOTAL
1999                         $  4,656     $  3,813     $  8,469
2000                            4,557        3,685        8,242
2001                            4,082        3,783        7,865
2002                            3,739        2,790        6,529
2003                            3,535        2,484        6,019
Thereafter                     35,009       23,973       58,982
                             --------     --------     --------
Total minimum obligations      55,578       40,528       96,106

Less interest portion         (28,846)     (16,656)     (45,502)
                             --------     --------     --------

Present value of net
  minimum payments             26,732       23,872       50,604

Less current portion           (1,363)      (1,730)      (3,093)
                             --------     --------     --------

                             $ 25,369     $ 22,142     $ 47,511
                             ========     ========     ========

      As of December 31, 1998, future minimum lease payments under operating leases are as follows:

(Thousands)
YEAR ENDED
DECEMBER 31,     AC        URS       TOTAL
1999          $ 4,667    $ 8,665    $13,332
2000            3,363      8,460     11,823
2001            3,116      8,155     11,271
2002            3,019      7,058     10,077
2003            2,703      6,572      9,275
Thereafter     10,417     29,969     40,386
              -------    -------    -------

              $27,285    $68,879    $96,164
              =======    =======    =======

      Rental expense for all operating leases was $15,031 for the year ended December 31, 1998.

7.    INCOME TAXES

      Deferred income taxes at December 31, 1998 consist of the tax effects of temporary differences in the basis of assets and liabilities for financial reporting and tax purposes as follows:

(Thousands)

CURRENT                                                AC           URS          TOTAL
Deferred tax assets:
  Employee compensation and other benefits         $   2,102     $   2,321     $   4,423
  Deferred revenue                                        --           884           884
  Allowance for doubtful accounts                        151           236           387
  Other                                                   --           450           450
                                                   ---------     ---------     ---------
                                                       2,253         3,891         6,144

Deferred tax liabilities:
  Other                                                 (206)         (113)         (319)
                                                   ---------     ---------     ---------

  Net current deferred tax asset                   $   2,047     $   3,778     $   5,825
                                                   =========     =========     =========

Noncurrent
Deferred tax liabilities:
  Property, plant, and equipment due to
    differences in depreciation                    $(197,986)    $(109,306)    $(307,292)

Deferred tax assets:
  Net operating loss ("NOL") carryforwards            14,912         6,606        21,518
  Alternative minimum tax credit carryforwards         3,890         1,939         5,829
  Employee compensation and accrued liabilities        4,538         2,640         7,178
  Capital leases                                         369            --           369
                                                   ---------     ---------     ---------
                                                      23,709        11,185        34,894

Deferred tax asset valuation allowance                (5,485)           --        (5,485)
                                                   ---------     ---------     ---------

  Net noncurrent deferred tax liability            $(179,762)    $ (98,121)    $(277,883)
                                                   =========     =========     =========

      Tax expense for the year ended December 31, 1998 consists of the following:

(Thousands)
                              AC         URS        TOTAL
Federal:
  Current                  $ 2,807     $   (34)    $ 2,773
  Deferred                   4,132         474       4,606
                           -------     -------     -------

                             6,939         440       7,379

State:
  Current                   (1,468)         --      (1,468)
  Deferred                   3,222         105       3,327
                           -------     -------     -------

                             1,754         105       1,859
                           -------     -------     -------

     Income tax expense    $ 8,693     $   545     $ 9,238
                           =======     =======     =======

      Reconciliation of the differences between tax expense computed at the federal statutory rate and tax expense as recorded for the year ended December 31, 1998 is as follows:

(Thousands)
                                                  AC       URS      TOTAL
Income taxes based on federal statutory rate    $5,946    $(278)    $5,668
State taxes, net of federal tax benefit          1,158       69      1,227
Nondeductible goodwill                           1,537      607      2,144
Other                                               52      147        199
                                                ------    -----     ------

      Net income tax expense                    $8,693    $ 545     $9,238
                                                ======    =====     ======

      At December 31, 1998, AC and URS have alternative minimum tax credit carryforwards of $3,890 and $1,939, respectively, which expire through the year 2019. In addition, AC and URS have available NOL carryforwards of $43,860 and $15,661, respectively, to offset future taxable income. The NOL carryforwards expire through the year 2018.

8.    EMPLOYEE BENEFIT PLANS

      Defined Benefit Pension Plans - AC has defined benefit pension plans that cover substantially all employees, other than union employees covered by union pension plans under collective bargaining agreements. Benefits under AC's plans are based on years of credited service and compensation during the years preceding retirement, or on years of credited service and established monthly benefit levels.

      Postretirement Benefits Other Than Pensions - In addition to providing retirement benefits, AC provides certain health care and life insurance benefits for retired employees. These benefits are provided to substantially all employees other than certain union employees who have elected not to participate.

      Actuarial information regarding the defined benefit pension plans and postretirement benefits other than pensions as of December 31, 1998 is as follows:


                                                                   PENSION BENEFITS
                                                             -----------------------------
                                                                              AC NATIONAL        OTHER
                                                             AC RETIREMENT      SERVICE      POSTRETIREMENT
                                                              INCOME PLAN     RELATED PLAN      BENEFITS
                                                                            (THOUSANDS EXCEPT
                                                                                RATE DATA)
CHANGE IN BENEFIT OBLIGATION
Benefit obligation at beginning of year                         $ 27,506        $  8,899        $ 6,670
Service cost                                                         933             524            178
Interest cost                                                      2,099             710            440
Actuarial (gain) loss                                              4,316           2,128            (40)
Benefits paid                                                     (1,802)           (608)           (98)
                                                                --------        --------        -------

Benefit obligation at end of year                               $ 33,052        $ 11,653        $ 7,150
                                                                ========        ========        =======

CHANGE IN PLAN ASSETS
Fair value of plan assets at beginning of year                  $ 23,949        $  8,903        $    --
Actual return on plan assets                                       2,309             979             --
Employer contributions                                             1,237             784             98
Benefits paid                                                     (1,802)           (608)           (98)
                                                                --------        --------        -------

Fair value of plan assets at end of year                        $ 25,693        $ 10,058        $    --
                                                                ========        ========        =======

Funded status                                                   $ (7,359)       $ (1,595)       $ (7,150)
Unrecognized actuarial loss                                        3,598           2,450           1,653
Unrecognized prior service cost                                       23              63             (41)
                                                                --------        --------         -------
(Accrued) prepaid benefit cost                                  $ (3,738)       $    918        $ (5,538)
                                                                ========        ========        ========

Amounts recognized in the combined balance sheet consist of:
  Accrued benefit liability                                     $(3,738)        $ (1,595)       $(5,538)
  Intangible asset                                                   --               63
  Accumulated other comprehensive loss                               --            2,450
                                                                -------         --------        -------
Net amount recognized                                           $(3,738)        $    918        $(5,538)
                                                                =======         ========        =======
Weighted-average assumptions as of December 31, 1998:
Discount rate                                                     6.75%             6.75%         6.75%
Expected return                                                   9.50%             9.50%          N/A
Rate of compensation increase                                     4.00%             4.00%          N/A


      For measurement purposes, a 10.25% for pre-65 participants and 8.50% for post-85 participants annual rate of increase in the per capita cost of covered health care benefits was assumed for 1998. Starting in 1999, the rate is assumed to decrease 0.75% for pre-65 participants and 0.50% for post-65 participants for each year until 2004 to 5.50% and remain at that level thereafter.

                                             PENSION BENEFITS
                                      -----------------------------
                                                       AC NATIONAL        OTHER
                                      AC RETIREMENT      SERVICE      POSTRETIREMENT
                                       INCOME PLAN     RELATED PLAN      BENEFITS
COMPONENTS OF NET PERIODIC
  BENEFIT COST:
Service cost                             $   933           $ 524           $ 178
Interest cost                              2,099             710             440
Expected return on plan assets            (2,213)           (846)             --
Recognized net actuarial loss                 --              24              63
Amortization of prior service cost            34              12              (8)
                                         -------           -----           -----
                                         $   853           $ 424           $ 873
                                         =======           =====           =====

      The projected benefit obligation, accumulated benefit obligation, and fair value of plan assets for the AC National Service Related Plan, whose accumulated benefit obligations exceeded plan assets were $11,653, $11,653, and $10,058, respectively.

      Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A one-percentage point change in assumed health care cost-trend rates would have the following effects:

                                                              ONE-PERCENTAGE      ONE-PERCENTAGE
                                                              POINT INCREASE      POINT DECREASE
                                                              --------------      --------------
Effect on total of service and interest cost components            $ 29                $ (28)
Effect on postretirement benefit obligation                        $419                $(385)

      Profit Sharing - URS, VCO, and VCM have defined contribution employee benefit plans which cover all eligible employees. The plans also allow contributions by plan participants in accordance with Section 401(k) of the Internal Revenue Code. Profit sharing expense for the year ended December 31, 1998 was $2,573.

      VEBA - VCO and VCM sponsor health benefit plans for their employees. These plans constitute a voluntary employee benefits association under Section 501(c)(9) of the Internal Revenue Code and were established within the guidelines of the Employee Retirement Income Security Act of 1974. VCO and VCM contributions to the plans are determined on the specific cost of each employee covered by the plans. Health benefit costs incurred under these plans and charged to expense for the year ended December 31, 1998 was $1,579.

      Deferred Compensation - URS has deferred compensation and supplemental retirement plan agreements with certain of its executives. The agreements provide for certain benefits at retirement or disability, and also provide for survivor benefits in the event of death of the employee. URS charges expense for the accretion of the liability each year.

      URS is presently funding the plan through a life insurance program which protects it against losses due to acceleration of benefits arising from disability or death and provides for the funds expected to be needed for the normal benefits.

      The net expense for all deferred compensation and supplemental retirement plans was approximately $160.

INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
URS Logistics, Inc.:

We have audited the accompanying consolidated balance sheets of URS Logistics, Inc. (the "Company") and subsidiary as of October 31, 1997 and December 31, 1996 and the related consolidated statements of operations, stockholders' equity, and cash flows for the ten months ended October 31, 1997 and the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company and subsidiary as of October 31, 1997 and December 31, 1996 and the results of their operations and their cash flows for the ten months ended October 31, 1997 and the year ended December 31, 1996 in conformity with generally accepted accounting principles.


/s/ Deloitte & Touche LLP

Atlanta, Georgia
March 25, 1998
(April 23, 1998 as to Note 4)

URS LOGISTICS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
OCTOBER 31, 1997 AND DECEMBER 31, 1996
--------------------------------------------------------------------------------

ASSETS                                                          1997                  1996
CURRENT ASSETS:
 Cash and cash investments                                  $  6,206,000          $    904,000
 Trade accounts receivable, less allowance for doubtful
  accounts of $100,000 at October 31, 1997 and December
  31, 1996                                                    18,646,000            17,345,000
 Other current assets                                          2,374,000             2,072,000
 Refundable income taxes                                       2,508,000             1,015,000
 Deferred income taxes                                         2,637,000             2,303,000
                                                            ------------          ------------

  Total current assets                                        32,371,000            23,639,000

OTHER ASSETS:
 Loan closing costs                                            5,417,000             4,334,000
 Investment in partnership                                     2,557,000             2,838,000
 Other                                                         5,475,000               872,000
                                                            ------------          ------------

  Total other assets                                          13,449,000             8,044,000

PROPERTY, PLANT, AND EQUIPMENT:
 Land                                                         15,713,000            15,617,000
 Buildings and improvements                                  236,756,000           228,610,000
 Machinery and equipment                                      76,839,000            70,036,000
 Construction-in-progress                                      4,649,000             1,772,000
                                                            ------------          ------------
                                                             333,957,000           316,035,000
 Less accumulated depreciation                                98,269,000            86,474,000
                                                            ------------          ------------

  Property, plant, and equipment, net                        235,688,000           229,561,000

CAPITALIZED LEASES:
 Refrigerated warehouse facilities                            15,828,000            15,828,000
 Equipment                                                     7,498,000             5,321,000
                                                            ------------          ------------
                                                              23,326,000            21,149,000
 Less accumulated depreciation                                 4,523,000             3,401,000
                                                            ------------          ------------

  Capitalized leases, net                                     18,803,000            17,748,000
                                                            ------------          ------------

                                                            $300,311,000          $278,992,000
                                                            ============          ============
                                                                                   (continued)

See notes to consolidated financial statements.

URS LOGISTICS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
OCTOBER 31, 1997 AND DECEMBER 31, 1996
--------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY                  1997          1996
CURRENT LIABILITIES:
  Accrued payroll and related expenses          $  7,496,000   $  7,338,000
  Accrued interest expense                         5,561,000            --
  Unearned revenue                                 2,088,000      2,088,000
  Deferred transaction costs                       3,453,000            --
  Accrued property taxes                           1,544,000      1,100,000
  Accounts payable and accrued expenses            2,854,000      4,372,000
  Accrued liability for compensation expense      12,115,000            --
  Current portion of:
    Long-term debt                                 5,339,000      5,523,000
    Capitalized lease obligations                    912,000        869,000
                                                 -----------   ------------
      Total current liabilities                   41,362,000     21,290,000

LONG-TERM DEBT - Less current portion            158,577,000    147,660,000

CAPITALIZED LEASE OBLIGATIONS -
  Less current portion                            17,762,000     16,499,000

DEFERRED INCOME TAXES                             46,955,000     50,761,000

OTHER LIABILITIES                                  1,736,000      1,892,000

STOCKHOLDERS' EQUITY:
  Common stock; par value $.10 per share;
  100,000 shares authorized; 48,687 shares
  issued and outstanding at October 31, 1997
  and December 31, 1996                                5,000          5,000
Additional paid-in capital                        44,766,000     44,766,000
Accumulated deficit                              (10,360,000)    (3,296,000)
                                                 -----------   ------------
                                                  34,411,000     41,475,000
Less:
  Due from stockholders                              145,000        288,000
Treasury stock - 240 shares and 192 shares
  at October 31, 1997 and December 31, 1996,
  at cost                                            347,000        297,000
                                                 -----------   ------------
  Stockholders' equity, net                       33,919,000     40,890,000
                                                 -----------   ------------
                                                $300,311,000   $278,992,000
                                                 ===========   ============

See notes to consolidated financial statements.                    (Concluded)

URS LOGISTICS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS
TEN MONTHS ENDED OCTOBER 31, 1997 AND YEAR ENDED DECEMBER 31, 1996
--------------------------------------------------------------------------------

                                                1997                   1996
                                            ------------           ------------
REVENUES .................................  $131,793,000           $144,229,000

OPERATING EXPENSES:
 Cost of services ........................    90,660,000             94,931,000
 General and administrative ..............    11,149,000             12,259,000
 Depreciation and amortization ...........    13,472,000             14,574,000
 Compensation expense ....................    12,115,000                     --
                                            ------------           ------------
  Total operating expenses ...............   127,396,000            121,764,000
                                            ------------           ------------
                                               4,397,000             22,465,000

INTEREST EXPENSE .........................   (15,840,000)           (18,037,000)

INTEREST INCOME ..........................       241,000                263,000
                                            ------------           ------------

  Net interest expense ...................   (15,599,000)           (17,774,000)
                                            ------------           ------------

INCOME (LOSS) BEFORE INCOME TAXES ........   (11,202,000)             4,691,000

INCOME TAX BENEFIT (EXPENSE) .............     4,138,000             (1,827,000)
                                            ------------           ------------

NET INCOME (LOSS) ........................  $ (7,064,000)          $  2,864,000
                                            ============           ============

See notes to consolidated financial statements.

URS LOGISTICS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                      Common Stock                                                         Treasury Stock
                                     ----------------                                                  ----------------------
                                      Number   Par         Additional   Accumulated      Due From       Number
                                    of Shares  Value        Paid-In       Deficit       Stockholders   of Shares     Cost
                                                            Capital
BALANCE - DECEMBER 31, 1995.....   48,687     $5,000      $44,766,000   $ (6,160,000)   $ (361,000)       96       $ (101,000)
  Purchase of treasury shares...                                                                          96         (196,000)
  Payments received on
   stockholder notes............                                                            73,000
  Net income....................                                           2,864,000
                                   ------     ------      -----------   ------------    ----------       ---       ----------
BALANCE - December 31, 1996        48,687      5,000       44,766,000     (3,296,000)     (288,000)      192         (297,000)
  Purchase of treasury shares...                                                                          48          (50,000)
  Payments received on
   stockholder notes............                                                           143,000
  Net loss......................                                          (7,064,000)
                                   ------     ------      -----------   ------------    ----------       ---       ----------
BALANCE - October 31, 1997......   48,687     $5,000      $44,766,000   $(10,360,000)   $ (145,000)      240       $ (347,000)
                                   ======     ======      ===========   ============    ==========       ===       ==========

See notes to consolidated financial statements.

URS LOGISTICS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
TEN MONTHS ENDED OCTOBER 31, 1997 AND YEAR ENDED DECEMBER 31, 1996
-------------------------------------------------------------------------------

                                                            1997                1996
OPERATING ACTIVITIES:
  Net income (loss)                                    $ (7,064,000)       $  2,864,000
  Adjustments to reconcile net income (loss)
    to net cash provided by operating activities:
  Depreciation and amortization                          13,472,000          14,574,000
  Loss (gain) on disposal of assets                           4,000              (7,000)
  Partnership earnings                                     (697,000)           (687,000)
  Changes in assets and liabilities:
    Trade accounts receivable                            (1,301,000)         (2,954,000)
    Other current assets                                   (302,000)           (297,000)
    Accounts payable and accrued expenses                20,213,000           1,308,000
    Deferred income taxes                                (5,633,000)         (1,498,000)
    Other liabilities                                      (156,000)            (76,000)
                                                       ------------        ------------

      Net cash provided by operating activities          18,536,000          13,227,000

INVESTING ACTIVITIES:
  Additions to property, plant, and equipment           (20,210,000)        (13,994,000)
  Proceeds from disposals of property, plant
    and equipment                                            87,000               9,000
  Contribution to partnership                                                  (630,000)
  Partnership distributions                                 978,000             537,000
  Payments received on notes receivable                      30,000              42,000
  Increase in other long-term assets                     (4,633,000)            (40,000)
                                                       ------------        ------------

      Net cash used in investing activities             (23,748,000)        (13,996,000)

FINANCING ACTIVITIES:
  Proceeds from borrowings                               47,000,000          11,483,000
  Payments on long-term debt                             36,268,000         (10,939,000)
  Principal payments under capital lease obligations      1,306,000            (470,000)
  Purchase of treasury stock                                (50,000)           (196,000)
  Payments received on notes receivable from
    shareholders                                            143,000              73,000
  Loan closing costs                                     (1,617,000)                 --
                                                       ------------        ------------

      Net cash provided by (used in) financing
          activities                                     10,514,000             (49,000)
                                                       ------------        ------------

NET CHANGE IN CASH AND CASH INVESTMENTS                   5,302,000            (818,000)

CASH AND CASH INVESTMENTS:
  Beginning of period                                       904,000           1,722,000
                                                       ------------        ------------
  End of period                                        $  6,206,000        $    904,000
                                                       ------------        ------------

SUPPLEMENTAL DISCLOSURES:
  Interest paid, net of amount capitalized             $ 11,128,000        $ 18,045,000
                                                       ============        ============
  Income taxes paid                                    $  1,493,000        $  3,324,000
                                                       ============        ============

SUPPLEMENTAL INFORMATION ABOUT NONCASH
  FINANCING INVESTING AND FINANCING ACTIVITIES:
  Capital lease obligations of $2,180,000
    were incurred during the ten months ended
    October 31, 1997 when the Company entered into new leases for equipment.


See notes to consolidated financial statements.

URS LOGISTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF OCTOBER 31, 1997 AND DECEMBER 31, 1996 FOR THE TEN MONTHS ENDED
OCTOBER 31, 1997 AND THE YEAR ENDED DECEMBER 31, 1996
-------------------------------------------------------------------------------

1.   BASIS OF PRESENTATION AND SUBSEQUENT EVENT

     On October 31, 1997, all of the common stock of URS Logistics, Inc.'s (the "Company") was acquired by an entity controlled by Vornado Realty Trust. As a result of concurrent related transactions, the Company was acquired by Vornado/Crescent Atlanta Partnership, a joint venture owned by Vornado Realty Trust and Crescent Real Estate Equities Company. These financial statements present the financial position and results of operations of the Company on the historical cost basis for the ten-month period immediately prior to the sale of the Company and for the year ended December 31, 1996.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, United Refrigerated Services of Texarkana, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation. The Company operates and manages public refrigerated warehouses in the continental United States.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Depreciation and amortization are computed on the straight-line method over the estimated remaining useful lives of the respective assets, which are generally 50 years for buildings, 20 years for building improvements, and 5-12 years for machinery and equipment. Depreciation and amortization begin the month in which the asset is placed into service. For federal income tax purposes, accelerated depreciation methods and shorter lives are utilized.

     Loan closing costs are capitalized and amortized on the straight-line method over the term of the loan to which they apply.

     Lease agreements are classified as capital or operating in accordance with Statement of Financial Accounting Standards ("SFAS") 13, "Accounting for Leases," including subsequent amendments and interpretations. Capitalized leases are recorded at the lower of the present value of future lease payments or the fair market value of the property. Capitalized leases are depreciated on a straight-line basis over the lease terms for real estate and the estimated asset life or lease term for equipment, whichever is shorter.

     The Company charges construction costs with interest on borrowed funds during the construction period of major facilities. This interest is subsequently charged to operations through depreciation over the life of capitalized property. Approximately $190,000 of interest was capitalized during the year ended December 31, 1996.

     The Company defines "cash and cash investments" as all unrestricted cash and highly liquid investments with an original maturity of three months or less.

     Revenues include storage and handling fees and management fees for locations managed on behalf of third parties. Costs related to managed facilities are included in operating expenses.

     The Company charges customers for certain storage and handling in advance, but defers the related revenue until it has been earned.

     The Company records deferred income taxes for the difference in the bases of assets and liabilities for tax and financial statement purposes and the enacted rates in effect in the years that the differences are expected to reverse.

     The Company evaluates possible impairment of noncurrent assets and recognition of impairment losses whenever circumstances indicate that the carrying value of such assets may be less than their fair values.

     Certain reclassifications of prior year balances have been made to conform with current year financial statement presentation.

3.   INVESTMENT IN PARTNERSHIP

     The Company's wholly owned subsidiary is a partner with an unrelated third party (collectively the "Partnership") for the purpose of operating a public refrigerated warehouse in Texarkana, Arkansas. The investment is accounted for using the equity method.

     The Company is entitled to 50% of the Partnership's earnings. Included in revenues in the ten months ended October 31, 1997 and the year ended December 31, 1996 are $697,000 and $687,000, respectively, representing the Company's equity in the earnings of the Partnership.

     The partnership owns land and building and is responsible for the related mortgage debt. The Company has guaranteed approximately $3,506,000 that represents 50% of the mortgage debt.

4.  LONG-TERM DEBT

                                        1997                1996
Term Loan.........................  $ 39,900,000
Term Note A.......................     9,016,000        $ 11,700,000
Term Note B.......................    42,000,000          42,000,000
Term Note C.......................    73,000,000          73,000,000
Line of credit borrowings.........                        26,483,000
                                    ------------        ------------
                                     163,916,000         153,183,000
Less current portion..............     5,339,000           5,523,000
                                    ------------        ------------
                                    $158,577,000        $147,660,000
                                    ============        ============

Subsequent to October 31, 1997, the Company made a scheduled repayment against Term Note A of $2,839,000. In December 1997, the Company repaid in full the term loan in the amount of $39,900,000. In January 1998, as contemplated in connection with the acquisition of the Company, the Company repaid the entire balance of Term Notes A, B, and C. Such January repayments aggregated approximately $149,603,000, including prepayment penalties of $28,425,000. Financing for these repayments was provided by a bridge loan with interest at formula rates based on LIBOR and that matures on April 30, 1998.

The Company entered into interest rate swap agreements to reduce the impact of changes in interest rates on its line of credit borrowings. At October 31, 1997, the Company had outstanding two interest rate swap agreements with commercial banks, having a total notional principal amount of $16 million. These agreements effectively convert the Company's floating reference interest rate (based on three-month LIBOR) on $16 million of its revolving line of credit borrowings to a fixed reference rate of 5.42%. The interest rate swap agreements mature in December 1997. Although the Company is exposed to credit loss in the event of nonperformance by the other parties to the interest rate swap agreements, the Company does not anticipate nonperformance by the counterparties. The interest rate swap agreements resulted in an immaterial amount of net interest income for the ten months ended October 31, 1997.

The weighted average interest rate on the debt outstanding at October 31, 1997 and December 31, 1996 was 10.9% and 11.0%, respectively. All long-term debt is collateralized by substantially all owned property, plant, and equipment.

On April 23, 1998, the Company borrowed $253,000,000 under a long-term mortgage note. Proceeds of this borrowing were used primarily to repay in full the bridge financing obtained in January 1998. The debt is repayable in equal monthly installments based on a 25-year amortization schedule beginning in May 1998. At the Company's option, the loan may be repaid at any time on or after April 11, 2008. This loan bears interest at 7% until April 2008, at which time the interest rate will be adjusted to 9%.

The Company has classified as a current liability the amount of its new mortgage debt that is payable during 1998. The Company has classified the remaining balance of its debt outstanding at December 31, 1998 as a long-term liability based on its demonstrated ability to refinance that debt.

Under the terms of the Company's April 1998 borrowings, the Company's cash receipts and certain of its disbursements will be controlled by the servicer of the mortgage loan. Accordingly, the Company expects that certain of its cash balances will be classified as restricted cash during the time that the debt remains outstanding.

Aggregate maturities of the Company's $253,000,000 long-term debt for each of the next five years and thereafter as follows:

YEAR ENDED
DECEMBER 31,

1998.........................................     $2,574,000
1999.........................................      4,090,000
2000.........................................      4,383,000
2001.........................................      4,697,000
2002.........................................      5,034,000
Thereafter...................................    232,222,000
                                                ------------
                                                $253,000,000
                                                ============

5.   LEASE COMMITMENTS

Prior to October 31, 1997, the Company leased two refrigerated warehouse facilities from entities owned by an individual who was a significant shareholder. These leases are classified as capital leases. The lease terms expire on April 1, 2013. Fixed rental payments under these leases aggregate $1,650,000 annually. The Company also leased under an operating lease one refrigerated warehouse facility from an entity owned by a significant shareholder. The lease term expires on December 30, 2010 and may be extended for two five-year periods at the option of the Company. The future minimum lease payments under this lease are set at $1,120,000 annually. The leases continue in effect after the sale of the Company.

The Company also has both capital and operating lease agreements for equipment and other facilities. The Company pays taxes, insurance, and maintenance costs on substantially all of the leased property. Lease terms generally range from 5 to 20 years with renewal or purchase options.

As of October 31, 1997, future minimum lease payments under these leases are as follows:

                                       Refrigerated Warehouse                   Headquarters
                                       Facilities and Equipment                   Facility             Total
                                      ----------------------------
                                       Capitalized      Operating                Operating           Operating
                                        Leases           Leases                    Lease               Lease

Nov. - Dec. 1997                    $   493,000        $  1,214,000          $   78,000           $ 1,292,000
1998                                  2,960,000           7,463,000             478,000             7,941,000
1999                                  2,960,000           6,930,000             492,000             7,422,000
2000                                  2,820,000           6,565,000             434,000             6,999,000
2001                                  2,925,000           6,237,000             445,000             6,682,000
2002                                  1,937,000           5,115,000             457,000             5,572,000
Thereafter                           16,800,000          30,812,000                                30,812,000
                                   ------------        ------------          -----------          -----------
Total minimum obligations            30,895,000        $ 64,336,000           $2,384,000           $66,721,000
                                                       ============          ===========          ============

Less interest portion                12,221,000

Present value of net
 minimum payments                    18,674,000

Less current portion                    912,000
                                     -----------
                                    $17,762,000
                                    ============


   Rental expense for all operating leases was $7,732,000 for the ten months ended October 31, 1997 and $9,092,000 for the year ended December 31, 1996.

6. TAXES ON INCOME

   Deferred income taxes at October 31, 1997 and December 31, 1996 consist of the tax effects of temporary differences in the basis of assets and liabilities for financial reporting and tax purposes as follows:



                                                                  1997                         1996
Current assets - accrued expenses                             $ 2,637,000                  $ 2,303,000
                                                               -----------                 -----------

Noncurrent liabilities:
 Depreciation                                                 $51,938,000                  $52,848,000
 Net operating loss and minimum tax credit carryforwards       (4,883,000)                  (1,813,000)
 Other                                                           (100,000)                    (274,000)
                                                              ------------                 ------------

                                                              $46,955,000                  $50,761,000
                                                              ===========                  ===========

    Tax benefit (expense) for the ten months ended October 31, 1997 and the year ended December 31, 1996 consists of the following:

                                       1997           1996
    Current expense:
      Federal                       $    --         $(1,707,000)
      State                              --            (793,000)
                                    ----------      -----------
                                                     (2,500,000)
      Deferred benefit               4,138,000          673,000
                                    ----------      -----------
        Net benefit (expense)       $4,138,000      $(1,827,000)
                                    ==========      ===========

    Reconciliations between the amounts determined by applying the federal statutory rates in the ten months ended October 31, 1997 and the year ended December 31, 1996 to income (loss) before income taxes and income tax expense (benefit) are as follows:

                                               1997           1996
    Income tax benefit (expense)
      at federal statutory rate               (34.0)%         35.0%
    State tax, net of federal benefit          (4.1)%          6.7%
    Nondeductible expenses                      1.1%           2.7%
    Increase in tax credit carryforwards                      (6.2)%
    Other                                       0.1%           0.7%
                                              -----           ----
        Net benefit (expense)                 (36.9)%         38.9%
                                              =====           ====

    In 1996, the Company amended certain of its previously filed tax returns. The amended filings resulted in an increase in certain tax credit carryforward amounts, which have been included as a reduction of 1996 tax expense.

    The Company has net operating loss and alternative minimum tax credit carryforwards for tax purposes of approximately $7,200,000 and $1,700,000, respectively, at October 31, 1997, which have been recognized for financial reporting purposes.

7.  SIGNIFICANT CUSTOMERS

    In the ten months ended October 31, 1997, revenues from two customers represented 10% each of total revenue. A significant portion of the Company's customers operate in the processed foods industry.

8.  FAIR VALUE OF FINANCIAL INSTRUMENTS

    Based on amounts repaid by the Company subsequent to October 31, 1997, the fair value of long-term debt was approximately $192,342,000. Based on the contractual interest rates and maturity dates of the Company's interest rate swaps, the fair value of such swaps at October 31, 1997 was not significant.

9.  EMPLOYEE BENEFIT PLANS

    Profit Sharing - The Company has a defined contribution employee benefit plan which covers all eligible employees. The Company's profit sharing expense was $1,454,000 for the ten months ended

    October 31, 1997 and $1,536,000 for the year ended December 31, 1996. The plan was also allows contributions by plan participants in accordance with
    Section 401(k) of the Internal Revenue Code.

    Deferred Compensation - The Company has deferred compensation and supplemental retirement plan agreements with certain of its executives. The agreements provide for certain benefits at retirement or disability, and also provide for survivor benefits in the event of death of the employee. The Company charges expense for the accretion of the liability each year. The Company is presently funding the plan through a life insurance program which protects it against losses due to acceleration of benefits arising from disability or death and provides for the funds expected to be needed for the normal benefits.

    The net expense for all deferred compensation and supplemental retirement plans was approximately $124,546 for the ten months ended October 31, 1997 and $207,000 for the year ended December 31, 1996.

10. COMPENSATION EXPENSE

    The Company had outstanding warrants that allowed the holders to purchase up to 5,785 shares of the Company's common stock. Warrants for 4,250 shares (including warrants for 3,000 shares held by employees) became exercisable and were exercised when the change in control of the Company occurred. The remaining 1,535 warrants expired. The Company recorded $6,720,000 of compensation expense in connection with the exercise of these warrants.

    In connection with the sale of the Company, the Company recorded $5,395,000 in management compensation expense.

INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
URS Logistics, Inc.:

We have audited the accompanying consolidated balance sheet of URS Logistics, Inc. (the "Company") and subsidiary as of December 31, 1997 and the related consolidated statements of operations, stockholder's equity, and cash flows for the two months ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company and subsidiary as of December 31, 1997 and the results of their operations and their cash flows for the two months ended December 31, 1997 in conformity with generally accepted accounting principles.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
March 25, 1998
(April 23, 1998 as to Note 4)

URS LOGISTICS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET
DECEMBER 31, 1997
--------------------------------------------------------------------------------

ASSETS
CURRENT ASSETS:
 Cash and cash investments                                  $  5,083,000
 Trade accounts receivable, less allowance for doubtful
  accounts of $100,000                                        20,275,000
 Other current assets                                          1,670,000
 Refundable income taxes                                       3,121,000
 Deferred income taxes                                         2,637,000
                                                            ------------

  Total current assets                                        32,786,000

PROPERTY, PLANT, AND EQUIPMENT:
 Land                                                         20,910,000
 Buildings and improvements                                  288,553,000
 Machinery and equipment                                     108,730,000
 Construction-in-progress                                      1,254,000
                                                            ------------
                                                             419,447,000
 Less accumulated depreciation                                 2,015,000
                                                            ------------

  Property, plant, and equipment, net                        417,432,000

CAPITALIZED LEASES:
 Refrigerated warehouse facilities                            13,075,000
 Equipment                                                     5,728,000
                                                            ------------
                                                              18,803,000
 Less accumulated depreciation                                   258,000
                                                            ------------

  Capitalized leases, net                                     18,545,000

OTHER ASSETS:
 Excess of cost over estimated fair value of net
  assets acquired, net of accumulated amortization
  of $295,000                                                 68,943,000
 Loan closing costs, net of accumulated amortization
  of $150,000                                                    452,000
 Investment in partnership                                     2,706,000
 Other                                                         3,318,000
                                                            ------------

  Total other assets                                          75,419,000
                                                            ------------

                                                            $544,182,000
                                                            ------------
                                                             (continued)

URS LOGISTICS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET
DECEMBER 31, 1997
---------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
  Accrued payroll and insurance                   $  9,439,000
  Deferred revenue                                   2,134,000
  Accrued property taxes                             1,032,000
  Accounts payable and accrued expenses              3,257,000
  Current portion of:
    Long-term debt                                   2,574,000
    Capitalized lease obligations                    1,365,000
                                                  ------------
      Total current liabilities                     19,801,000

LONG-TERM DEBT                                     200,429,000

CAPITALIZED LEASE OBLIGATIONS -
  Less current portion                              17,093,000

DEFERRED INCOME TAXES                              122,002,000

OTHER LIABILITIES                                    1,748,000

STOCKHOLDER'S EQUITY:
  Common stock; par value $.10 per share;
    1,000 shares authorized, issued, and
    outstanding                                             --
  Additional paid-in capital                       183,433,000
  Accumulated deficit                                 (324,000)
                                                  ------------
    Stockholder's equity                           183,109,000
                                                  ------------
                                                  $544,182,000
                                                  ============

See notes to consolidated financial statements.

URS LOGISTICS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF OPERATIONS
TWO MONTHS ENDED DECEMBER 31, 1997
--------------------------------------------------------------------------------

REVENUES .........................................................  $26,571,000

OPERATING EXPENSES:
 Cost of services ................................................   17,960,000
 General and administrative ......................................    2,832,000
 Depreciation and amortization ...................................    2,718,000
                                                                    -----------

  Total operating expenses .......................................   23,510,000
                                                                    -----------

  Operating income ...............................................    3,061,000

INTEREST EXPENSE, net of interest income of $89,000 ..............    3,337,000
                                                                    -----------

NET LOSS BEFORE INCOME TAXES .....................................     (276,000)

INCOME TAX EXPENSE ...............................................      (48,000)
                                                                    -----------

NET LOSS .........................................................  $  (324,000)
                                                                    ===========

See notes to consolidated financial statements.

URS LOGISTICS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY



                                             Common Stock
                                       ---------------------
                                          Number       Par        Additional         Accumulated
                                        of Shares     Value        Paid-In             Deficit
                                                                   Capital

BALANCE - October 31, 1997..........   1,000          $ -         $183,433,000
  Net loss..........................                                                 $ (324,000)
                                      ======          ===         ============       ==========
Balance - December 31, 1997.........   1,000          $ -         $183,433,000       $ (324,000)
                                      ======          ===         ============       ==========

See notes to consolidated financial statements.

URS LOGISTICS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
TWO MONTHS ENDED DECEMBER 31, 1997
-------------------------------------------------------------------------------

OPERATING ACTIVITIES:
  Net loss                                                  $  (324,000)
  Adjustments to reconcile net income to net cash
    used in operating activities:
    Depreciation and amortization                             2,718,000
    Partnership earnings                                       (149,000)
    Changes in assets and liabilities:
      Trade accounts receivable                              (1,629,000)
      Other current assets                                      808,000
      Accounts payable and accrued expenses                 (15,289,000)
      Other liabilities                                          11,000
      Refundable income taxes                                  (613,000)
                                                            -----------

        Net cash used in operating activities               (14,467,000)

INVESTING ACTIVITIES:
  Additions to property, plant, and equipment                (1,604,000)
  Decrease in other long-term assets                            522,000
                                                            -----------

        Net cash used in investing activities                (1,082,000)

FINANCING ACTIVITIES:
  Proceeds from borrowings                                   53,400,000
  Payments on long-term debt                                (42,739,000)
  Principal payments under capital lease obligations           (214,000)
                                                            -----------

        Net cash provided by financing activities            10,447,000
                                                            -----------

NET CHANGE IN CASH AND CASH INVESTMENTS                      (5,102,000)

CASH AND CASH INVESTMENTS:
  Beginning of period                                        10,185,000
                                                            -----------
  End of period                                             $ 5,083,000
                                                            ===========

SUPPLEMENTAL DISCLOSURES:
  Interest paid                                             $ 8,203,000
                                                            ===========

  Income taxes paid                                         $   661,000
                                                            ===========


See notes to consolidated financial statements.

URS LOGISTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR TWO MONTHS ENDED DECEMBER 31, 1997
-------------------------------------------------------------------------------

1. ACQUISITION OF THE COMPANY

On October 31, 1997, all of the common stock of URS Logistics, Inc. (the "Company"), was acquired by an entity controlled by Vornado Realty Trust for approximately $183,433,000 plus assumption of outstanding debt and capitalized lease obligations of approximately $209,649,000. As a result of concurrent related transactions, the Company was acquired by Vornado/Crescent Atlanta Partnership, a joint venture owned by Vornado Realty Trust and Crescent Real Estate Equities Company. The joint venture applied the purchase method of accounting to the acquisition and "pushed down" its basis in the acquired assets and liabilities to the Company. Preliminary values assigned to assets and liabilities of the Company on November 1, 1997 were as follows:

Current assets                                          $ 33,817,000
Property, plant, and equipment                           417,843,000
Capitalized leases                                        18,803,000
Excess of cost over fair value of net assets acquired     69,238,000
Other assets                                               7,759,000


Current liabilities, including approximately
 $412,000 related to severance and relocation            (33,276,000)
Long-term debt                                          (192,342,000)
Capitalized lease obligations                            (17,307,000)
Deferred income taxes                                   (119,365,000)
Other liabilities                                         (1,737,000)
                                                      --------------

                                                        $183,433,000
                                                      ==============

Purchase price in excess of the fair value of assets acquired and liabilities assumed is being amortized over a 40-year period. The assignment of fair values to assets acquired and liabilities assumed is preliminary and subject to revision. In particular, management has not yet finalized plans related to locations to be closed.

Results of operations of the Company are presented for the period from acquisition to December 31, 1997, the end of the Company's fiscal year.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, United Refrigerated Services of Texarkana, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation. The Company operates and manages public refrigerated warehouses in the continental United States.

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Depreciation and amortization are computed on the straight-line method over the estimated remaining useful lives of the respective assets, which are generally 30 to 50 years for buildings, 20 years for building improvements, and 5-12 years for machinery and equipment. Depreciation and amortization begin the month in which the asset is placed into service. For federal income tax purposes, accelerated depreciation methods and shorter lives are utilized.

   Loan closing costs are capitalized and amortized on the straight-line method over the term of the loan to which they apply.

   Lease agreements are classified as capital or operating in accordance with Statement of Financial Accounting Standards ("SFAS")13, "Accounting for Leases," including subsequent amendments and interpretations. Capitalized leases are recorded at the lower of the present value of future lease payments or the fair market value of the property. Capitalized leases are depreciated on a straight-line basis over the lease terms for real estate and the estimated asset life or lease term for equipment, whichever is shorter.

   The Company charges construction costs with interest on borrowed funds during the construction period of major facilities. This interest is subsequently charged to operations through depreciation over the life of capitalized property. No interest was capitalized during the two months ended December 31, 1997.

   The Company defines "cash and cash investments" as all unrestricted cash and highly liquid investments with an original maturity of three months or less.

   Revenues include storage and handling fees and management fees for locations managed on behalf of third parties. Costs related to managed facilities are included in operating expenses.

   The Company charges customers for certain storage and handling in advance, but defers the related revenue until it has been earned.

   The Company records deferred income taxes for the difference in the bases of assets and liabilities for tax and financial statement purposes and the enacted rates in effect in the years that the differences are expected to reverse.

   The Company evaluates possible impairment of noncurrent assets and recognition of impairment losses whenever circumstances indicate that the carrying value of such assets may be less than their fair values.

3. INVESTMENT IN PARTNERSHIP

   The Company's wholly owned subsidiary is a partner with an unrelated third party (collectively the "Partnership") for the purpose of operating a public refrigerated warehouse in Texarkana, Arkansas. The investment is accounted for using the equity method.

   The Company is entitled to 50% of the Partnership's earnings. Included in revenues is $149,000 representing the Company's equity in the earnings of the Partnership.

The partnership owns land and building and is responsible for the related mortgage debt. The Company has guaranteed approximately $3,458,000 that represents 50% of the mortgage debt.

4. LONG-TERM DEBT

                                                           DECEMBER 31,
                                                               1997
    Term Note A                                           $  6,178,000
    Term Note B                                             42,000,000
    Term Note C                                             73,000,000
    Prepayment penalties due                                28,425,000
    Bridge Loan                                             53,400,000
                                                          -------------
                                                           203,003,000

    Less current portion                                     2,574,000
                                                          -------------

                                                         $ 200,429,000
                                                         ==============

Subsequent to October 31, 1997, the Company made a scheduled repayment against Term Note A of $2,839,000. In December 1997, the Company repaid in full a term loan in the amount of $39,900,000. In January 1998, as contemplated in connection with the acquisition of the Company, the Company repaid the entire balance of Term Notes A, B, and C. Such January repayments aggregated approximately $149,603,000, including prepayment penalties of $28,425,000. Financing for these repayments was provided by a bridge loan with interest at formula rates based on LIBOR.

The weighted average interest rate on the debt outstanding at December 31, 1997 was 11.45%. All long-term debt is collateralized by substantially all owned property, plant, and equipment. In addition, the Company's parent pledged all of the outstanding stock of the Company as security for the bridge financing.


On April 23, 1998, the Company borrowed $253,000,000 under a long-term mortgage note. Proceeds of this borrowing were used primarily to repay in full the bridge loan. The note is secured by mortgages on certain of the Company's properties with an aggregate carrying value of approximately $372,000,000 and certain properties transferred to it from an affiliate with an aggregate carrying value of approximately $51,000,000 at December 31, 1997. The debt is repayable in equal monthly installments based on a 25-year amortization schedule beginning in May 1998. At the Company's option, the loan may be repaid at any time on or after April 11, 2008. This loan bears interest at approximately 7% until April 2008, at which time the interest rate will be adjusted to approximately 9%.

The Company has classified as a current liability the amount of its new mortgage debt that is payable during 1998. The Company has classified the remaining balance of its debt outstanding at December 31, 1998 as a long-term liability based on its demonstrated ability to refinance that debt.

Under the terms of the Company's April 1998 borrowings, the Company's cash receipts and certain disbursements will be controlled by the servicer of the mortgage loan. Accordingly, the Company expects that certain of its cash balances will be classified as restricted cash during the time that the debt remains outstanding.

Aggregate maturities of the Company's $253,000,000 long-term debt for each of the next five years and thereafter as follows:

     YEAR ENDED
     DECEMBER 31,
     1998                                             $  2,574,000
     1999                                                4,090,000
     2000                                                4,383,000
     2001                                                4,697,000
     2002                                                5,034,000
     Thereafter                                        232,222,000
                                                      ------------
                                                      $253,000,000
                                                      ============

5. LEASE COMMITMENTS

The Company has both capital and operating lease agreements for refrigerated warehouse facilities and equipment. The Company pays taxes, insurance, and maintenance costs on substantially all of the leased property. Lease terms generally range from 5 to 20 years with renewal or purchase options.

As of December 31, 1997, future minimum lease payments under these leases are as follows:

                                        REFRIGERATED WAREHOUSE       HEADQUARTERS
                                       FACILITIES AND EQUIPMENT       FACILITY         TOTAL
                                     ---------------------------      OPERATING       OPERATING
                                      CAPITALIZED    OPERATING          LEASE          LEASES
                                        LEASES         LEASES
     1998                             $ 2,960,000    $ 7,592,000   $  479,000      $ 8,071,000
     1999                               2,960,000      7,059,000      492,000        7,551,000
     2000                               2,820,000      6,693,000      434,000        7,127,000
     2001                               2,925,000      6,365,000      445,000        6,810,000
     2002                               1,937,000      5,244,000      456,000        5,700,000
     Thereafter                        16,798,000     31,069,000           --       31,069,000
                                      -----------    -----------   ----------      -----------
          Total minimum obligations    30,400,000    $64,022,000   $2,306,000      $66,328,000
                                                     ===========   ==========      ===========
     Less interest portion             11,942,000
                                      -----------
     Present value of net
      minimum payments                 18,458,000
     Less current portion               1,365,000
                                      -----------
                                      $17,093,000
                                      ===========

Rental expense for all operating leases for the two months ended December 31, 1997 was $1,554,000.

6. TAXES ON INCOME

Deferred income taxes at December 31, 1997 consist of the tax effects of temporary differences in the basis of assets and liabilities for financial reporting and tax purposes as follows:

6. TAXES ON INCOME

     Deferred income taxes at December 31, 1997 consist of the tax effects of temporary differences in the basis of assets and liabilities for financial reporting and tax purposes as follows:

  Current assets -- accrued expenses...........................    $  2,637,000
                                                                   ============
  Noncurrent liabilities:
    Depreciation...............................................    $123,213,000
    Other......................................................      (1,211,000)
                                                                   ------------
                                                                   $122,002,000
                                                                   ============

     Tax expense for the two months ended December 31, 1997 consists of the following:

  Current Expense:
    Federal....................................................    $38,000
    State......................................................     10,000
                                                                   -------
                                                                   $48,000
  Deferred benefit.............................................         --
                                                                   -------
      Net expense..............................................    $48,000
                                                                   =======

     A reconciliation between income tax expense and the amount determined by applying the federal statutory rate to loss before income taxes is as follows:

     Income tax benefit at federal statutory rate .............   $(94,000)
     State tax, net of federal benefit.........................     10,000
     Nondeductible amortization of excess cost.................    112,000
     Nondeductible expenses....................................     19,000
     Other.....................................................      1,000
                                                                  --------
                                                                  $ 48,000
                                                                  ========


     As of December 31, 1997, the Company has net operating loss and alternative minimum tax credit carryforwards for tax purposes of approximately $7,200,000 and $1,700,000, respectively.

7. SIGNIFICANT CUSTOMERS

     Revenues from two customers each represented approximately 10% of total revenue. A significant portion of the Company's customers operate in the processed foods industry.

8. EMPLOYEE BENEFIT PLANS

     Profit Sharing -- The Company has a defined contribution employee benefit plan which covers all eligible employees. The plan was also allows contributions by plan participants in accordance with Section 401(k) of the Internal Revenue Code. The Company's profit sharing expense for the two months ended December 31, 1997 was $217,000.

     Deferred Compensation -- The Company has deferred compensation and supplemental retirement plan agreements with certain of its executives. The agreements provide for certain benefits at retirement or disability, and also provide for survivor benefits in the event of death of the employee. The Company charges expense for the accretion of the liability each year.

     The Company is presently funding the plan through a life insurance program which protects it against losses due to acceleration of benefits arising from disability or death and provides for the funds expected to be needed for the normal benefits.

     The net expense for all deferred compensation and supplemental retirement plans was approximately $27,000.

                        [ARTHUR ANDERSEN LLP LETTERHEAD]



                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholder and Board of Directors of Freezer Services - West Point, Inc.:

We have audited the accompanying balance sheets of Freezer Services - West Point, Inc. (a Nebraska corporation) as of December 31, 1997 and 1996, and the related statements of operations, changes in stockholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Freezer Services - West Point, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                   /s/  Arthur Andersen LLP

Omaha, Nebraska,

  February 6, 1998 (except
  with respect to the matter
  discussed in Note 7, as
  to which the date is
  February 25, 1998)

                      FREEZER SERVICES - WEST POINT, INC.

                  BALANCE SHEETS -- DECEMBER 31, 1997 AND 1996

                      ASSETS                     1997         1996
                      ------                 -----------   -----------
CURRENT ASSETS:
  Cash and cash equivalents                  $ 2,292,891   $ 1,584,177
  Accounts receivable --
    Trade                                        665,962       925,602
    Other                                          4,773       213,840
  Prepaid expenses                                33,485        51,958
                                             -----------   -----------
      Total current assets                     2,997,111     2,775,577

PROPERTY, PLANT AND EQUIPMENT, net of
  accumulated depreciation                    14,464,197    15,689,834

DEBT ISSUE COSTS, net of accumulated
  amortization of $71,952 and $45,788 in
  1997 and 1996, respectively                    187,515       213,679
                                             -----------   -----------
      Total assets                           $17,648,823   $18,679,090
                                             ===========   ===========

      LIABILITIES AND STOCKHOLDER'S EQUITY
      ------------------------------------

CURRENT LIABILITIES:
  Current maturities of long-term debt       $   769,769   $   717,386
  Accounts payable                               218,795       290,507
  Accrued expenses                               135,975       131,473
  Deferred revenues                              118,425       131,513
                                             -----------   -----------
      Total current liabilities                1,242,964     1,270,879

DUE TO STOCKHOLDER                             1,200,000     1,200,000

LONG-TERM DEBT, net of current maturities     12,947,466    13,721,803
                                             -----------   -----------
      Total liabilities                       15,390,430    16,192,682
                                             -----------   -----------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY:
  Common stock --
    Class A voting, $1 par value,
      5,000 shares authorized,
      100 shares issued                              100           100
    Class B nonvoting, $1 par value,
      5,000 shares authorized,
      0 shares issued                                --            --
    Additional paid-in capital                 3,799,900     3,799,900
    Retained deficit                          (1,541,607)   (1,313,592)
                                             -----------   -----------
        Total stockholder's equity             2,258,393     2,486,408
                                             -----------   -----------
        Total liabilities and
          stockholder's equity               $17,648,823   $18,679,090
                                             ===========   ===========

      The accompanying notes are an integral part of these balance sheets.

                      FREEZER SERVICES - WEST POINT, INC.

                            STATEMENTS OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996



                                                        1997                         1996
                                                       ------                      -------

OPERATING REVENUES:
 Handling                                              $  5,934,824                $  5,770,814
 Storage                                                    957,277                   1,240,518
 Other                                                      552,487                     621,299
                                                       ------------                ------------

       Total operating revenues                           7,444,588                   7,632,631

PLANT OPERATING EXPENSES                                  5,076,199                   4,933,080
                                                       ------------                ------------
       Gross profit                                       2,368,389                   2,699,551

GENERAL AND ADMINISTRATIVE EXPENSES                       1,457,256                   1,494,216
                                                       ------------                ------------
       Operating income                                     911,133                   1,205,335
                                                       ------------                ------------

OTHER INCOME (EXPENSE):
 Interest expense                                        (1,148,170)                  (1,205,457)
 Other                                                        9,022                      (28,046)
                                                       ------------                --------------
       Total other expense                               (1,139,148)                  (1,233,503)
                                                       ------------                --------------
NET LOSS                                               $   (228,015)               $     (28,168)
                                                       =============               ==============


        The accompanying notes are an integral part of these statements.

                      FREEZER SERVICES - WEST POINT, INC.

                 STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                             Additional
                                          Common              Paid-in             Retained
                                          Stock               Capital             Deficit            Total

BALANCE, December 31, 1995                   $100              $3,799,900          $(1,285,424)      $2,514,576

 Net loss                                     --                    --                 (28,168)         (28,168)
                                             -----             -----------         ------------      ------------

BALANCE, December 31, 1996                    100               3,799,900           (1,313,592)       2,486,408

 Net loss                                     --                    --                (228,015)         (228,015)

                                             -----             -----------         ------------      ------------

BALANCE, December 31, 1997                   $100              $3,799,900          $(1,541,607)       $2,258,393
                                             =====             ===========         ============      ============



        The accompanying notes are an integral part of these statements.

                       FREEZER SERVICES--WEST POINT, INC.

                           STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                            1997               1996

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net Loss                                              $  (228,015)        $  (28,168)

 Adjustments to reconcile net loss to net cash
  from operating activities--
     Depreciation and amortization                       1,312,741          1,312,620
     Changes in assets and liabilities--
          Trade accounts receivable                        259,640           (260,202)
          Other accounts receivable                        209,067            336,160
          Prepaid expenses                                  18,473            (23,765)
          Trade accounts payable                           (71,712)          (358,368)
          Accrued expenses                                   4,502             40,189
          Deferred revenues                                (13,088)            80,426
                                                       -----------         ----------
               Net cash from operating activities        1,491,608          1,098,892
                                                       -----------         ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property, plant and equipment, net           (60,939)          (149,965)
                                                       -----------         ----------
               Net cash from investing activities          (60,939)          (149,965)
                                                       -----------         ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from issuance of long-term debt                1,200,000          1,200,000
 Payments on long-term debt                             (1,921,955)          (556,480)
 Change in due to affiliate                                 --                (46,036)
                                                       -----------         ----------
               Net cash from financing activities         (721,955)          (597,484)
                                                       -----------         ----------

NET INCREASE IN CASH                                       708,714          1,546,411

CASH AND CASH EQUIVALENTS, beginning of period           1,584,177             37,766
                                                       -----------         ----------
CASH AND CASH EQUIVALENTS, end of period               $ 2,292,891         $1,584,177
                                                       ===========         ==========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
 Cash paid during the year for interest                $1,134,355          $1,108,352

        The accompanying notes are an integral part of these statements.

                      FREEZER SERVICES - WEST POINT, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Nature of Business

Freezer Services - West Point, Inc. (the Company), a Nebraska corporation, was formed March 23, 1994, to operate a processing facility in West Point, Mississippi. Construction of the facility was completed and the Company commenced operations in August 1995. The Company's revenues are generated primarily by providing refrigerated and frozen food processing and product storage services, as well as providing other services related to the distribution, packaging, loading and unloading, handling and transportation of those products.

Approximately 95 percent and 98 percent of the Company's revenues were generated from one customer in 1997 and 1996, respectively.

Revenue Recognition

Storage and handling revenues are recognized ratably over the period such goods are in storage. Revenues for other services are recognized at the time services are performed.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and the Company's portion of funds pooled with affiliated entities. The pooled funds consist of cash and short-term investments with original maturities of three months or less. The short-term investments are carried at cost, which approximates market value. The pool is maintained for investment purposes and the Company's portion is available for immediate withdrawal. The Company's portion of the pooled funds was $1,770,294 and $1,404,221 at December 31, 1997 and 1996, respectively.

Depreciation

The cost of property, plant and equipment is depreciated over the estimated useful lives of the related assets. Depreciation is determined on a straight-line basis.

The useful lives of property, plant and equipment for purposes of determining depreciation are:

     Processing facility                          20 years
     Machinery and transportation equipment      5-7 years
     Office furniture and equipment              5-7 years

Income Taxes

The Company has elected S corporation status under Section 1362 of the Internal Revenue Code. Accordingly, income taxes are attributable to the stockholder of the Company, and no provision for income taxes has been recorded in the accompanying financial statements.

Fair Value of Financial Instruments

The Company assumes that the carrying amount of short-term financial instruments approximates their fair value. For these purposes, short-term is defined as any item that matures, reprices or represents a cash transaction between willing parties within six months or less of the measurement date.

Fair values of long-term debt are based on market prices of similar instruments and/or valuation techniques using market assumptions. Although management uses its best judgment in estimating the fair value of these financial instruments, there are inherent limitations in any estimation technique. Therefore, the fair value estimates presented herein are not necessarily indicative of the amounts which the Company could realize in a current transaction.

2. PROPERTY, PLANT AND EQUIPMENT:

The following is a summary of property, plant and equipment at December 31:

                                                  1997           1996
                                               -----------    -----------
     Land                                      $    68,500    $    68,500
     Processing facility                        14,218,166     14,189,052
     Machinery and transportation equipment      1,596,653      1,578,065
     Office furniture and equipment              1,666,130      1,652,893
                                               -----------    -----------
                                                17,549,449     17,488,510
     Less - Accumulated depreciation            (3,085,252)    (1,798,676)
                                               -----------    -----------
                                               $14,464,197    $15,689,834
                                               ===========    ===========

3. CONTRACT REVENUE:

During the year ended December 31, 1994, the Company and a food processing company entered into an agreement for the construction and operation of the warehouse facility. Under the terms of the agreement, the food processor pays the Company a fixed handling, storage and freezing rate. Additional special services may be performed at a rate determined at the time the services are performed.

The agreement also calls for the Company to be reimbursed for certain start-up costs incurred immediately prior to the opening and during the first six months of operations of the facility. The Company incurred total start-up costs of $799,398. Of this amount, $196,795 has been classified as accounts receivable-other on the accompanying balance sheet at December 31, 1996. The balance was repaid during 1997.

The term of the agreement runs through August 2005 followed by two five-year renewal options. The food processing company has the option to purchase the facility at any time after August 2000. The option price is determined under terms of the agreement.

4. RELATED-PARTY TRANSACTIONS:

The company obtains management, accounting and administrative services from an affiliated entity. The accompanying financial statements include expenses of approximately $561,457 and $364,250 for these services for the years ended December 31, 1997 and 1996, respectively.

During the year ended December 31, 1995, a stockholder of the Company advanced $1,200,000 to the Company. Interest on the advance was at 7.75 percent per annum. The advance was paid during 1997.

During the year ended December 31, 1997, a stockholder of the Company advanced $1,200,000 to the Company. The advance matures July 31, 1999, and bears interest at 6.0 percent per annum.

5. LONG-TERM DEBT:

Long-term debt at December 31, 1997 and 1996, consisted of the following:

                                                           1997         1996
                                                        -----------  -----------

  Note payable, interest at 8.1 percent.
    Principal and interest due in
    monthly installments beginning August
    1995 through June 2005, with the final
    principal and interest payment of
    $6,800,648 due June 2005 with an option
    to extend for 5 years. The note is
    secured by certain property and
    equipment of the Company. The
    stockholder's guarantee is limited
    to the top $3,500,000 which has been
    reduced to $2,220,202 as of December 31,
    1997...........................................     $12,706,244  $13,272,985

 Note payable, interest at 4.25 percent.
    Principal and interest due in equal
    monthly installments of $16,541 beginning
    October 1996 through September 2003.
    The note is collateralized by a
    $1,200,000 irrevocable letter of credit.......        1,010,991    1,166,204
                                                        -----------  -----------
                                                         13,717,235   14,439,189

 Less -- Current maturities.......................          769,769      717,386
                                                        -----------  -----------
                                                        $12,947,466  $13,721,803
                                                        ===========  ===========

Scheduled maturities of long-term debt are as follows:

     Year Ending
     December 31,
     ------------
       1998.............................................    $   769,769
       1999.............................................        828,028
       2000.............................................        890,905
       2001.............................................        958,777
       2002.............................................      1,032,049
       2003 and thereafter..............................      9,237,707
                                                            -----------
                                                            $13,717,235
                                                            ===========

The notes payable contain certain financial and other restrictive covenants including maintenance of minimum current ratio, working capital, net tangible assets, fixed charge coverage ratio and net worth levels. The Company was in compliance with all such covenants at December 31, 1997.

At December 31, 1997, the estimated fair value of long-term debt approximated its carrying value.

6. EMPLOYEE BENEFIT PLANS:

The Company, together with other affiliated entities, sponsors a health benefit plan for its employees. The plan constitutes a voluntary employee benefits association under Section 501(c)(9) of the Internal Revenue Code and was established within the guidelines of the Employee Retirement Income Security Act of 1974. The Company's contributions to the plan are determined on the specific cost of each employee covered by the plan. The Company's health benefit costs charged to expense during the years ended December 31, 1997 and 1996, were $214,728 and $214,668, respectively.

The Company, together with other affiliated entities, sponsors a 401(k) retirement plan for all eligible employees. Participants may contribute up to 17 percent of their eligible wages. The Company matched 25 percent and 50 percent of the first 6 percent contributed by the employees in 1997 and 1996, respectively. The Company's 401(k) contributions charged to expense during the years ended December 31, 1997 and 1996, were $8,280 and $16,522, respectively.

7. SUBSEQUENT EVENT:

Subsequent to December 31, 1997, the Company executed a letter of intent to sell substantially all of the assets and liabilities of the Company to an independent third party at a negotiated price. The management of the Company expects to execute an asset purchase agreement in March 1998.

                              ARTHUR ANDERSEN LLP


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of American/Freezer Services, Inc.:

We have audited the accompanying balance sheets of American/Freezer Services, Inc. (a Nebraska corporation) as of December 31, 1997 and 1996, and the related statements of income, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and exhibits based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American/Freezer Services, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                      /s/ ARTHUR ANDERSEN LLP



Omaha, Nebraska, February 6, 1998 (except
with respect to the matter discussed in Note
10, as to which the date is February 25,
1998)

                         AMERICAN/FREEZER SERVICES, INC.


                           BALANCE SHEETS--DECEMBER 31


                                    ASSETS                                1997              1996
                                                                       -----------       -----------
CURRENT ASSETS:
   Cash and cash equivalents                                           $ 3,525,510       $ 8,735,281
   Accounts receivable-
     Trade                                                               2,042,203         1,666,238
     Other                                                                 111,165           231,473
   Assets held for sale, net                                                   -           3,435,696
   Prepaid expenses                                                        495,825           494,303
   Advances to affiliates                                                4,823,330           518,597
   Bond sinking fund                                                           -             220,193
                                                                       -----------       -----------
         Total current assets                                           10,998,033        15,301,781

PROPERTY, PLANT AND EQUIPMENT, net of
   accumulated depreciation                                             26,339,388        27,016,511

INVESTMENT IN LAND, at cost                                                478,495           478,495

OTHER ASSETS:
   Bond reserve fund                                                       152,716           354,787
   Bond issue costs, net of accumulated amortization of $185,168
     and $416,750 in 1997 and 1996, respectively                           278,454           338,368
   Organization costs                                                          525             3,674
                                                                       -----------       -----------
         Total assets                                                  $38,247,611       $43,493,616
                                                                       ===========       ===========

           LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Current maturities due to stockholders                              $   443,104        $      -
   Current maturities of long-term debt                                  2,382,758         2,641,488
   Deferred revenues                                                       390,837           313,335
   Accounts payable and accrued expenses                                 1,898,355         4,010,530
                                                                       -----------       -----------
         Total current liabilities                                       5,115,054         6,965,353

RENTAL SECURITY DEPOSIT                                                     38,694             2,940

DUE TO STOCKHOLDERS                                                      5,521,882         1,030,000

LONG-TERM DEBT, net of current maturities:
   Real estate mortgage                                                 13,143,566        19,136,564
                                                                       -----------       -----------
         Total liabilities                                              23,819,196        27,134,857
                                                                       -----------       -----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
   Common stock-
     Class A voting, $10 par value,
       2,000 shares authorized, 499.2 shares issued
       and outstanding                                                       4,992             4,992
     Class B nonvoting, $10 par value, 2,000 shares
       authorized, 457.6 and 46.4 shares issued
       at December 31, 1997 and 1996, respectively                           4,576               464
   Additional paid-in capital                                            8,672,647           809,496
   Retained earnings                                                     5,746,200        15,543,807
                                                                       -----------       -----------
         Total stockholders' equity                                     14,428,415        16,358,759
                                                                       -----------       -----------
         Total liabilities and stockholders' equity                    $38,247,611       $43,493,616
                                                                       ===========       ===========


      The accompanying notes are an integral part of these balance sheets.

                         AMERICAN/FREEZER SERVICES, INC.


                              STATEMENTS OF INCOME

                         FOR THE YEARS ENDED DECEMBER 31



                                                1997                1996
                                            ------------        ------------
OPERATING REVENUES:
   Handling                                 $ 17,041,235        $ 17,831,356
   Storage                                     6,818,170           7,889,665
   Freezing                                    3,713,913           4,413,354
   Lease                                       3,050,029           3,703,322
   Other                                         224,758              99,192
                                            ------------        ------------
         Total operating revenues             30,848,105          33,936,889

PLANT OPERATING EXPENSES                      16,819,877          19,235,150
                                            ------------        ------------
         Gross profit                         14,028,228          14,701,739

GENERAL AND ADMINISTRATIVE EXPENSES            5,784,780           7,221,835
                                            ------------        ------------
         Operating income                      8,243,448           7,479,904
                                            ------------        ------------
OTHER INCOME (EXPENSE):
   Interest expense                           (1,426,758)         (1,937,742)
   Interest income                               325,720             560,725
   Miscellaneous income, net                   7,057,910              69,443
                                            ------------        ------------
         Total other income (expense)          5,956,872          (1,307,574)
                                            ------------        ------------
NET INCOME                                  $ 14,200,320        $  6,172,330
                                            ============        ============


        The accompanying notes are an integral part of these statements.

                         AMERICAN/FREEZER SERVICES, INC.


                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY


                                        Class A                Class B          Additional
                                    -----------------      -----------------     Paid-in         Retained
                                    Shares     Value       Shares     Value      Capital         Earnings         Total
                                    ------    -------      ------   --------    -----------   ------------    ------------
BALANCE, December 31, 1995           499.2    $ 4,992        46.4   $    464    $   809,496   $ 16,174,902    $ 16,989,854

   Net income                           -          -           -          -              -       6,172,330       6,172,330

   Distributions to stockholders        -          -           -          -              -      (6,803,425)     (6,803,425)
                                     -----     ------      ------   --------    -----------   ------------    ------------
BALANCE, December 31, 1996           499.2      4,992        46.4        464        809,496     15,543,807      16,358,759

   Net income                           -          -           -          -              -      14,200,320      14,200,320

   200% Stock dividend                  -          -       1091.2     10,912     20,867,018    (20,877,930)             -

   Purchase of and retirement of
     Treasury stock                     -          -       (680.0)    (6,800)   (13,003,867)            -      (13,010,667)

   Distributions to stockholders        -          -           -          -              -      (3,119,997)     (3,119,997)
                                     -----    -------      ------   --------   ------------   ------------    ------------
BALANCE, December 31, 1997           499.2    $ 4,992       457.6   $  4,576   $  8,672,647   $  5,746,200    $ 14,428,415
                                     =====    =======      ======   ========   ============   ============    ============

        The accompanying notes are an integral part of these statements.

                         AMERICAN/FREEZER SERVICES, INC.


                            STATEMENTS OF CASH FLOWS

                         FOR THE YEARS ENDED DECEMBER 31

                                                                                      1997            1996
                                                                                  ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                                     $ 14,200,320    $  6,172,330
   Adjustments to reconcile net income to net cash
     from operating activities-
       Depreciation                                                                  2,483,490       3,734,708
       Amortization                                                                     63,063         393,063
       Gain on sale of assets                                                       (7,114,304)            -
       Changes in assets and liabilities-
         Trade accounts receivable, net                                               (375,965)        229,551
         Other accounts receivable                                                     120,308        (177,196)
         Prepaid expenses                                                               (1,522)       (125,569)
         Accounts payable                                                           (1,698,124)      1,568,451
         Accrued expenses                                                             (414,051)        504,206
         Deferred revenues                                                              77,502      (1,438,165)
         Rental security deposit                                                        35,754         (25,122)
                                                                                  ------------    ------------
         Net cash from operating activities                                          7,376,471      10,836,257
                                                                                  ------------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property, plant and equipment, net                                  (1,806,367)       (815,886)
   Proceeds from sale of assets                                                     10,550,000             -
                                                                                  ------------    ------------
         Net cash provided by (from) investing activities                            8,743,633        (815,886)
                                                                                  ------------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Payments on long-term debt                                                       (6,286,742)     (2,600,586)
   Stockholder cash distributions                                                   (3,119,997)     (6,803,425)
   Payments received on advances to affiliates                                          49,400       3,066,499
   Net changes on revolving credit agreement                                               -        (1,000,000)
   Deposits into bond sinking fund                                                    (810,689)       (968,410)
   Payments from bond sinking fund                                                   1,232,953         922,170
   Advances to affiliates                                                           (4,354,133)       (518,597)
   Changes in cash surrender value of life insurance                                       -            91,754
   Advances received from stockholders                                                     -           310,000
   Payments made on advances from stockholders                                      (1,030,000)       (250,000)
   Proceeds from issuance of long-term debt                                          6,000,000             -
   Purchase of treasury stock                                                      (13,010,667)            -
                                                                                  ------------    ------------
         Net cash from financing activities                                        (21,329,875)     (7,750,595)
                                                                                  ------------    ------------
NET INCREASE (DECREASE) IN CASH                                                     (5,209,771)      2,269,776

CASH AND CASH EQUIVALENTS, beginning of year                                         8,735,281       6,465,505
                                                                                  ------------    ------------
CASH AND CASH EQUIVALENTS, end of year                                            $  3,525,510    $  8,735,281
                                                                                  ============    ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid during the year for interest                                         $  1,396,472    $  1,955,800

SUPPLEMENTAL DISCLOSURE OF NONCASH TRANSACTIONS:
   In November 1997, the Board of Directors approved a 200 percent stock dividend of Class B nonvoting stock for each share of Class A voting stock and each share of Class B nonvoting stock.

        The accompanying notes are an integral part of these statements.

                         AMERICAN/FREEZER SERVICES, INC.


                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1996



1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Nature of Business

American/Freezer Services, Inc. (the Company), a Nebraska corporation, operates or manages processing facilities in Fremont, Nebraska; Sioux Falls, South Dakota; Phoenix, Arizona; East Dubuque, Illinois; Amarillo, Texas; Garden City, Kansas; and Wilmington, California. The Company's revenues are generated primarily by providing refrigerated and frozen food processing and product storage services, as well as providing other services related to the distribution, packaging, loading and unloading, handling and transportation of those products.

Approximately 49 percent and 35 percent of the Company's revenues were generated from three customers in 1997 and 1996, respectively.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Storage and handling revenues are recognized ratably over the period such goods are in storage. Revenues for other services are recognized at the time services are performed.

The Company recognizes lease revenue on a straight-line basis over the term of the lease. Cash received in excess of revenue recognized is classified as deferred revenues in the accompanying balance sheets.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and the Company's portion of funds pooled with affiliated entities. The pooled funds consist of cash and short-term investments with original maturities of three months or less. The short-term investments are carried at cost, which approximates market value. The pool is maintained for investment purposes and the Company's portion is available for immediate withdrawal. The Company's portion of the pooled funds was $1,909,937 and $6,640,357 at December 31, 1997 and 1996,
respectively.

Depreciation

The cost of property, plant and equipment is depreciated over the estimated useful lives of the related assets. Depreciation is determined on a straight-line basis.

The useful lives of property, plant and equipment for purposes of determining depreciation are:

     Processing facilities                                      15-20 years
     Machinery and transportation equipment                      5-7 years
     Office furniture and equipment                              5-7 years

Amortization

Bond issue costs are amortized on a straight-line basis over the term of the related debt. The organization costs are amortized over five years.

Income Taxes

The Company has elected S corporation status under Section 1362 of the Internal Revenue Code. Accordingly, income taxes are attributable to the stockholders of the Company, and no provision for income taxes has been recorded in the accompanying financial statements.

Fair Value of Financial Instruments

The Company assumes that the carrying amount of short-term financial instruments approximates their fair value. For these purposes, short-term is defined as any item that matures, reprices or represents a cash transaction between willing parties within six months or less of the measurement date.

Fair values of long-term debt are based on market prices of similar instruments and/or valuation techniques using market assumptions. Although management uses its best judgment in estimating the fair value of these financial instruments, there are inherent limitations in any estimation technique. Therefore, the fair value estimates presented herein are not necessarily indicative of the amounts which the Company could realize in a current transaction.

Reclassification of 1996 Amounts

Certain reclassifications have been made to the December 31, 1996, financial statements to conform with the December 31, 1997, presentation.

2. PROPERTY, PLANT AND EQUIPMENT:

The following is a summary of property, plant and equipment at December 31:

                                                     1997            1996
                                                 ------------    ------------
        Land                                     $  1,432,941    $  1,432,941
        Processing facilities and improvements     46,007,062      44,602,259
        Machinery and transportation equipment      4,718,337       4,505,537
        Office furniture and equipment              1,537,976       1,564,643
        Construction in progress                      746,914         531,483
                                                 ------------    ------------
                                                   54,443,230      52,636,863

        Less- Accumulated depreciation            (28,103,842)    (25,620,352)
                                                 ------------    ------------
                                                 $ 26,339,388    $ 27,016,511
                                                 ============    ============

3. LONG-TERM DEBT:

Long-term debt at December 31 consisted of the following:

                                                                                      1997             1996
                                                                                   -----------      -----------
     Note payable to bank, East Dubuque, Illinois, noninterest bearing, principal due in equal monthly installments of $3,703 through July 2003.
       The note is collateralized by a $315,000 irrevocable letter
       of credit.                                                                  $   248,148      $   292,592

     Note payable to bank, East Dubuque, Illinois, with principal and interest, at 8.0 percent, due in equal monthly installments of $20,169 through
       December 1998, with the final principal and interest payment of $473,311 due January 1999. The note is collateralized by certain equipment of
       the Company.                                                                    649,718          830,160

     Note payable to bank, East Dubuque, Illinois, with principal and interest, at 8.0 percent, due in equal monthly installments of $3,211 through
       December 1998, with the final principal and interest payment of $75,337 due January 1999. The note is collateralized by certain equipment of
       the Company.                                                                    103,423          134,206

     Note purchase agreement to bank, East Dubuque, Illinois,consisting of four,
       7.78 percent secured notes payable, principal and interest due in equal monthly installments of $94,300 through April 2009, collateralized by a mortgage on the Company's Dubuque processing facility, an assignment of leases and rents, and guaranteed by a stockholder of the

                                                                                       1997             1996
                                                                                    -----------      -----------
       Company.  The stockholder's guarantee is limited to a top of $2,500,000 which has been reduced to $965,036.  Interest on the notes payable is fixed at 7.78 percent until April 1, 2004, at which time the interest
       rate on the remaining unpaid principal balance is to be renegotiated.        $ 8,465,036      $ 8,917,598

     Industrial Revenue Bonds, Phoenix, Arizona, interest equal to 65 percent of the prime rate charged by the lending institution with maximum rate of 15 percent per annum (5.5 percent at December 31, 1996). Principal due in
       equal quarterly installments of $117,000 through 1997.                                -           453,000

     Note payable to bank, Phoenix, Arizona, interest at the Treasury rate plus two hundred basis points or at the index rate, principal and interest due in monthly installments through September 2002, with the final principal and interest payment of $65,000 due October 2002. The note is
       collateralized by certain property and equipment of the Company.               3,585,000        3,925,000

     Industrial Revenue Bonds, Garden City, Kansas, Series B, 1992, interest ranging from 6.50 percent to 7.25 percent, annual maturities on November
       1, through 2002, in amounts varying from $225,000 to $525,000, with sinking fund redemptions required. Monthly principal and interest payments ranging from $27,259 to $52,108 are being held by the trustee
       to be applied to the retirement of the bonds.                                  1,320,000        1,820,000

     Industrial Revenue Bonds, Garden City, Kansas, Series A, 1993, interest ranging from 5.25 percent to 7.50 percent, annual maturities on November
       1, through 2003, in amounts varying from $160,000 to $220,000, with sinking fund redemptions required. Monthly principal and interest payments of approximately $19,500 are being held by the trustee
       to be applied to the retirement of the bonds.                                  1,155,000        1,315,000

     Real estate mortgage, Norfolk, Nebraska, principal and interest due in monthly installments of $76,296, with interest at 10.25 percent. This
       note was repaid during 1997.                                                          -         4,090,496
                                                                                    -----------      -----------
                                                                                     15,526,325       21,778,052
     Less- Current maturities                                                         2,382,758        2,641,488
                                                                                    -----------      -----------
                                                                                    $13,143,567      $19,136,564
                                                                                    ===========      ===========

Scheduled maturities of long-term debt are as follows:

               Year Ending
               December 31,
               ------------
                    1998                                                                  $ 2,382,758
                    1999                                                                    1,763,117
                    2000                                                                    1,851,851
                    2001                                                                    1,923,006
                    2002                                                                    1,812,884
                    2003 and thereafter                                                     5,792,709
                                                                                          -----------
                                                                                          $15,526,325
                                                                                          ===========

Certain of the debt agreements contain financial and other restrictive covenants including maintenance of minimum current ratio, working capital, net tangible assets, fixed charge coverage ratio and net worth levels. The Company was in compliance with all such covenants at December 31, 1997.

The Company is the guarantor of a portion (approximately $3.5 million as of December 31, 1997) of a note payable of an affiliated partnership, Unifreeze Services Partnership. The note payable is also collateralized by the processing facility owned by the affiliated partnership and is due May 1998.

At December 31, 1997, the estimated fair value of long-term debt approximated its carrying value.

4. REVOLVING CREDIT AGREEMENT:

As of December 31, 1997, the Company had a revolving credit agreement with a bank. The maximum borrowing amount on the revolving credit agreement was $10,875,000, reduced by irrevocable letters of credit totaling $1,515,000 maintained by the Company. Unused available credit was $9,616,000 at December 31, 1997. Borrowings accrue interest at 1/4 percent below the bank's prime rate, which at December 31, 1997, was 8.25 percent. The agreement was collateralized by the Company's processing facilities at Fremont, Nebraska, and Sioux Falls, South Dakota. The agreement contains certain financial and other restrictive covenants including maintenance of tangible net worth and a minimum debt service coverage ratio. The Company was in compliance with all such covenants at December 31, 1997.

5. CONTRACT REVENUE:

During the year ended December 31, 1993, the Company and a food processing company entered into an agreement for the construction and operation of a processing facility in East Dubuque, Illinois. Approximately 70 percent of the processing facility is dedicated to the refrigerated storage and distribution of the food processor's products and the remaining portion is operated as a public cold storage warehouse.

Under terms of the agreement, the food processor pays the Company an annual fee for operating the dedicated portion of the processing facility on its behalf. This fee includes reimbursement of certain operating and fixed costs and a management fee. The reimbursed operating costs are included in distribution center operating revenue with the corresponding costs reflected as plant operating expenses in the accompanying statements of income. The fixed cost reimbursement is based on the final construction completion costs of the processing facility and on the Company's invested equity in the processing facility.

The term of the agreement runs through December 2003 with a five-year renewal option. The agreement provides the food processor an option to purchase the processing facility during two separate periods (February - April 1998 or February - April 2003). The option price is determined under terms of the agreement.

The food processor has the right to terminate the agreement under certain circumstances. In the event of such termination, the food processor is required to pay the Company certain annual amounts until December 1999.

Another customer leases the public cold storage warehouse for processing and distribution of food products under month-to-month operating leases which expire December 31, 1997. Revenue generated from these leases was $1,532,294 and $501,181 in the years ended December 31, 1997 and 1996, respectively.

6. LEASING OPERATIONS:

The Company leases portions of its processing facilities for processing and distribution of frozen/chilled products under operating lease agreements.

Scheduled payments to be received under leases and other contractual obligations as of December 31, 1997, are as follows:

               Year Ending
               December 31,
               ------------
                   1998                                                              $1,151,562
                   1999                                                                 575,202
                   2000                                                                 187,233
                                                                                     ----------
                                                                                     $1,913,997
                                                                                     ==========

During the year ended December 31, 1996, the Company leased a portion of its processing facility in Norfolk, Nebraska, to a meat processor for the production, storage and distribution of refrigerated food products under an operating lease agreement. The lease agreement provided for payment of a portion of insurance and real estate taxes by the lessee and an annual adjustment of rent based on certain price indices. The Company sold its Norfolk processing facility to the lessee in 1997 (see Note 9).

7. RELATED-PARTY TRANSACTIONS:

The Company obtains management, accounting and administrative services from an affiliated company. The accompanying financial statements include expenses of approximately $2,736,315 and $3,289,400 for these services during the years ended December 31, 1997 and 1996, respectively.

During the year ended December 31, 1994, an affiliate of the Company commenced construction of new corporate offices in Omaha, Nebraska. During the year ended December 31, 1995, the Company advanced amounts to the affiliate to fund the construction project on an interim basis. As of December 31, 1996, the amount due from the affiliate was $52,419 and was fully paid in 1997. The advance is due on demand and bears interest at 7.75 percent per annum. An affiliate of the Company performed other general repairs or construction at the Company's processing facilities during the years ended December 31, 1997 and 1996 at a cost of approximately $762,000 and $88,374, respectively.

During the year ended December 31, 1994, the Company's stockholders advanced $2,000,000 to the Company, of which $720,000 remained outstanding at December 31, 1996, and was fully paid in 1997. The advance bears interest at 6.00 percent per annum.

During the year ended December 31, 1995, the Company advanced $700,927 to an affiliate for the construction of an addition to the affiliate's facility. All principal and interest at 7.75 percent per annum was paid during 1996.

During the year ended December 31, 1996, a stockholder advanced $310,000 to the Company, of which $310,000 remained outstanding at December 31, 1996, and was fully paid in 1997. The advance bears interest at 6.00 percent per annum.

8. EMPLOYEE BENEFIT PLANS:

The Company, together with other affiliated companies, sponsors a health benefit plan for its employees. The plan constitutes a voluntary employee benefits association under Section 501(c)(9) of the Internal Revenue Code and was established within the guidelines of the Employee Retirement Income Security Act of 1974. The Company's contributions to the plan are determined on the specific cost of each employee covered by the plan. The Company's health benefit costs charged to expense during the years ended December 31, 1997 and 1996, were $684,195 and $674,384, respectively.

The Company, together with other affiliated entities, sponsors a 401(k) retirement plan for all eligible employees. Participants may contribute up to 17 percent of their eligible wages. The Company matched 25 percent and 50 percent of the first 6 percent contributed by the employees in 1997 and 1996, respectively. The Company's 401(k) contributions charged to expense during the years ended December 31, 1997 and 1996, were $53,286 and $129,907, respectively.

9. SALE OF NORFOLK PROCESSING FACILITY:

The Company completed the sale of the Norfolk processing facility on February 14, 1997, for approximately $10,600,000. The net assets related to the Norfolk processing facility are reflected in the accompanying December 31, 1996, balance sheet as assets held for sale. The Company recognized a gain on the sale of the Norfolk processing facility of approximately $7.1 million that is included in miscellaneous income in the accompanying 1997 statement of income.

10. SUBSEQUENT EVENT:

Subsequent to December 31, 1997, the Company executed a letter of intent to sell substantially all of the assets and liabilities of the Company to an independent third party at a negotiated price. The management of the Company expects to execute an asset purchase agreement in March 1998.

                       [Baird, Kurtz & Dobson Letterhead]

                        Independent Accountants' Report

The Board of Directors and Stockholders
The Carmar Group of Companies
Carthage, Missouri

     We have audited the accompanying combined balance sheet of THE CARMAR GROUP OF COMPANIES as of December 31, 1997, and the related combined statements of income, stockholders' and members' equity and cash flows for the year then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of THE CARMAR GROUP OF COMPANIES as of and for the year ended December 31, 1996, were audited by other accountants whose report dated February 14, 1997, expressed an unqualified opinion on those statements.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the 1997 combined financial statements referred to above present fairly, in all material respects, the financial position of THE CARMAR GROUP OF COMPANIES as of December 31, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                        /s/ Baird, Kurtz & Dobson

Joplin, Missouri
February 13, 1998

                         THE CARMAR GROUP OF COMPANIES

                            COMBINED BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1996

                                     ASSETS
                                     ------

                                                                     1997           1996
                                                                     ----           ----
CURRENT ASSETS
  Cash and cash equivalents                                      $    838,000   $ 6,683,000
  Available-for-sale securities                                            --     3,541,000
  Notes receivable                                                  1,194,000         1,000
  Accounts receivable, less allowance for doubtful
    accounts of $50,000 in 1997 and $95,000 in 1996                 4,045,000     3,700,000
  Interest receivable                                                  15,000        14,000
  Inventories                                                         706,000       160,000
  Prepaid expenses                                                    522,000       271,000
                                                                 ------------   -----------
     Total Current Assets                                           7,320,000    14,370,000
                                                                 ------------   -----------

PROPERTY AND EQUIPMENT, At Cost
  Land and stone deposits                                           2,816,000     2,620,000
  Buildings                                                        88,151,000    72,126,000
  Land improvements                                                 2,892,000     2,214,000
  Machinery and equipment                                          12,623,000    11,478,000
  Trucks and automobiles                                            1,374,000     1,364,000
  Furniture and fixtures                                            3,780,000     3,345,000
  Airplane                                                          1,887,000     1,552,000
  Construction in progress                                          1,062,000     4,986,000
                                                                 ------------   -----------
                                                                  114,585,000    99,685,000
  Less accumulated depreciation                                    37,650,000    31,904,000
                                                                 ------------   -----------
                                                                   76,935,000    67,781,000
                                                                 ------------   -----------

INVESTMENTS AND OTHER ASSETS
  Cash value of life insurance                                        315,000       281,000
  Rock coring, net of accumulated amortization                             --        18,000
  Organization costs, net of accumulated amortization                  19,000        25,000
  Debt issue costs, net of accumulated amortization                   301,000       318,000
  Other assets                                                        218,000            --
                                                                 ------------   -----------
                                                                      853,000       642,000
                                                                 ------------   -----------

                                                                 $ 85,108,000   $82,793,000
                                                                 ============   ===========

See Notes to Combined Financial Statements

               LIABILITIES AND STOCKHOLDERS' AND MEMBERS' EQUITY


                                                     1997           1996
                                                     ----           ----
CURRENT LIABILITIES
 Notes payable to individuals                     $ 1,157,000     $ 1,497,000
 Current portion of long-term debt                  3,605,000       3,337,000
 Accounts payable                                   1,907,000       6,911,000
 Accrued payroll and employee benefits              1,001,000         891,000
 Deferred handling income                             540,000         458,000
 Accrued expenses                                     257,000         487,000
 Dividends payable                                    348,000         305,000
                                                  -----------     -----------
  Total Current Liabilities                         8,815,000      13,886,000
                                                  -----------     -----------
LONG-TERM LIABILITIES
 Deferred compensation                                758,000         509,000
 Long-term debt                                    50,799,000      47,240,000
                                                  -----------     -----------
                                                   51,557,000      47,749,000
                                                  -----------     -----------


STOCKHOLDERS' AND MEMBERS' EQUITY
 Common stock                                          60,000          60,000
 Additional paid-in capital                         4,000,000       4,000,000
 Members' capital                                   1,433,000         975,000
 Retained earnings                                 25,540,000      22,420,000
                                                  -----------     -----------
                                                   31,033,000      27,455,000
 Less cost of treasury stock                        6,297,000       6,297,000
                                                  -----------     -----------
                                                   24,736,000      21,158,000
                                                  -----------     -----------
                                                  $85,108,000     $82,793,000
                                                  ===========     ===========

                         THE CARMAR GROUP OF COMPANIES

                         COMBINED STATEMENTS OF INCOME

                     YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                1997              1996
                                                ----              ----
SALES AND REVENUES                        $ 51,579,000       $ 46,156,000

COST OF SALES AND REVENUES                  35,617,000         31,684,000
                                          ------------       ------------

GROSS MARGIN ON SALES AND REVENUES          15,962,000         14,472,000

SELLING AND ADMINISTRATIVE EXPENSES          7,390,000          6,397,000
                                          ------------       ------------

INCOME FROM OPERATIONS                       8,572,000          8,075,000
                                          ------------       ------------

OTHER INCOME (EXPENSE)

  Interest income                              203,000            237,000
  Interest expense                          (4,101,000)        (3,562,000)
  Miscellaneous income                         766,000            493,000
  Miscellaneous expense                        (74,000)           (29,000)
                                          ------------       ------------
                                            (3,206,000)        (2,861,000)
                                          ------------       ------------

NET INCOME                                $  5,366,000       $  5,214,000
                                          ============       ============





See Notes to Combined Financial Statements

                         THE CARMAR GROUP OF COMPANIES

            COMBINED STATEMENTS OF STOCKHOLDERS' AND MEMBERS' EQUITY

                     YEARS ENDED DECEMBER 31, 1997 AND 1996


                      Common Stock       Additional      Members'                       Treasury Stock
                    -------------------    Paid-In       Capital         Retained      ----------------
                    Shares    Par Value    Capital      (Deficit)        Earnings      Shares      Cost
                    ------    ---------    -------      ---------        --------      ------      ----
BALANCE,
  JANUARY 1,
  1996              60,521    $ 60,000   $4,000,000    $ (142,000)     $ 20,267,000    22,814    $6,297,000

   Contributed
     capital            --          --           --        10,000                --        --            --

   Net income           --          --           --     1,107,000         4,107,000        --            --

   Dividends
     declared           --          --           --            --        (1,954,000)       --            --
                    ------    --------   ----------    ----------      ------------    ------    ----------

BALANCE,
  DECEMBER 31,
  1996              60,521      60,000    4,000,000       975,000        22,420,000    22,814     6,297,000

   Net income           --          --           --       458,000         4,908,000        --            --

   Dividends
     declared           --          --           --            --        (1,788,000)       --            --
                    ------    --------   ----------    ----------      ------------    ------    ----------

BALANCE,
  DECEMBER 31,
  1997              60,521    $ 60,000   $4,000,000    $1,433,000      $ 25,540,000    22,814    $6,297,000
                    ======    ========   ==========    ==========      ============    ======    ==========





See Notes to Combined Financial Statements

                         THE CARMAR GROUP OF COMPANIES

                       COMBINED STATEMENTS OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                         1997             1996
                                                         ----             ----

CASH FLOWS FROM OPERATING ACTIVITIES
  Cash received from customers ...................... $ 51,316,000    $ 45,362,000
  Cash paid to suppliers and employees ..............  (39,894,000)    (30,110,000)
  Interest received .................................      202,000         223,000
  Interest paid, net of amount capitalized ..........   (4,188,000)     (3,590,000)
  Other operating receipts ..........................      847,000         464,000
                                                       -----------    ------------
     Net cash provided by operating activities ......    8,283,000      12,349,000
                                                       -----------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Sale (purchase) of available-for-sale securities...    3,541,000      (3,541,000)
  Sale of property and equipment ....................       59,000         192,000
  Purchase of property and equipment ................  (18,092,000)    (11,417,000)
  Net payments of notes receivable ..................   (1,193,000)        368,000
                                                       -----------    ------------
     Net cash used in investing activities ..........  (15,685,000)    (14,398,000)
                                                       -----------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of long-term debt ........................   14,982,000       7,303,000
  Payments on long-term debt ........................  (11,174,000)     (2,832,000)
  Net payments on notes payable to individuals ......     (506,000)       (103,000)
  Member's capital contributed ......................           --          10,000
  Dividends paid ....................................   (1,745,000)     (1,885,000)
                                                       -----------    ------------
     Net cash provided by financing activities ......    1,557,000       2,493,000
                                                       -----------    ------------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS ....   (5,845,000)        444,000

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR ........    6,683,000       6,239,000
                                                       -----------     -----------

CASH AND CASH EQUIVALENTS, END OF YEAR ..............  $   838,000    $  6,683,000
                                                       ===========    ============


See Notes to Combined Financial Statements

                         THE CARMAR GROUP OF COMPANIES

                       COMBINED STATEMENTS OF CASH FLOWS
                                  (CONTINUED)

                     YEARS ENDED DECEMBER 31, 1997 AND 1996



                                                          1997            1996
                                                          ----            ----
Reconciliation of net income to net cash
  provided by operating activities
Net income                                             $ 5,366,000    $ 5,214,000
Adjustments to reconcile net income to net cash
  provided by operating activities:
    Depreciation                                         5,953,000      5,261,000
    Provision for bad debts                                130,000        100,000
    Amortization                                           111,000         28,000
    Gain (loss) on sale of property and equipment          155,000        (11,000)
    Increase in cash value of life insurance               (34,000)       (33,000)
    Decrease (increase) in:
      Accounts receivable                                 (475,000)      (907,000)
      Interest receivable                                   (1,000)       (14,000)
      Inventories                                         (546,000)       171,000
      Prepaid expenses                                    (251,000)       (88,000)
      Other assets                                        (269,000)       (26,000)
    Increase (decrease) in:
      Accounts payable                                  (2,014,000)     2,223,000
      Accrued payroll and employee benefits                110,000        180,000
      Deferred handling income                              82,000         13,000
      Accrued expenses                                    (283,000)        20,000
      Deferred compensation                                249,000        218,000
                                                       -----------    -----------
Net cash provided by operating activities              $ 8,283,000    $12,349,000
                                                       ===========    ===========


Non-cash investing and financing activities

Interest payable to stockholders was added to notes payable to stockholders rather than being paid, which totaled $166,000 in 1997 and $51,000 in 1996.

Property and equipment additions included in accounts payable as of December 31, 1997 and 1996 were $555,000 and $3,557,000, respectively.



See Notes to Combined Financial Statements

                         THE CARMAR GROUP OF COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1996

NOTE 1:  NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

     Carmar Group, Inc., has underground storage facilities which it rents and leases to business and industry. In connection with this activity, the Company provides handling services for stored goods. Additionally, the Company is involved in crushed stone mining activities which consist of the production of high grade limestone, construction aggregates, agricultural lime and calcium carbonate. Carmar Freezers, Inc., Carmar Freezers - Russellville, L.L.C., and Carmar Freezers - Thomasville, L.L.C., operate above-ground freezer storage facilities and provide handling services for stored goods. Carmar Logistics Group, Inc., operates a freight consolidation, distribution and brokerage service.

     The Companies' sales by business activity are as follows:

                                                    1997             1996
                                                    ----             ----
Public warehousing                                   56%              55%
Freight consolidation, distribution and brokerage    30%              24%
Crushed stone                                        12%              14%
Other                                                 2%               8%

     Most of the Companies' business activity is with customers located within Missouri and Arkansas. A major portion of the Companies' sales and accounts receivable are from customers in the food processing industry. A single customer in this industry generated 38% and 41% of the Companies' combined sales and revenues for 1997 and 1996, respectively.

Principles of Combination

     The combined financial statements include the accounts of Carmar Group, Inc.; Carmar Freezers, Inc.; Carmar Logistics Group, Inc.; Carmar Freezers - Thomasville, L.L.C.; and Carmar Freezers - Russellville, L.L.C., which have common ownership and management. Significant intercompany accounts and transactions have been eliminated in combination.

                         THE CARMAR GROUP OF COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1996

NOTE 1: NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Investment Securities

     Investments in debt securities which the Companies have the positive intent and ability to hold to maturity, are classified as "held to maturity". All other investment securities are classified as "available for sale". Securities classified as "held to maturity" are carried at amortized cost. Securities classified as "available for sale" are carried in the financial statements at fair value. Realized gains and losses, determined using the specific identification method, are included in earnings; unrealized holding gains and losses are reported as a separate component of stockholders' and members' equity.

Inventories

     Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

Property and Equipment

     Property and equipment are carried at cost and depreciated over their estimated useful lives using the straight-line method.


     The Companies capitalize interest costs as a component of construction in progress, based on the weighted average rates paid for long-term borrowing. Total interest incurred each year was:

                                                  1997       1996
                                                  -----      -----
Interest costs capitalized                     $  231,000  $   34,000
Interest costs charged to expense               4,101,000   3,562,000
                                               ----------  ----------
     Total interest incurred                   $4,332,000  $3,596,000
                                               ==========  ==========

                         THE CARMAR GROUP OF COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1996

NOTE 1: NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Amortization

     Organization and debt issue costs are amortized using the straight-line method over 60 months and the life of the debt, respectively.

Revenue Recognition

     Handling charges from the storage facilities are billed to the customer at the time goods are received. Revenue for the portion of handling charges relating to the shipment of goods from storage is deferred until the stored goods are shipped. Sales of other products and services are recorded based on shipment of products or performance of services.

Revenue and Expense Recognition for Freight Services

     The Companies recognize freight service revenue when the freight is delivered to the customer. All expenses associated with shipments are recognized as incurred.

Income Taxes
     Income taxes on net income are payable personally by the stockholders pursuant to elections under Subchapter S of the Internal Revenue Code for all Companies except Carmar Freezers - Russellville, L.L.C. and Carmar Freezers - Thomasville, L.L.C., which are taxed as partnerships. Accordingly, no provision for income taxes has been made in the financial statements.

Cash Equivalents

     The Companies consider all liquid investments with original maturities of three months or less to be cash equivalents. There were no cash equivalents at December 31, 1997. At December 31, 1996, cash equivalents consisted of municipal funds invested in Corporate preferred stock and money market accounts.

Reclassification

     Certain reclassifications have been made to the 1996 financial statements to conform to the 1997 financial statement presentation. These reclassifications had no effect on net earnings.

                         THE CARMAR GROUP OF COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1996

NOTE 2: NOTES RECEIVABLE

     Notes receivable at December 31 consist of the following:

                                                             1997        1996
                                                          ----------  ----------
 Notes receivable from stockholders with interest
   at the prime rate - unsecured........................  $1,194,000  $       --
 Other..................................................          --       1,000
                                                          ----------  ----------
                                                          $1,194,000  $    1,000
                                                          ==========  ==========

NOTE 3: INVENTORIES

     Inventories at December 31 consist of the following:

                                                           1997      1996
                                                         --------  --------
 Crushed stone.........................................  $670,000  $149,000
 Slats.................................................    25,000        --
 Computer equipment....................................     3,000        --
 Fuel..................................................     8,000    11,000
                                                         --------  --------
                                                         $706,000  $160,000
                                                         ========  ========

NOTE 4: NOTES PAYABLE TO INDIVIDUALS

     Notes payable to individuals consist of unsecured demand notes payable to individuals related to the Companies' stockholders. Interest rates range from 4% to 8.5%. Interest expense on these notes totaled $166,345 and $51,313 in 1997 and 1996, respectively.

                         THE CARMAR GROUP OF COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1996

NOTE 5:   LONG-TERM DEBT

     Long-term debt at December 31 consists of the following:

                                                                       1997           1996
                                                                   ------------   ------------
Note payable to an institution, payable in monthly installments of $141,000, including interest at 7.75%, due in 2003;
  collateralized by real estate and equipment. (A)                  $12,455,000    $13,154,000

Note payable to an institution, payable in monthly installments of $72,000, including interest at 8.14%, due in 2003;
  collateralized by real estate and equipment. (A)                    7,414,000             --

Note payable to an institution, payable in monthly installments of $16,000, plus interest at a rate equal to the average daily yield of 30 day commercial paper plus 2%, due in 2000;
  collateralized by an airplane.                                         918,000      1,106,000

Note payable to an institution, payable in monthly installments of $6,000, plus interest at a rate equal to the average daily yield of 30 day commercial paper plus 2%, due in 2001;
  collateralized by equipment.                                          257,000        328,000

Note payable to an individual, payable in annual installments
  of $10,000, plus interest at 8%, due in 2000.                          30,000         40,000

Note payable to bank, payable in monthly installments of
  $80,000, including interest at 8.75%, due in 2000;
  collateralized by real estate.                                             --      7,627,000

Note payable to an institution, payable in monthly installments of $10,000, plus interest at a rate equal to the average daily yield of 30 day commercial paper plus 2%, due in 2000;
  collateralized by equipment.                                          363,000        487,000

Note payable to an institution, payable in monthly installments of $8,000, plus interest at a rate equal to the average daily yield of 30 day commercial paper plus 2%, due in 2002;
  collateralized by equipment.                                          491,000        591,000

Note payable to an institution, payable in monthly installments of $51,000, plus interest at a rate equal to the average daily yield of 30 day commercial paper plus 2%, due in 2005;
  collateralized by equipment.                                        4,799,000      5,405,000

                         THE CARMAR GROUP OF COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1996

NOTE 5: LONG-TERM DEBT (Continued)

                                                                       1997          1996
                                                                    -----------   -----------
Note payable to financial institution, payable in monthly
  installments of $46,000, including interest at 7.34%, due
  in 2003; collateralized by real estate and equipment. (A)         $ 4,149,000   $ 4,385,000

Note payable to bank, payable in monthly installments
  of $81,000, including interest at 8%, due in 2002;
  collateralized by real estate. (A)                                 7,439,000             --

Note payable to bank, payable in monthly installments
  of $97,000, including interest at 7.6%, due in 1999;
  collateralized by real estate.                                     8,618,000     9,101,000

Note payable to an individual, payable in annual
  installments of $33,000, including interest at 9%,
  due in 2012; collateralized by real estate.                          265,000       273,000

Note payable to an institution, payable in monthly
  installments of $2,000, plus interest at a rate equal to
  the average daily yield of 30 day commercial paper
  plus 2.5%, due in 2001; collateralized by equipment.                     --        105,000

Note payable to an institution, payable in monthly
  installments of $5,000, plus interest at a rate equal to the average daily yield of 30 day commercial paper plus 2.5%,
  due in 1998; collateralized by equipment.                                --         74,000

Note payable to an institution, payable in monthly
  installments of $6,000, plus interest at a rate equal to the average daily yield of 30 day commercial paper plus
  2.5%, due in 2001; collateralized by equipment.                          --        325,000

Note payable to an institution, payable in monthly
  installments of $5,000, plus interest at a rate equal to
  the average daily yield of 30 day commercial paper plus
  2.5%, due in 1998; collateralized by equipment.                          --         76,000

Note payable to an institution, payable in monthly
  installments of $72,000, including interest at 7.98%,
  due in 2003; collateralized by real estate and equipment.(A)       7,206,000     7,500,000
                                                                   -----------   -----------
                                                                    54,404,000    50,577,000
Less current portion                                                 3,605,000     3,337,000
                                                                   -----------   -----------
                                                                   $50,799,000   $47,240,000
                                                                   ===========   ===========

                         THE CARMAR GROUP OF COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1996

NOTE 5: LONG-TERM DEBT (Continued)

(A) Under the loan agreements for notes payable to financial institution, certain restrictions are placed on the Companies pertaining to maintenance of net worth, net tangible assets in relation to long-term debt, cash flows and reinvestment in collateralized property and equipment.

     Aggregate annual maturities of long-term debt at December 31, 1997 are:

Year ending December 31:
     1998.....................................................   $ 3,605,000
     1999.....................................................    11,339,000
     2000.....................................................     3,761,000
     2001.....................................................     3,253,000
     2002.....................................................     8,520,000
     Thereafter...............................................    23,926,000
                                                                 -----------
                                                                 $54,404,000
                                                                 ===========

NOTE 6: PENSION PLANS

     The Companies sponsor defined contribution pension plans that cover all eligible employees. The Companies' contributions are discretionary but may not exceed 15% of participant's annual compensation. The plans permit employees to make pre-tax contributions and provide for discretionary employer matching benefits. The total pension expense for all qualified plans was $280,000 and $193,000 in 1997 and 1996, respectively.

                         THE CARMAR GROUP OF COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1996

NOTE 7: COMMON STOCK

     Common stock at December 31 consists of the following:

                                                                     1997       1996
                                                                    -------    -------
Carmar Group, Inc., $1 par value; authorized 50,000
  shares; issued 46,311 shares; outstanding 23,497 shares.......    $46,000    $46,000
Carmar Freezers, Inc., $1 par value; authorized 50,000
  shares; issued and outstanding 4,210 shares...................      4,000      4,000
Carmar Logistics Group, Inc., $1 par value; authorized
  50,000 shares; issued and outstanding 10,000 shares...........     10,000     10,000
                                                                    -------    -------
                                                                    $60,000    $60,000
                                                                    =======    =======

NOTE 8: SIGNIFICANT ESTIMATES AND CONCENTRATIONS

     Generally accepted accounting principles require disclosure of certain significant estimates and current vulnerabilities due to certain concentrations. Those matters include the following:

MAJOR CUSTOMER

     Accounts receivable from one customer comprise 32% of the total accounts receivable balance at December 31, 1997. The Companies have a lien on and are in possession of the customer's inventory in sufficient quantity to insure payment of the related accounts receivable.

NEW LABOR AGREEMENT

     Approximately one-third of the Companies' employees are covered by a collective bargaining agreement. The collective bargaining agreement expires within the next year.

SELF INSURANCE

     Under the Companies' insurance programs, coverage is obtained for catastrophic exposures as well as those risks required to be insured by law or contract. It is the policy of the Companies to retain a significant portion of certain expected losses related primarily to health care and workers' compensation. Provisions for losses expected under these programs are recorded based upon the Companies' estimates of the aggregate liability for claims incurred and totaled $1,296,000 for 1997. The amount of actual losses incurred could differ materially from the estimates reflected in these financial statements.